EXHIBIT 4.1

EXECUTION COPY

ICON BRAND HOLDINGS LLC,

ICON DE INTERMEDIATE HOLDINGS LLC,

ICON DE HOLDINGS LLC and

ICON NY HOLDINGS LLC

each as Co-Issuer

and

Citibank, N.A.,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of November 29, 2012

Asset Backed Notes

(Issuable in Series)

i

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Monthly Manager’s Report
Exhibit B	Quarterly Noteholders’ Statement
Exhibit C-1	Form of Supplemental Grant of Security Interest in Trademarks
Exhibit C-2	Form of Supplemental Grant of Security Interest in Patents
Exhibit C-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit D	Form of Investor Request Certification
Exhibit E	Notice Requesting Contact Information of Initial Note Owners
Exhibit F	CCR Election Notice
Exhibit G	CCR Nomination
Exhibit H	CCR Ballot
Exhibit I	CCR Acceptance Letter
Exhibit J	Form of G&C Agreement for Additional IP Holders
Exhibit K	Form of Note Owner Certificate

SCHEDULES

Schedule 5.19	- Schedule of Allocated Amounts
Schedule 7.19	- Insurance

v

BASE INDENTURE, dated as of November 29, 2012, by and among ICON BRAND HOLDINGS LLC, a Delaware limited liability company (“Brand Holdings II”), ICON DE INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Brand Holdings I”), ICON DE HOLDINGS LLC, a Delaware limited liability company ( “IP Holder I”), ICON NY HOLDINGS LLC, a Delaware limited liability company (“IP Holder II” and, together with Brand Holdings II, Brand Holdings I and IP Holder I, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, each of the Co-Issuers has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co-Issuers propose to do all the things necessary to make the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co-Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Related Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to Requirements of Law means such Requirements of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

(a) Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b) With respect to any Variable Funding Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Senior Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement or Variable Funding Note Purchase Agreement with respect to such Class of Notes provides otherwise):

(i) for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to each Series of Class A-1 Senior Notes Outstanding, the relevant principal amount of each such Series of Notes to be used in tabulating the percentage of such Series voting, directing, consenting or waiving or the like (the “Class A-1 Senior Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Senior Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Senior Notes for such Series;

(ii) for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii) notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Variable Funding Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Senior Note subject to such Series Supplement or Variable Funding Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of the Variable Funding Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2 Notes Issuable in Series.

(a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement. In addition, additional Notes of any Series (“Additional Notes”) may be issued after the related Series Closing Date pursuant to the applicable Series Supplement, as amended by a Supplement thereto entered into in accordance with Section 13.1 or Section 13.2, so long as each of the applicable certifications described in Section 2.2(b)(v) are true and correct as of the date of the issuance of such Additional Notes (the “Additional Notes Issuance Date”), each of the conditions to the issuance of such Additional Notes set forth in the applicable Series Supplement, as amended in connection with the issuance of such Additional Notes, shall have been satisfied and upon delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of a Company Request at least five (5) Business Days in advance of the Additional Notes Issuance Date (which Company request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two Business Days prior to the Additional Notes Issuance Date), which time periods may be waived by the Trustee without the consent of any other party, and the following:

(i) (A) other than in the case of the issuance of Additional Senior Notes, written confirmation from either the Manager or Brand Holdings II that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance and (B) in the case of the issuance of Additional Senior Notes, written confirmation from either the Manager or Brand Holdings II that the Deemed Rating Agency Condition has been satisfied with respect to such issuance;

(ii) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, dated as of the Additional Notes Issuance Date, to the effect that (A) the Additional Notes will be treated as debt for U.S. federal income tax purposes and be fungible with the Notes of the Series of which the Additional Notes are a part for U.S. federal income tax purposes and (B) each of the Co-Issuers and each other domestic Securitization Entity that is not organized as a corporation will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(iii) a Company Order authorizing and directing the authentication and delivery of the Additional Notes by the Trustee and specifying the aggregate initial principal amount of the Additional Notes to be authenticated;

(iv) Officer’s Certificates containing the applicable certifications described in Section 2.2(b)(v) that are required to be true and correct as of the Additional Notes Issuance Date in respect of the Additional Notes; and

(v) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the Additional Notes Issuance Date, substantially to the effect that the issuance of the Additional Senior Notes is authorized or permitted pursuant to the applicable Series Supplement and this Base Indenture.

(b) So long as each of the certifications described in clause (v) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two Business Days prior to the related Series Closing Date) and upon performance or delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii) a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such new Series;

(iii) if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), (A) other than in the case of the issuance of a Series of Additional Senior Notes, written confirmation from either the Manager or Brand Holdings II that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such issuance and (B) in the case of the issuance of a Series of Additional Senior Notes, written confirmation from either the Manager or Brand Holdings II that the Deemed Rating Agency Condition has been satisfied with respect to such issuance;

(iv) any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.31;

(v) one or more Officer’s Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Series Closing Date or, in the case of the issuance of Additional Notes, dated as of the Additional Notes Issuance Date, to the effect that:

(A) the Senior ABS Leverage Ratio as of the applicable Series Closing Date or the applicable Additional Notes Issuance Date is less than or equal to 5.75x after giving effect to the issuance of the new Series of Notes or the Additional Notes, as the case may be (assuming all available amounts have been drawn under any Variable Funding Note Purchase Agreement);

(B) the Iconix Leverage Ratio is less than or equal to 6.50x after giving effect to the issuance of the new Series of Notes or the Additional Notes, as the case may be (assuming all available amounts have been drawn under any Variable Funding Note Purchase Agreement);

(C) no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the new Series of Notes or the Additional Notes, as the case may be;

(D) all representations and warranties of the Co-Issuers in the Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date or the Additional Notes Issuance Date, as the case may be, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(E) no Cash Trapping Period is in effect or will commence as a result of the issuance of the new Series of Notes or the Additional Notes, as the case may be;

(F) in the case of the issuance of a Series of Senior Notes or Additional Notes that are Senior Notes, the New Series Pro Forma DSCR as calculated with respect to the issuance of such Series of Senior Notes or such Additional Notes is greater than or equal to 1.50x;

(G) in the case of the issuance of a Series of Senior Notes or Additional Notes that are Senior Notes, the New Series Pro Forma Interest-Only DSCR as calculated with respect to the issuance of such Series of Senior Notes or such Additional Notes is greater than or equal to 2.50x;

(H) in the case of the issuance of a Series of Additional Senior Notes only, there shall have been no Permitted Asset Dispositions since the Closing Date other than one or more sales of Securitized Trademarks and the other related Securitized IP Assets pursuant to a Purchase Option contained in a Securitized License Agreement;

(I) in the case of the issuance of a Series of Additional Senior Notes only, the Scheduled Principal Payments with respect to such Additional Senior Notes shall be proportionally substantially the same as the Scheduled Principal Payments with respect to the Senior Debt issued on the Closing Date;

(J) no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(K) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(L) all costs, fees and expenses with respect to the issuance of the new Series of Notes or the Additional Notes, as the case may be, or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date or the applicable Additional Notes Issuance Date have been paid or will be paid from the proceeds of issuance of the new Series of Notes or the Additional Notes;

(M) all conditions precedent with respect to the authentication and delivery of the new Series of Notes or the Additional Notes, as the case may be, provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied or waived;

(N) the G&C Agreements are in full force and effect as to such new Series of Notes, if any;

(O) in the case of the issuance of a new Series of Notes that includes Subordinated Debt, the terms of such new Series of Notes include the Subordinated Debt Provisions to the extent applicable;

(P) except with respect to any Class A-1 Senior Notes, the Series Anticipated Repayment Date with respect to such new Series of Notes will not be prior to the Series Anticipated Repayment Date for any such Series of Notes then Outstanding;

(Q) in the case of the issuance of a new Series of Notes that are Additional Senior Notes, the Series Anticipated Repayment Date with respect to such new Series of Notes will not be later than the date that is seven (7) years after the Series Closing Date for such Series of Notes;

(R) in the case of the issuance of a Series of Notes that are Additional Senior Notes, the Series Legal Final Maturity Date for such new Series of Notes will not be more than 30 years after the Series Closing Date for such Series of Notes; and

(S) each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (v) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

(vi) a Tax Opinion dated the applicable Series Closing Date;

(vii) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

(B) the related Series Supplement has been duly authorized, executed and delivered by the Co-Issuers and constitutes a legal, valid and binding agreement of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms;

(C) such new Series of Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(D) none of the Securitization Entities is required to be registered under the Investment Company Act;

(E) the Lien and the security interests created by the Base Indenture and any G&C Agreements on the Collateral remain perfected as required by the Base Indenture and any G&C Agreements and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes;

(F) based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of Iconix or the Manager in a manner prejudicial to Noteholders;

(G) neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance by the Co-Issuers of its obligations under each of the Notes and the Series Supplement: (i) conflicts with the Charter Documents of the Co-Issuers, (ii) constitutes a violation of, or a default under, any material agreement to which any of the Co-Issuers is a party (as set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to any of the Co-Issuers (as set forth in a schedule to such opinion);

(H) neither the execution and delivery by the Co-Issuers of such Notes and the Series Supplement nor the performance by the Co-Issuers of their payment obligations under each of such Notes and the Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I) there is no action, proceeding, or investigation pending or, to the knowledge of counsel providing such Opinion of Counsel, threatened against Iconix or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a material adverse effect on the business or assets of the Securitization Entities;

(J) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act;

(K) the related Series Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(viii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c) Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Co-Issuers.

(d) With regard to any new Series of Notes issued pursuant to this Section 2.2 that constitutes Senior Debt, Senior Subordinated Debt or Subordinated Debt, the proceeds from such issuance may be used at any time prior to the Series Anticipated Repayment Date for such Series of Notes to repay either Senior Debt, Senior Subordinated Debt or Subordinated Debt; provided, however, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Debt and Subordinated Debt if all Senior Debt has been repaid and (ii) Subordinated Debt if all Senior Debt and Senior Subordinated Debt has been repaid; provided, further, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Debt may only be used to repay Senior Debt, Senior Subordinated Debt or all Outstanding Classes of Senior Debt and Senior Subordinated Debt.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Series;

(c) the Note Rate with respect to such Series or each Class of such Series and the applicable Default Rate;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date, if any;

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Series, if any;

(h) each Rating Agency rating such Series;

(i) the name of the Clearing Agency, if any;

(j) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(k) the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(l) whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(m) any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;

(o) whether the Notes of such Series include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p) whether the Notes of such Series include Class A-1 Senior Notes or subfacilities of Class A-1 Senior Notes issued pursuant to a Variable Funding Note Purchase Agreement;

(q) the terms of any related Series Hedge Agreement and the applicable Hedge Provider, if any; and

(r) any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paying Agent.

(a) The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder and the principal amount owing to each Noteholder from time to time. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Co-Issuers may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers.

(b) The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Co-Issuers fail to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by any Co-Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers. The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish or cause to be furnished by the Registrar to the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series having an aggregate Outstanding Principal Amount of not less than 10% of the aggregate Outstanding Principal Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of such Series or any other Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Co-Issuers notice that such request has been made, within five (5)

Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee upon receipt of a Company Order shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require. The Co-Issuers shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of fifteen (15) days preceding the due date for payment in full of the Notes of such Series and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co-Issuers or the Registrar may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g) If the Notes of any Series are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Co-Issuers upon any transfer or exchange of any such Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor any Co-Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to hold the Co-Issuers and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon their request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof; provided, further, that (x) if any Class A-1 Noteholder shall provide an affidavit of destruction, loss or theft of such Class A-1 Noteholder’s Class A-1 Senior Note, in addition to an indemnity to hold the Co-Issuers and the Trustee harmless, and such affidavit and indemnity are reasonably satisfactory in all respects to the Co-Issuers and the Trustee, then the Co-Issuers and the Trustee shall not require any security from such Class A-1 Noteholder pursuant to this Section 2.10(a), and (y) the Class A-1 Noteholder delivering the affidavit and indemnity or other evidence of destruction, loss or theft referenced in this Section 2.10(a) may extend the seven-day period set forth above by specifying in the affidavit a longer period or a date occurring after the end of the seven-day period. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required percentage or amount of the Aggregate Outstanding Principal Amount or the required percentage or amount of the Outstanding Principal Amount of any Series or any Class of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class. The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii) the Co-Issuers, the Paying Agent, the Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of the Notes;

(iv) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and

(v) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes of such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Senior Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of any Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Immediately upon the delivery of any Notes by the Co-Issuers to the Trustee for cancellation pursuant to this Section 2.14, the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to evidence such automatic release. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16 Tax Treatment.

The Co-Issuers have structured the Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity, such other entity and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) as indebtedness agrees to treat the Notes (or beneficial interests therein) for all purposes of U.S. federal, state and local income or franchise taxes.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in each Co-Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Indenture Collateral”):

(i) (A) the Securitized License Agreements, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Securitized License Agreements, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Securitized License Agreements or otherwise, but excluding Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Securitized License Agreements (whether arising pursuant to the terms of the Securitized License Agreements or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Securitized License Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Securitized License Agreements or the obligations of any party thereunder;

(ii) the Joint Venture Interests, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Joint Venture Interests, whether payable as fees, expenses, costs, indemnities, dividends, distributions, damages for the breach of any of the Joint Venture Agreements or otherwise and (B) all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Joint Venture Agreements (whether arising pursuant to the terms of the Joint Venture Agreements or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Joint Venture Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Joint Venture Agreements or the obligations of any party thereunder;

(iii) the Securitized Trademarks and the other Securitized IP Assets, including all Proceeds and products of the foregoing, including all goodwill symbolized by or associated with the Securitized Trademarks; provided that the pledge, assignment, conveyance, delivery, transfer, setting over and grant of security interest hereunder shall not include any application for a Securitized Trademark that would be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all such PTO applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not cause such Securitized Trademark to be deemed invalidated, cancelled or abandoned;

(iv) the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the Collateral Transaction Documents, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, all rights of such Co-Issuer under the Management Agreement and in and to all records, reports and documents in which it has any interest thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the Collateral Transaction Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

(v) the International Sublicenses, including, without limitation, all monies due and to become due to such Co-Issuer under or in connection with the International Sublicenses, whether payable as fees, expenses, costs, indemnities, damages for the breach of any of the International Sublicenses or otherwise, all security and supporting obligations for amounts payable thereunder and performance of all obligations thereunder, including, without limitation, all rights of such Co-Issuer to the International IP licensed thereunder, and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to the International Sublicenses (whether arising pursuant to the terms of the International Sublicenses or otherwise available to such Co-Issuer at law or in equity), including the right to enforce any of the International Sublicenses and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the International Sublicenses or the obligations of any party thereunder;

(vi) the Equity Interests of any Person owned by any Co-Issuer including, without limitation, IP Holder I, IP Holder II and any Additional IP Holder, and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Co-Issuer and all rights, remedies, powers, privileges and claims of such Co-Issuer against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to such Co-Issuer at law or in equity), including the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

(vii) each Concentration Account, the Cash Trap Reserve Account and the Collection Account, each Account Agreement relating thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(viii) the Senior Notes Interest Reserve Account, any Account Agreement relating thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(ix) the Senior Subordinated Notes Interest Reserve Account, any Account Agreement relating thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;

(x) any Interest Reserve Letter of Credit;

(xi) each other Base Indenture Account and each Series Account, each Account Agreement related thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in such account and all Proceeds thereof;

(xii) all other assets of such Co-Issuer now owned or at any time hereafter acquired by such Co-Issuer, including without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

(xiii) all additional property that may from time to time (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by a Co-Issuer or by anyone on its behalf; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees and other supporting obligations given by any Person with respect to any of the foregoing;

provided, however, that the Co-Issuers and any Additional IP Holder will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Additional IP Holder that is a corporation for United States federal income tax purposes; provided further that (A) the security interest set forth in clause (viii) above, shall only be for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders and (B) the security interest set forth in clause (viii) above, shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders. The Indenture Collateral will not include any Excluded Amounts or Excluded Property and the Trustee, on behalf of the Secured Parties, further acknowledges that it shall have no security interest in any Excluded Amounts or Excluded Property. For the avoidance of doubt any cash collateral deposited by Iconix with Brand Holdings II to secure Iconix’s obligations under the Iconix Letter of Credit Agreement will not constitute Indenture Collateral until such time (if any) as Brand Holdings II is entitled to withdraw such funds from the applicable bank account pursuant to the terms of the Iconix Letter of Credit Agreement to reimburse Brand Holdings II for any amounts due by Iconix to Brand Holdings II pursuant to the Iconix Letter of Credit Agreement that Iconix has not paid to Brand Holdings II in accordance with the terms thereof.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, and the Holders by their acceptance of the Notes, acknowledge such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) The parties hereto agree and acknowledge that each certificated Equity Interest constituting Indenture Collateral may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Co-Issuers Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Manager, on behalf of the Securitization Entities, including, without limitation, the IP Holders, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Management Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by any Co-Issuer under the Securitized License Agreements and the Joint Venture Agreements, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Securitized License Agreements and the Joint Venture Agreements, (ii) to give, in accordance with the Management Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Co-Issuer under any International Sublicense to which such Co-Issuer is a party and (iii) to take any other actions required or permitted under the terms of the Management Agreement.

(b) The grant of the security interest by the Co-Issuers in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

(c) Each Co-Issuer hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Co-Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral;

provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Transaction Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) Collateral Transaction Document or (b) a Securitized License Agreement or Joint Venture Agreement (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Co-Issuers’ expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Servicer) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co-Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Servicer), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Co-Issuers shall have failed, within fifteen (15) days of receiving the direction of the Trustee to take action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Servicer reasonably determines that such action must be taken immediately, in any such case the Control Party may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Servicer), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Servicer thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Indenture Collateral. The Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5 Authorization to File Financing Statements. The Co-Issuers hereby irrevocably authorize the Servicer on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral, including, without limitation, any and all Securitized IP Assets, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitized IP Assets, or (b) as being of an equal or lesser scope or with greater detail. The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. The Co-Issuers also hereby ratify and authorize the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Monthly Manager’s Certificate. By 4:30 p.m. (New York City time) on the second Business Day prior to each Monthly Allocation Date, Brand Holdings II shall furnish, or cause the Manager to furnish, to the Trustee and the Servicer a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Monthly Allocation Date (each a “Monthly Manager’s Certificate”); provided that such Monthly Manager’s Certificate shall be considered confidential nonpublic information by such recipients and shall not be disclosed to the Noteholders, Note Owners or any other Person without the prior written consent of Brand Holdings II.

(b) [Reserved].

(c) Quarterly Noteholders’ Statement. On or before the third Business Day prior to each Quarterly Payment Date, Brand Holdings II shall furnish, or cause the Manager to furnish, a statement substantially in the form of Exhibit B with respect to each Series of Notes (each, a “Quarterly Noteholders’ Statement”) to the Trustee, the Servicer and each Paying Agent with a copy to the Rating Agencies and the Back-Up Manager.

(d) Quarterly Compliance Certificates. On or before the third Business Day prior to each Quarterly Payment Date, Brand Holdings II shall deliver, or cause the Manager to deliver, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, to the knowledge of the officer providing such Officer’s Certificate, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e) Scheduled Principal Payments Deficiency Notices. On the Accounting Date with respect to any Quarterly Collection Period, Brand Holdings II shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies (with a copy to each of the Servicer, the Manager and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes (any such notice, a “Scheduled Principal Prepayments Deficiency Notice”).

(f) Annual Accountants’ Reports. Within ninety (90) days after the end of each fiscal year, Brand Holdings II shall furnish, or cause to be furnished, to the Trustee, the Servicer and the Rating Agencies the reports of the Independent Accountants or the Back-Up Manager required to be delivered to Brand Holdings II by the Manager pursuant to Section 3.3 of the Management Agreement.

(g) [Reserved].

(h) Iconix Financial Statements. The Manager on behalf of Brand Holdings II shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i) as soon as available and in any event no later than the date Iconix is required to file its financial statements with the SEC pursuant to the Exchange Act with respect to each of the first three quarters of each fiscal year, an unaudited consolidated balance sheet of Iconix as of the end of each of the first three quarters of each fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Iconix for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(ii) as soon as available and in any event no later than the date Iconix is required to file its financial statements with the SEC pursuant to the Exchange Act with respect to the end of its fiscal year, an audited consolidated balance sheet of Iconix as of the end of each fiscal year and audited consolidated statements of income, changes in shareholders’ equity and cash flows of Iconix for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of independent public accountants of recognized national standing stating such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and their results of operations and have been prepared in accordance with GAAP.

(i) Additional Information. Brand Holdings II will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Iconix, any other Iconix Entity or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Related Documents to which such recipient is a party.

(j) Instructions as to Withdrawals and Payments. Brand Holdings II will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Statements) shall be considered confidential nonpublic information by such recipients and shall not be disclosed to any other Person without the prior written consent of Brand Holdings II; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Related Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k) Copies to Rating Agencies. Brand Holdings II shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2 Annual Noteholders’ Tax Statement.

Unless otherwise specified in the applicable Series Supplement, on or before January 31 of each calendar year, beginning with calendar year 2013, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Manager on behalf of Brand Holdings I and Brand Holdings II containing such information as Brand Holdings I and Brand Holdings II deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of Brand Holdings I and Brand Holdings II to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code or other applicable tax law as from time to time in effect.

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers agree to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4 Reports, Financial Statements and Other Information to Noteholders and Note Owners.

The Trustee will make the Quarterly Noteholders’ Statements, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(h) and the reports referenced in Section 4.1(f) available to (a) each Rating Agency pursuant to Section 4.1(k) above and (b) the Noteholders, Note Owners, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies via the Trustee’s internet website at www.sf.citidirect.com. Assistance in using such website can be obtained by calling the Trustee’s customer service desk at 1-888-855-9695. The Quarterly Noteholders’ Statement will only be accessible in a password-protected area of the internet website and the Trustee will require each party (other than the Servicer, the Manager, the Back-Up Manager and the Rating Agencies) accessing such password-protected area to register as a Noteholder or Note Owner and to make the applicable representations and warranties described below in an Investor Request Certification in the form of Exhibit D. Each time a Noteholder or Note Owner accesses the internet website, it will be required to confirm such representations and warranties as of the date thereof. The Trustee will provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, address, contact information, email address and telephone number of such Noteholder or Note Owner upon request. The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Statements, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder or Note Owner and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit D to the effect that such party (i) is a Noteholder, Note Owners or prospective investor, as applicable, (ii) understands that the items contain confidential nonpublic information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential nonpublic information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process), and (iv) is not a Competitor. Notwithstanding the foregoing, a recipient of such items may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

Section 4.5 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of Brand Holdings II and the other Co-Issuers. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of Brand Holdings II or any other Co-Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Related Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Concentration Accounts, Lock-Boxes and Additional Accounts.

(a) Establishment of the Concentration Accounts and Lock-Boxes. As of the Closing Date, the IP Holder I Concentration Account and the related Lock-Box is owned by IP Holder I and the IP Holder II Concentration Account and the related Lock-Box is owned by IP Holder II. The Concentration Accounts and the related Lock-Boxes, as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (B) if not established with the Trustee, subject to an Account Control Agreement; provided that only the Qualified Institution holding any such Lock-Box shall have access to the items deposited therein. Each Concentration Account shall be an Eligible Account and, in addition, from time to time, the Co-Issuers or any Additional IP Holder may establish concentration accounts for the purpose of depositing Collections therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Concentration Account”); provided that each such Additional Concentration Account is (A) an Eligible Account, (B) pledged by such Co-Issuer or such Additional IP Holder, as applicable, to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or, in the case of an Additional IP Holder, the G&C Agreement to which such Additional IP Holder is a party and (C) if not established with the Trustee, subject to an Additional Concentration Account Control Agreement (except that no Additional Concentration Account located in a country outside of the United States shall be required to be subject to an Additional Concentration Account Control Agreement if such agreement would not be enforceable under the applicable laws of such country (as evidenced by an Opinion of Counsel to that effect delivered to the Trustee and Control Party) or such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof).

(b) Administration of the Concentration Accounts. All amounts held in the Concentration Accounts shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Securitization Entity which owns such Concentration Account and such amounts may be transferred by such Securitization Entity into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by such Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the applicable G&C Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement, unless such investment account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof; provided, however, that any such investment in any Concentration Account (or in any such investment account) shall mature not later than the date on which such amount is required to be transferred to the Collection Account as set forth in Section 5.10. In the absence of written investment instructions hereunder, funds on deposit in the Concentration Accounts shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Neither any Co-Issuer nor any Additional IP Holder shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Concentration Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Concentration Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

(d) No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from the Concentration Accounts.

Section 5.2 Senior Notes Interest Reserve Account.

(a) Establishment of the Senior Notes Interest Reserve Account. Brand Holdings II has established with the Trustee an account in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Senior Noteholders (the “Senior Notes Interest Reserve Account”). The Senior Notes Interest Reserve Account shall be an Eligible Account.

(b) Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Senior Noteholders pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.3 Senior Subordinated Notes Interest Reserve Account.

(a) Establishment of the Senior Subordinated Notes Interest Reserve Account. On or prior to the Closing Date, Brand Holdings II shall establish and maintain with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.

(b) Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Senior Subordinated Noteholders pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Senior Subordinated Notes Interest Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.4 Cash Trap Reserve Account.

(a) Establishment of the Cash Trap Reserve Account. Brand Holdings II has established the Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b) Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Cash Trap Reserve Account or for distribution to the Collection Account in accordance with Section 5.10.

Section 5.5 Collection Account.

(a) Establishment of Collection Account. Brand Holdings II has established with the Trustee the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account.

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Monthly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.6 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. On the Closing Date, ten administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, shall be assigned to the Trustee for the benefit of the Secured Parties bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i) an account for the deposit of Senior Notes Quarterly Interest (the “Senior Notes Interest Account”);

(ii) an account for the deposit of Senior Subordinated Notes Quarterly Interest (the “Senior Subordinated Notes Interest Account”);

(iii) an account for the deposit of Subordinated Notes Quarterly Interest (the “Subordinated Notes Interest Account”);

(iv) an account for the deposit of Class A-1 Senior Notes Accrued Quarterly Commitment Fees (the “Class A-1 Senior Notes Commitment Fees Account”);

(v) an account for the deposit of any Indemnification Payments, any Release Prices, any Senior Notes Scheduled Principal Payments or any other principal payments with respect to the Senior Notes (the “Senior Notes Principal Payments Account”);

(vi) an account for the deposit of any Indemnification Payments, any Release Prices, any Senior Subordinated Notes Scheduled Principal Payments or any other principal payments with respect to the Senior Subordinated Notes (the “Senior Subordinated Notes Principal Payments Account”);

(vii) an account for the deposit of any Indemnification Payments, any Release Prices, any Subordinated Notes Scheduled Principal Payments or any other principal payments with respect to the Subordinated Notes (the “Subordinated Notes Principal Payments Account”);

(viii) an account for the deposit of Senior Notes Quarterly Post-ARD Contingent Interest (the “Senior Notes Post-ARD Contingent Interest Account”);

(ix) an account for the deposit of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest (the “Senior Subordinated Notes Post-ARD Contingent Interest Account”); and

(x) an account for the deposit of Subordinated Notes Quarterly Post-ARD Contingent Interest (the “Subordinated Notes Post-ARD Contingent Interest Account”).

(b) Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.7 Hedge Payment Account.

(a) Establishment of the Hedge Payment Account. On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Indenture providing for a Series Hedge Agreement, Brand Holdings II, or the Manager on behalf of Brand Holdings II, shall establish and maintain with the Trustee an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).

(b) Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of Brand Holdings II and such amounts may be transferred by Brand Holdings II into an investment account for the sole purpose of investing in Permitted Investments so long as such investment account is (A) an Eligible Account, (B) pledged by Brand Holdings II to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. Brand Holdings II shall not shall direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for application to amounts required to be on deposit in the Hedge Payment Account or for distribution to the Collection Account in accordance with Section 5.10(b).

Section 5.8 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, Brand Holdings II shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b) The Securities Intermediary agrees that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of Brand Holdings II, payable to the order of Brand Holdings II or specially indorsed to Brand Holdings II;

(iv) all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v) each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by Brand Holdings II or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with Brand Holdings II purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties, Brand Holdings II and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and Brand Holdings II thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times Brand Holdings II shall, subject to the terms of the Indenture and the other Related Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.9 Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

Section 5.10 Collections and Investment Income.

(a) Collections in General. Until the Indenture is terminated pursuant to Section 12.1, Brand Holdings II shall cause all Collections due and to become due to Brand Holdings II, any other Securitization Entity or the Trustee, as the case may be, to be deposited and, to the extent applicable, withdrawn in the following manner:

(i) all amounts, including, without limitation, any License Payments due under or in connection with a Securitized License Agreement, which are paid by the Licensee party thereto by wire transfer, shall be paid directly into a Concentration Account, as determined by the Manager;

(ii) all amounts, including, without limitation, any License Payments due under or in connection with a Securitized License Agreement which are not paid by a Licensee by wire transfer shall be sent to a Lock-Box related to a Concentration Account, as determined by the Manager, and deposited into the related Concentration Account;

(iii) all Joint Venture Distributions which are made by the Joint Venture by wire transfer, shall be paid directly into a Concentration Account, as determined by the Manager;

(iv) all Joint Venture Distributions which are not paid by the Joint Venture by wire transfer shall be sent to a Lock-Box related to a Concentration Account, as determined by the Manager, and deposited into the related Concentration Account;

(v) all Release Prices shall be deposited directly by the Manager into the Collection Account when due;

(vi) all amounts deposited into any Concentration Account pursuant to any of clauses (i), (ii), (iii) or (iv) above that constitute Retained Collections will be withdrawn by the Manager in accordance with the Management Agreement no later than the Business Day prior to each Monthly Allocation Date and deposited into the Collection Account;

(vii) all Other Collections will be deposited into the Collection Account in accordance with the applicable Related Documents;

(viii) all distributions to Brand Holdings I or Brand Holdings II from any Securitization Entity shall be deposited by Brand Holdings I or Brand Holdings II , as the case may be, into the Collection Account within three (3) Business Days of receipt thereof;

(ix) all Retained Collections from any other source, including Retained Collections Contributions, shall be deposited into the Collection Account within three (3) Business Days of receipt thereof by Brand Holdings I, Brand Holdings II or the Manager, as the case may be; and

(x) all amounts withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, upon the occurrence of an Interest Reserve Release Event shall be deposited directly into the Collection Account at the written direction of the Manager.

(b) Investment Income. On the Business Day immediately prior to each Monthly Allocation Date, Brand Holdings II, in its sole discretion, shall, or shall cause the Manager to, instruct the Trustee to transfer any Investment Income on deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, any Concentration Account or any Collection Account Administrative Account to the Collection Account.

(c) Payment Instructions. In accordance with and subject to the terms of the Management Agreement, (i) the Co-Issuers shall cause the Manager to instruct each Licensee obligated at any time to make any License Payments or any other payments under a Securitized License Agreement to make such payment to a Concentration Account or its related Lock-Box and (ii) the Co-Issuers shall cause the Manager to cause all Joint Venture Distributions to be made to a Concentration Account or its related Lock-Box.

(d) Misdirected Collections. The Co-Issuers agree that if any Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than a Concentration Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.11 Application of Monthly Collections on Monthly Allocation Dates . On each Monthly Allocation Date (unless Brand Holdings II shall have failed to deliver on such Monthly Allocation Date the Monthly Manager’s Certificate relating to such Monthly Allocation Date, in which case the application of Monthly Collections relating to such Monthly Allocation Date shall occur on the Business Day subsequent to the day on which such Monthly Manager’s Certificate is delivered), the amount on deposit in the Collection Account on such Monthly Allocation Date will be applied or allocated by the Trustee, based solely on the information provided to it by the Manager, in the following order of priority (the “Priority of Payments”):

(i) first, solely with respect to any funds on deposit in the Collection Account on such Monthly Allocation Date consisting of Indemnification Payments or Release Prices, to allocate Indemnification Payments and Release Prices in the manner and order set forth below;

(ii) second, (A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Servicing Advances (and accrued interest thereon at the Advance Interest Rate), and then (B) to pay the Servicer all Servicing Fees, Liquidation Fees and Workout Fees for such Monthly Allocation Date;

(iii) third, to pay Successor Manager Transition Expenses, if any;

(iv) fourth, to pay to the Manager the Monthly Management Fee for such Monthly Allocation Date;

(v) fifth, to pay (or retain to the extent payable to the Trustee) (A) to Brand Holdings II for payment of the Capped Securitization Operating Expenses Amount for such Monthly Allocation Date, to be disbursed pro rata based on the amount of each type of Securitization Operating Expenses payable on such Monthly Allocation Date pursuant to this priority (v) and (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Monthly Allocation Date;

(vi) sixth, to allocate pro rata: (A) to the Senior Notes Interest Account, the Senior Notes Accrued Quarterly Interest Amount for such Monthly Allocation Date, if any; and (B) to the Hedge Payment Account, the applicable amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Provider; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (B) will exclude any termination payment payable on or before the next Quarterly Payment Date to a Hedge Provider, if any;

(vii) seventh, to allocate to the Class A-1 Senior Notes Commitment Fees Account, the Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount for such Monthly Allocation Date;

(viii) eighth, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Capped Class A-1 Senior Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Monthly Allocation Date pro rata based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Monthly Allocation Date pursuant to this priority (viii);

(ix) ninth, to allocate to the Senior Subordinated Notes Interest Account, the Senior Subordinated Notes Accrued Quarterly Interest Amount for such Monthly Allocation Date;

(x) tenth, to deposit into the Senior Notes Interest Reserve Account, the Senior Notes Interest Reserve Account Deficit Amount on such Monthly Allocation Date with respect to each Class of Senior Notes in accordance with the applicable Series Supplement; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Notes Interest Reserve Account pursuant to this priority (x) on any Monthly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(xi) eleventh, to deposit into the Senior Subordinated Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such Monthly Allocation Date with respect to each Class of Senior Subordinated Notes in accordance with the applicable Series Supplement; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Subordinated Notes Interest Reserve Account pursuant to this priority (xi) on any Monthly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(xii) twelfth, to allocate to the Senior Notes Principal Payments Account, the sum of (A) the Senior Notes Accrued Scheduled Principal Payments Amount for such Monthly Allocation Date and (B) the Senior Notes Scheduled Principal Payments Deficiency Amount for such Monthly Allocation Date;

(xiii) thirteenth, to pay to the Manager, the Supplemental Management Fee, if any, for such Monthly Allocation Date;

(xiv) fourteenth, so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, to allocate to the Senior Notes Principal Payments Account all remaining funds on deposit in the Collection Account on such Monthly Allocation Date until no principal amounts with respect to the Class A-1 Senior Notes with respect to which such Class A-1 Senior Notes Amortization Event occurred are Outstanding;

(xv) fifteenth, so long as no Rapid Amortization Period is continuing, and such Monthly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account, the Cash Trapping Amount, if any, on such Monthly Allocation Date;

(xvi) sixteenth, if such Monthly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Notes Principal Payments Account all remaining funds on deposit in the Collection Account on such Monthly Allocation Date until the Outstanding Principal Amount of the Senior Notes is repaid in full;

(xvii) seventeenth, to allocate to the Senior Subordinated Notes Principal Payments Account, the sum of (A) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for such Monthly Allocation Date and (B) the Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount for such Monthly Allocation Date;

(xviii) eighteenth, if such Monthly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Senior Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Monthly Allocation Date until the Outstanding Principal Amount of the Senior Subordinated Notes is repaid in full;

(xix) nineteenth, to pay (or retain to the extent payable to the Trustee) to Brand Holdings II for payment of the amount by which the Securitization Operating Expenses that have become due and payable prior to such Monthly Allocation Date and have not been previously paid exceed the Capped Securitization Operating Expense Amount for such Monthly Allocation Date pro rata based on the amount of each type of Securitization Operating Expenses payable on such Monthly Allocation Date pursuant to this priority (xix);

(xx) twentieth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Senior Notes Administrative Expenses Amounts due under each Variable Funding Note Purchase Agreement for such Monthly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Monthly Allocation Date pursuant to this priority (xx);

(xxi) twenty-first, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of Class A-1 Senior Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Monthly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Monthly Allocation Date pursuant to this priority (xxi);

(xxii) twenty-second, to allocate to the Subordinated Notes Interest Account, the Subordinated Notes Accrued Quarterly Interest Amount for such Monthly Allocation Date, if any;

(xxiii) twenty-third, to allocate to the Subordinated Notes Principal Payments Account, the Subordinated Notes Accrued Scheduled Principal Payments Amount for such Monthly Allocation Date, if any;

(xxiv) twenty-fourth, if such Monthly Allocation Date occurs during a Rapid Amortization Period, to allocate to the Subordinated Notes Principal Payments Account, all remaining funds on deposit in the Collection Account on such Monthly Allocation Date until the Outstanding Principal Amount of the Subordinated Notes is repaid in full;

(xxv) twenty-fifth, to allocate to the Senior Notes Post-ARD Contingent Interest Account, the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Monthly Allocation Date;

(xxvi) twenty-sixth, to allocate to the Senior Subordinated Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Monthly Allocation Date;

(xxvii) twenty-seventh, to allocate to the Subordinated Notes Post-ARD Contingent Interest Account, the Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Monthly Allocation Date;

(xxviii) twenty-eighth, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Provider, if any, and (B) any other amount payable to a Hedge Provider, if any, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Provider according to the amount due and payable to each of them;

(xxix) twenty-ninth, to allocate to the Senior Notes Principal Payments Account, any unpaid premiums and make-whole prepayment premiums with respect to Senior Notes;

(xxx) thirtieth, to allocate to the Senior Subordinated Notes Principal Payments Account, any unpaid premiums and make-whole prepayment premiums with respect to Senior Subordinated Notes;

(xxxi) thirty-first, to allocate to the Subordinated Notes Principal Payments Account, any unpaid premiums and make-whole prepayment premiums with respect to Subordinated Notes; and

(xxxii) thirty-second, to pay to, or at the written direction of, Brand Holdings I, the Brand Holdings I Residual Amount for such Monthly Allocation Date and to pay to, or at the written direction of, Brand Holdings II, the Brand Holdings II Residual Amount for such Monthly Allocation Date. The recipient of any portion of the Residual Amount may use such funds in its sole discretion.

On each Monthly Allocation Date, any Indemnification Payments or payment of Release Prices deposited into the Collection Account will be applied in the following order of priority (the “Indemnity and Release Prices Priority of Payments”):

(i) first, to reimburse the Trustee, and then, the Servicer, for any unreimbursed Servicing Advances (and accrued interest thereon at the Advance Interest Rate);

(ii) second, if a Class A-1 Senior Notes Amortization Event is continuing, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Senior Notes affected by such Class A-1 Senior Notes Amortization Event on a pro rata basis based on the amounts of such commitments;

(iii) third, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes on a pro rata basis based on the Outstanding Principal Amounts;

(iv) fourth, provided clause (ii) above does not apply, to make an allocation to the Senior Notes Principal Payments Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on the amounts of such commitments; and

(v) fifth, to make an allocation to the Senior Subordinated Notes Principal Payments Account, in the amount necessary to prepay the Outstanding Principal Amount of all other Classes of Notes sequentially in alphabetical order on a pro rata basis based on the Outstanding Principal Amounts across the Classes of all Series with the same alphabetical designation.

Section 5.12 Quarterly Payment Date Applications.

(a) Senior Notes Interest Account and Hedge Payment Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Interest Adjustment Amount, the then-current Quarterly Collection Period) to be paid to the Senior Notes from the Collection Account, up to the amount of Senior Notes Quarterly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, (ii) the funds allocated to the Hedge Payment Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to the Hedge Providers (excluding any termination payments), up to the amount needed to pay the aggregate amount of Series Hedge Payment Amounts, if any, due and payable on or before such Quarterly Payment Date to the Hedge Providers, pro rata among each Hedge Provider based upon the Series Hedge Payment Amounts payable with respect to each such Hedge Provider, and (iii) if the amount of funds allocated to the Senior Notes Interest Account pursuant to the immediately preceding clause (i) is less than the Senior Notes Aggregate Quarterly Interest for the Interest Period with respect to each Class of Senior Notes ending most recently prior to such Quarterly Payment Date, or if the amount of funds allocated to the Hedge Payment Account pursuant to the immediately preceding clause (ii) is less than the aggregate Series Hedge Payment Amount due and payable on or before such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiencies and (B) the sum of the Senior Notes Available Reserve Account Amount plus the amount in the Hedge Payment Account plus the Available Administrative Account Amount from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes Principal Payments Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, ninth, the Senior Notes Interest Reserve Account, tenth, the Senior Subordinated Notes Interest Account, and eleventh, the Class A-1 Senior Notes Commitment Fees Account, to be paid pro rata, based on the amount of Senior Notes Quarterly Interest payable on the Senior Notes and the aggregate Series Hedge Payment Amount (excluding termination payments) due and payable on or before such Quarterly Payment Date, to (1) the Senior Notes up to the amount of Senior Notes Quarterly Interest accrued and unpaid with respect to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (2) each applicable Hedge Provider based upon the amount of the Series Hedge Payment Amounts (excluding termination payments) due and payable to each such Hedge Provider.

(b) Senior Notes Interest Shortfall Amount. On each Accounting Date, Brand Holdings II shall determine the excess, if any (the “Senior Notes Interest Shortfall Amount”), of (i) Senior Notes Aggregate Quarterly Interest for the Interest Period for each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with Section 5.12(a) on such Quarterly Payment Date.

(c) Debt Service Advances. If the Senior Notes Interest Shortfall Amount, as determined on any Accounting Date pursuant to Section 5.12(b) is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies Brand Holdings II, the Manager, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Account. If, after giving effect to all Debt Service Advances made with respect to any Quarterly Payment Date, the Senior Notes Interest Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero, the payment of the Senior Notes Aggregate Quarterly Interest as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Interest payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest (“Additional Senior Notes Interest Shortfall Interest”) shall accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Notes Interest Shortfall Amount is paid in full.

(d) Class A-1 Senior Notes Commitment Fees Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Senior Notes Commitment Fee Adjustment Amount, the then-current Quarterly Collection Period) to be paid with respect to the Class A-1 Senior Notes from the Collection Account, up to the amount of the Class A-1 Senior Notes Quarterly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Class A-1 Senior Notes Commitment Fees Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Senior Notes Available Reserve Account Amount plus the Available Administrative Account Amount (in each case, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account, the Senior Notes Interest Reserve Account and/or the Cash Trap Reserve Account pursuant to Section 5.12(a)(iii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes Principal Payments Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, ninth, the Senior Notes Interest Reserve Account, and tenth, the Senior Subordinated Notes Interest Account, to be paid with respect to the Class A-1 Senior Notes up to the amount of Class A-1 Senior Notes Quarterly Commitment Fees accrued and unpaid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(e) Class A-1 Senior Notes Commitment Fees Shortfall Amount. On each Accounting Date, Brand Holdings II shall determine the excess, if any (the “Class A-1 Senior Notes Commitment Fees Shortfall Amount”), of (i) Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments of Class A-1 Senior Notes Aggregate Quarterly Commitment Fees on such Quarterly Payment Date in accordance with Section 5.12(d) on such Quarterly Payment Date. If the Class A-1 Senior Notes Commitment Fees Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, the payment of the Class A-1 Senior Notes Aggregate Quarterly Commitment Fees as reduced by the Class A-1 Senior Notes Commitment Fees Shortfall Amount to be distributed on such Quarterly Payment Date with respect to the Class A-1 Senior Notes shall be paid with respect to the Class A-1 Senior Notes, pro rata among each Class of Class A-1 Senior Notes based upon the amount of Class A-1 Senior Notes Quarterly Commitment Fees payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Senior Notes Commitment Fees Shortfall Amount. An additional amount of interest (“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest”) shall accrue on the Class A-1 Senior Notes Commitment Fees Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Class A-1 Senior Notes Commitment Fees Shortfall Amount is paid in full.

(f) Senior Subordinated Notes Interest Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each Class of Senior Subordinated Notes from the Collection Account, up to the amount of Senior Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Subordinated Notes Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the Senior Subordinated Notes Aggregate Quarterly Interest for the Interest Period with respect to each Class of Senior Subordinated Notes ending most recently prior to such Quarterly Payment Date and no Senior Notes are Outstanding, an amount equal to the lesser of (A) such insufficiency and (B) the sum of the Senior Subordinated Notes Available Reserve Account Amount plus the Available Administrative Account Amount (in each case, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account pursuant to Section 5.12(a)(iii) and Section 5.12(d)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, sixth, the Senior Subordinated Notes

Principal Payments Account, seventh, the Cash Trap Reserve Account, eighth, the Senior Notes Principal Payments Account, and ninth, the Senior Subordinated Notes Interest Reserve Account, to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(g) Senior Notes Principal Payments Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Senior Notes Aggregate Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xiv), (xvi) and (xxix) of the Priority of Payments owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class; provided that no Senior Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (d) of the definition of Rapid Amortization Event, and (B) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Release Prices owed to each such Class of Senior Notes in the following order: first, if a Class A-1 Senior Notes Amortization Period is in effect, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes on a pro rata basis; second, to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based on the Outstanding Principal Amount of the Senior Notes of such Class; and third, provided clause first does not apply, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts and deposit such funds into the applicable Series Distribution Accounts; (ii) if the aggregate amount of funds allocated to the Senior Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Release Prices due on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) or 5.12(f)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, fifth, the Subordinated Notes Interest Account, and sixth, the

Senior Subordinated Notes Principal Payments Account, to be paid to each applicable Class of Senior Notes up to the amount of unpaid Senior Notes Scheduled Principal Payments, Indemnification Payments and/or Release Prices, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account, the Subordinated Notes Interest Account or the Senior Subordinated Notes Principal Payments Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; and (iv) so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, after giving effect to the payments described in clauses (i) through (iii) above, amounts on deposit in the Cash Trap Reserve Account to the extent necessary to pay the principal amounts of the Class A-1 Senior Notes until no principal amounts with respect to the Class A-1 Senior Notes are Outstanding, to be deposited to the Senior Notes Principal Payments Account and paid to the holders of the Class A-1 Senior Notes, pro rata according to principal amounts Outstanding.

(h) Senior Subordinated Notes Interest Shortfall Amount. On each Accounting Date, Brand Holdings II shall determine the excess, if any (the “Senior Subordinated Notes Interest Shortfall Amount”), of (i) Senior Subordinated Notes Aggregate Quarterly Interest for the Interest Period for each Class of Senior Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with Section 5.12(f) above. If the Senior Subordinated Notes Interest Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, payments of Senior Subordinated Notes Aggregate Quarterly Interest as reduced by the Senior Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to each Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Interest payable with respect to each such Class; provided, that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest (“Additional Senior Subordinated Notes Interest Shortfall Interest”) shall accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Senior Subordinated Notes Interest Shortfall Amount is paid in full.

(i) Senior Subordinated Notes Principal Payments Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes

Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of the Senior Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xviii) and (xxx) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class; provided that no Senior Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (d) of the definition of Rapid Amortization Event, and (B) to be paid (so long as no Senior Notes are Outstanding) to each applicable Class of Senior Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Release Prices owed to each such Class of Senior Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Senior Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts, (ii) if the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Subordinated Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Release Prices due on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(g)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, and fifth, the Subordinated Notes Interest Account, to be paid to each applicable Class of Senior Subordinated Notes up to the amount of unpaid Senior Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Release Prices, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account or the Subordinated Notes Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

(j) Subordinated Notes Interest Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Subordinated Notes Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each Class of Subordinated Notes from the Collection Account, up to the amount of Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Subordinated Notes Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than Subordinated Notes Aggregate Quarterly Interest for the Interest Period ending most recently prior to such Quarterly Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii) or 5.12(i)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, and fourth, the Subordinated Notes Principal Payments Account, to be paid to each Class of Subordinated Notes up to the amount of Subordinated Notes Quarterly Interest accrued and unpaid with respect to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(k) Subordinated Notes Interest Shortfall Amount. On each Accounting Date, Brand Holdings II shall determine the excess, if any (the “Subordinated Notes Interest Shortfall Amount”), of (i) Subordinated Notes Aggregate Quarterly Interest for the Interest Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make interest payments on the Subordinated Notes in accordance with Section 5.12(j) on such Quarterly Payment Date. If the Subordinated Notes Interest Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, payments of Subordinated Notes Aggregate Quarterly Interest as reduced by the Subordinated Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Interest payable with respect to each such Class. An additional amount of interest (“Additional Subordinated Notes Interest Shortfall Interest”) shall accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Period at the applicable Note Rate until the Subordinated Notes Interest Shortfall Amount is paid in full.

(l) Subordinated Notes Principal Payments Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Subordinated Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xxiv) and (xxxi) of the Priority of Payments owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of such Class; provided, that no Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (d) of the definition thereof; and (B) to be paid (so long as no Senior Notes or Senior Subordinated Notes are Outstanding) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Release Prices owed to each such Class of Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, (ii) if the aggregate amount of funds allocated to the Subordinated Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Subordinated Notes Scheduled Principal Payments owed for the Interest Period ending most recently prior to such Quarterly Payment Date and/or the amount of funds allocated to the Subordinated Notes Principal Payments Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Release Prices due on such Quarterly Payment Date with respect to the Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii) or 5.12(j)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, and third, the Senior Notes Post-ARD Contingent Interest Account, to be paid to each applicable Class of Subordinated Notes up to the amount of unpaid Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Release Prices, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Senior Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Post-ARD Contingent Interest Account or the Subordinated Notes Post-ARD Contingent Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

(m) Senior Notes Post-ARD Contingent Interest Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Senior Notes from the Collection Account up to the amount of Senior Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the amount of Senior Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Notes for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii), 5.12(j)(ii) or 5.12(l)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account and second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, to be paid to each Class of Senior Notes up to the amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(n) Senior Subordinated Notes Post-ARD Contingent Interest Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts and (ii) if the amount of funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to the immediately preceding clause (i) is less than the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Subordinated Notes for the Interest Period ending most recently prior to such Quarterly Payment Date, an amount equal to the lesser of (A) such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii) or 5.12(m)(ii)) from the Subordinated Notes Post-ARD Contingent Interest Account, to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(o) Subordinated Notes Post-ARD Contingent Interest Account. On each Accounting Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the funds allocated to the Subordinated Notes Post-ARD Contingent Interest Account on each Monthly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest distributed to such administrative account owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(p) Amounts on Deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i) On the Accounting Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, Brand Holdings II shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds then on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), Brand Holdings II shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date funds then on deposit in the Cash Trap Reserve Account and deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii) So long as no Rapid Amortization Period or Event of Default is continuing, on each Accounting Date, Brand Holdings II shall instruct the Trustee writing to withdraw funds on deposit in the Cash Trap Reserve Account and apply such funds on the following Quarterly Payment Date to the extent necessary to pay Senior Notes Accrued Quarterly Interest Amounts, Class A-1 Senior Notes Aggregate Quarterly Commitment Fees, Senior

Subordinated Notes Aggregate Quarterly Interest, Senior Notes Aggregate Scheduled Principal Payments, unreimbursed Servicing Advances (with interest thereon) and Series Hedge Payment Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12.

(iii) So long as no Rapid Amortization Period or Event of Default is continuing, on the Accounting Date preceding the first Quarterly Payment Date following the commencement of a Class A-1 Senior Notes Amortization Event, Brand Holdings II shall instruct the Trustee in writing to withdraw funds on deposit in the Cash Trap Reserve Account to the extent necessary, after giving effect to other amounts available for payment thereof as described in this Section 5.12 to pay principal on the Class A-1 Senior Notes Outstanding, and to deposit such funds into the Senior Notes Principal Payments Account for distribution to the holders of the Class A-1 Senior Notes, pro rata.

(iv) If Brand Holdings II determines, with respect to any Series of Senior Notes, that the amount to be deposited in the Series Distribution Account with respect to such Series of Senior Notes in accordance with this Section 5.12 on the Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, Brand Holdings II shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account or Brand Holdings II shall make a draw on the applicable Interest Reserve Letter of Credit and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amounts of such Senior Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the sum of (a) the Available Senior Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Notes Interest Reserve Account pursuant to Sections 5.12(b)(ii) and 5.12(d)(ii)) on such Series Legal Final Maturity Date) and (b) any amounts available to be drawn on the applicable Interest Reserve Letter of Credit.

(v) If Brand Holdings II determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account with respect to such Series of Senior Subordinated Notes in accordance with this Section 5.12 on the Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Accounting Date immediately preceding such Series Legal Final Maturity Date, Brand Holdings II shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account or Brand Holdings II

shall make a draw on the applicable Interest Reserve Letter of Credit and deposit, sequentially in order of alphanumeric designation and pro rata based upon the Outstanding Principal Amounts of such Senior Subordinated Notes, into the applicable Series Distribution Accounts, an amount equal to the lesser of such insufficiency and the sum of (a) the Available Senior Subordinated Notes Interest Reserve Account Amount (after giving effect to any payments made from the Senior Subordinated Notes Interest Reserve Account pursuant to Section 5.12(f)(ii)) on such Series Legal Final Maturity Date) and (b) any amounts available to be drawn on the applicable Interest Reserve Letter of Credit.

(vi) On any date on which no Senior Notes are Outstanding, Brand Holdings II shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and deposit them into the Collection Account and Brand Holdings II shall terminate any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Account.

(vii) On any date on which no Senior Subordinated Notes are Outstanding, Brand Holdings II shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and deposit them into the Collection Account and Brand Holdings II shall terminate any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Account.

Section 5.13 Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Retained Collections Contributions.

At any time after the Closing Date, Brand Holdings II may (but is not required to) designate Retained Collections Contributions to be included in Net Cash Flow for purposes of calculating the DSCR, but not more than $2,500,000 in any Quarterly Collection Period or more than $5,000,000 during any period of four (4) consecutive Quarterly Collection Periods or more than $10,000,000 in the aggregate from the Closing Date to the Final Series Legal Final Maturity Date; provided, that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine whether the Co-Issuers may draw under any Class A-1 Senior Notes or request letters of credit to be issued under any Class A-1 Subfacility, (b) to determine the New Series Pro Forma DSCR or the Additional Senior Notes New Series Pro Forma DSCR, (c) to determine the New Series Pro Forma Interest-Only DSCR and (d) to determine the Senior ABS Leverage Ratio and the Additional Senior Notes ABS Leverage Ratio. The amount of any Retained Collections Contribution shall be held by Brand Holdings I or Brand Holdings II for at least one full fiscal quarter after which time that amount may be distributed by Brand Holdings I or Brand Holdings II to DE Holdings or Iconix, as the case may be, on any Monthly Allocation Date; provided, that the most recent DSCR was at least equal to the Cash Trapping DSCR Threshold without giving effect to the inclusion of such Retained Collections Contribution and (ii) such Retained Collections Contribution is not required to pay any shortfall in the amounts payable under clauses (ii) through (xxxi) of the Priority of Payments, to the extent of any shortfall on such Monthly Allocation Date. Neither Brand Holdings I or Brand Holdings II may designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Senior Notes.

Section 5.17 Interest Reserve Letters of Credit.

The Co-Issuers may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued.

Each such Interest Reserve Letter of Credit (a) shall name the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (b) shall allow the Control Party on the Trustee’s behalf to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.12; (c) shall have an expiration date of no later than ten (10) Business Days prior to the Class A-1 Senior Notes Renewal Date specified in the related Variable Funding Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (d) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

If, on the date that is five (5) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Co-Issuers have not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, Brand Holdings II shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case, calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day, (i) the short-term debt credit rating of any entity which has issued an Interest Reserve Letter of Credit (an “L/C Provider”) is withdrawn by Standard & Poor’s or downgraded below “A-1” or is withdrawn by Moody’s or downgraded below “P-1” or (ii) the long-term debt credit rating of any L/C Provider is withdrawn by Standard & Poor’s or downgraded below “BBB+” (each of cases (i) and (ii), an “L/C Downgrade Event”), on the fifth (5th) Business Day after the occurrence of such L/C Downgrade Event, Brand Holdings II shall submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, on such date, in each case, calculated as if such Interest Reserve Letter of Credit had not been issued.

Section 5.18 Replacement of Ineligible Accounts.

If, at any time, any Concentration Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), Brand Holdings II or any other Co-Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Concentration Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Concentration Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Concentration Account, transfer or cause to be transferred all items deposited in the Lock-Box related to such Ineligible Account to a new Lock-Box related to such new Concentration Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Concentration Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Licensee and each Joint Venture of a change in payment instructions, if any.

Section 5.19 Determination of Allocated Amount.

On each Allocated Amount Determination Date, the Manager on behalf of the Co-Issuers shall determine the Allocated Amount for each Joint Venture Interest and each Securitized Trademark as set forth in this Section 5.19. The Allocated Amount for each Joint Venture Interest on any Allocated Amount Determination Date will equal an amount equal to the product of (1) the Aggregate Outstanding Principal Amount on such Allocated Amount Determination Date and (2) the percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Quarterly Retained Collections for the four immediately preceding Quarterly Collection Periods attributable to Joint Venture Distributions in respect of such Joint Venture Interest and the denominator of which is equal to Quarterly Retained Collections for the four immediately preceding Quarterly Collection Periods. The Allocated Amount for each Securitized Trademark on any Allocated Amount Determination Date will equal the lesser of (x) if such Securitized Trademark is subject to a Purchase Option, the Purchase Option Price for such Securitized Trademark and (y) an amount equal to the product of (1) the Aggregate Outstanding Principal Amount on such Allocated Amount Determination Date and (2) the percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Retained Collections over the four immediately preceding Quarterly Collection Periods attributable to License Payments under Securitized License Agreements for use of such Securitized Trademark and the denominator of which is equal to Retained Collections over the four immediately preceding Quarterly Collection Periods. The Retained Collections and portions thereof for the four immediately preceding Quarterly Collection Periods used herein to determine the Allocated Amounts shall be the amounts set forth in the most recent Quarterly Noteholders’ Statement which shall be as of a date which is no more than 90 days prior to such Allocated Amount Determination Date.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b) Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among holders of Notes within each Class of the same alphanumerical designation; provided, however, that unless otherwise specified in the Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from exercise of remedies upon an Event of Default.

(c) Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Quarterly Noteholders’ Certificate, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date:

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Related Documents.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Related Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Related Documents. This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by such Securitization Entity prior to the Closing Date.

Section 7.4 Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 No ERISA Plan.

No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated) that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan. No Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, no Co-Issuer is aware of any proposed material Tax assessments against any Iconix Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Related Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Iconix Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by each Co-Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 Investment Company Act.

No Securitization Entity is, or is controlled by, an “investment company” within the meaning of the Investment Company Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, each Securitization Entity is solvent within the meaning of the Bankruptcy Code and any applicable state law and each Securitization Entity is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of Brand Holdings I are owned by DE Holdings, all of which limited liability company interests have been validly issued and are owned of record by DE Holdings, free and clear of all Liens other than Permitted Liens.

(b) All of the issued and outstanding limited liability company interests of IP Holder I are owned by Brand Holdings I, all of which limited liability company interests have been validly issued and are owned of record by Brand Holdings I, free and clear of all Liens other than Permitted Liens.

(c) All of the issued and outstanding limited liability company interests of Brand Holdings II are owned by Iconix, all of which limited liability company interests have been validly issued and are owned of record by Iconix, free and clear of all Liens other than Permitted Liens.

(d) All of the issued and outstanding limited liability company interests of IP Holder II are owned by Brand Holdings II, all of which limited liability company interests have been validly issued and are owned of record by Brand Holdings II, free and clear of all Liens other than Permitted Liens.

(e) Brand Holdings I has no subsidiaries and owns no Equity Interests in any other Person, other than any Joint Venture Interests, IP Holder I and any Additional IP Holder. Brand Holdings II has no subsidiaries and owns no Equity Interests in any other Person, other than any Joint Venture Interests, IP Holder II and any Additional IP Holder.

Section 7.13 Security Interests.

(a) Each Co-Issuer owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens and Immaterial Recording Imperfections. Each Additional IP Holder shall own and have good title to its Collateral, free and clear of all Liens other than Permitted Liens and Immaterial Recording Imperfections. The Co-Issuers’ and any Additional IP Holders’ rights under the Collateral Documents to which each is a party constitute general intangibles under the applicable UCC. This Base Indenture and any G&C Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens and Immaterial Recording Imperfections), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and each Additional IP Holder, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Co-Issuers and any Additional IP Holders have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under any G&C Agreement. The Co-Issuers and any Additional IP Holders have caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest in the Collateral granted to the Trustee hereunder or under any G&C Agreement within ten (10) days of the date of this Agreement; provided, however, that the Co-Issuers shall not be required to make any filings correcting Immaterial Recording Imperfections.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Co-Issuers has pledged, assigned, sold or granted a security interest in the Collateral and no Additional IP Holder will pledge, assign, sell or grant a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO, the United States Copyright Office or any applicable intellectual property office or agency in Canada or any other foreign jurisdiction in which any Securitized IP Assets are licensed by a Co-Issuer or an Additional IP Holder for use) to protect and evidence the Trustee’s security interest in the Collateral in the United States, Canada and wherever else such Securitized IP Assets are licensed has been, or shall be, duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer and any Additional IP Holder and listing such Co-Issuer or Additional IP Holder as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States, Canada and wherever else such Securitized IP Assets are licensed, except in respect of Permitted Liens and Immaterial Recording Imperfections or such as may have been filed, recorded or made by such Co-Issuer or such Additional IP Holder in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and any G&C Agreement, and no Co-Issuer or Additional IP Holder has authorized any such filing.

(c) All authorizations in this Base Indenture and any G&C Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and any G&C Agreement are powers coupled with an interest and are irrevocable.

Section 7.14 Related Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract and any Series Hedge Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirements of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any of the Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance.

As of the Closing Date, the Securitization Entities maintain the insurance coverages described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters; Real Property.

(a) None of the Securitization Entities are subject to any material liabilities or obligations pursuant to any Environmental Law.

(b) None of the Securitization Entities owns, leases or operates any real property.

Section 7.21 Intellectual Property.

(a) All of the material registrations and applications included in the Securitized IP Assets are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such abandonment could not reasonably be expected to have a Material Adverse Effect.

(b) (i) The use of the Securitized IP Assets does not infringe or violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) the Securitized IP Assets are not being infringed or violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect and (iii) there is no action or proceeding pending or, to the Co-Issuers’ knowledge, threatened alleging same that could reasonably be expected to have a Material Adverse Effect.

(c) No action or proceeding is pending or, to the Co-Issuers’ knowledge, threatened that seeks to limit, cancel or question the validity of any material Securitized IP Assets, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d) Each of the Securitization Entities is the exclusive owner of the Securitization IP Assets it purports to own, free and clear of all Liens, set-offs, defenses and counterclaims of whatsoever kind or nature (other than the Securitized License Agreements, the Permitted Liens and Immaterial Recording Imperfections).

(e) Except for Permitted Asset Dispositions, the Co-Issuers have not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitized IP Assets (other than the Securitized License Agreements and the Permitted Liens).

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Co-Issuers will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Co-Issuers in respect of the Notes and the Indenture may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3 Payment and Performance of Obligations.

The Co-Issuers will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and each Additional IP Holder under the G&C Agreement to which it is a party, regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

Each Co-Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company, corporation or other type of entity validly existing, and in good standing under the laws of its state or country of organization and duly qualified as a foreign limited liability company, corporation or other type of entity licensed under the laws of each state and each foreign country in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. Each Co-Issuer will, and will cause each other Securitization Entity (other than any Additional IP Holder that is a corporation) to, be treated as a disregarded entity within the meaning of United States Treasury regulation section 301.7701-2(c)(2) and no Co-Issuer will, or will permit any other Securitization Entity (other than any Additional IP Holder that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal tax purposes.

Section 8.5 Compliance with Laws.

Each Co-Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral, any criminal liability on the part of any Securitization Entity or the Manager or any liability on the part of the Trustee.

Section 8.6 Inspection of Property; Books and Records.

Each Co-Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. Each Co-Issuer will, and will cause each other Securitization Entity to, permit each of the Servicer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants at the Servicer’s, the Manager’s, the Back-Up Manager’s, the Controlling Class Representative’s, the Trustee’s or such Person’s expense, all at such reasonable times upon reasonable notice and as often as may reasonably be requested; provided, however, that during the continuance of a Rapid Amortization Event or an Event of Default each of the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent may visit and conduct such activities at any time and all such visits and activities shall be at the Co-Issuers’ expense.

Section 8.7 Actions under the Collateral Transaction Documents and Related Documents.

(a) Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity to, take any action which would permit any Iconix Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b) Except as otherwise provided in Section 3.2(a), no Co-Issuer will, or will permit any Securitization Entity to, take any action which would release any Person party to a Securitized License Agreement or a Joint Venture Agreement, from, or permit any Person party to a Securitized License Agreement or Joint Venture Agreement to have the right to refuse to perform any of its respective obligations under such Securitized License Agreement or Joint Venture Agreement or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Securitized License Agreement or Joint Venture Agreement if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c) Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor.

(d) Each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent:

(i) to add to the covenants of any Securitization Entity for the benefit of the Secured Parties; or to add to the covenants of any Iconix Entity for the benefit of any Securitization Entity;

(ii) to terminate any Related Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Co-Issuers, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Related Document, so long as the Co-Issuers enter into a replacement agreement with a new party within ninety (90) days of the termination of the Related Document;

(iii) to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel or an Officer’s Certificate shall be delivered to the Trustee, the Rating Agencies and the Servicer to such effect; or

(iv) in the case of any Variable Funding Note Purchase Agreement, to the extent that the consent of the Control Party is not required, pursuant to the terms of such agreement, for such amendment, modification, supplement or waiver.

(e) Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) each Co-Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Manager and appoint any successor Manager in accordance with the Management Agreement and (ii) each Co-Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8 Notice of Defaults and Other Events.

Promptly (and in any event within two (2) Business Days) upon obtaining Actual Knowledge of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (iv) any

Default, (v) any Event of Default, (vi) any default under any Collateral Transaction Document or (vii) receipt of a notice of default from a Licensee in connection with a material breach by a Securitization Entity of a material Securitized License Agreement, the Co-Issuers shall give the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers. The Co-Issuers shall, at their expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters reported pursuant to this Section 8.8, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.30, promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of Iconix that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Iconix Entity would be reasonably likely to have a Material Adverse Effect, the Co-Issuers shall give written notice thereof to the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies.

Section 8.10 Further Requests.

Each Co-Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a) Each Co-Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Servicer such additional assignments, agreements, powers and instruments, as are necessary or desirable (including those actions described in the Opinion of Counsel required pursuant to Section 8.11(e) hereof) to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens and Immaterial Recording Imperfections) to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Servicer, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by any G&C Agreements, except as set forth in Section 8.25. The Co-Issuers and the Additional IP Holders intend the security interests granted pursuant to the Indenture and the G&C Agreements in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens and Immaterial Recording Imperfections) in respect of the Collateral, and each

Co-Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens, Immaterial Recording Imperfections and except as set forth in Section 8.25). If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), the Servicer itself may perform such agreement or obligation, and the expenses of the Servicer incurred in connection therewith shall be payable by the Co-Issuers upon the Servicer ‘s demand therefor. The Servicer is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within three (3) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) If during any Quarterly Collection Period, any Co-Issuer or Additional IP Holder shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $2,500,000 as of the last day of such Quarterly Collection Period, such Co-Issuer or Additional IP Holder shall notify the Servicer on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Servicer granting a security interest under the Base Indenture or the G&C Agreements, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(d) Each Co-Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(e) On or before November 30th of each calendar year, commencing with November 30, 2013, the Co-Issuers shall furnish to the Trustee, the Rating Agencies and the Servicer (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, any G&C Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the G&C Agreements under Article 9 of the New York UCC in the United States and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, any G&C Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Base Indenture and the G&C Agreements under Article 9 of the New York UCC in the Collateral in the United States until November 30th in the following calendar year.

Section 8.12 Liens.

No Co-Issuer will, or will permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

No Co-Issuer will, or will permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under any G&C Agreement to which it is a party or (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity.

Section 8.14 No ERISA Plan.

No Securitization Entity or any corporation or any trade, business, organization or other entity (whether or not incorporated), that would be treated together with any Securitization Entity as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA shall establish, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Plan.

Section 8.15 Mergers.

No Co-Issuer will, or will permit any other Securitization Entity to, merge or consolidate with or into any other Person (whether by means of single transaction or a series of related transactions).

Section 8.16 Asset Dispositions.

No Co-Issuer will, or will permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a) licensing of Securitized IP Assets by the Manager, acting on behalf of the IP Holders, pursuant to New Licenses entered into in accordance with the Management Standard;

(b) any sale of a Securitized Trademark and the other related Securitized IP Assets by an IP Holder to a Licensee of such Securitized Trademark pursuant to a Purchase Option contained in the Securitized License Agreement to which such a Licensee is a party; provided that such IP Holder gives at least three (3) days’ prior written notice thereof to the Control Party and deposits an amount equal to the Release Price for such Trademark into the Collection Account;

(c) any abandonment or other disposal of a Securitized Trademark or any other Securitized IP Asset by or on behalf of an IP Holder in accordance with the Management Standard which is not used in or licensed in connection with the business of such IP Holder and which is not reasonably likely to be material to the business of such IP Holder in the future;

(d) any sale, transfer or other disposition of a Securitized Trademark, the other related Securitized IP Assets and all Securitized License Agreements pursuant to which such Securitized Trademark and other related Securitized IP Assets is licensed for use by Licensees or any sale, transfer or other disposition of a Joint Venture Interest, in each case, by the Manager, acting on behalf of a Securitization Entity, in accordance with the Management Standard, subject to the satisfaction of the following conditions precedent:

(i) such Securitization Entity will have provided the Control Party with at least thirty (30) days’ prior written notice thereof and the Control Party shall have provided its prior written consent to such disposition;

(ii) no Event of Default has occurred and is continuing and no Rapid Amortization Period is continuing or would result from such disposition;

(iii) after giving effect to such disposition and the related mandatory prepayment of the Notes, the DSCR calculated on a pro forma basis as of the immediately preceding Quarterly Payment Date (or, as of the date of such disposition if such date is an Accounting Date) would have been equal to or greater than (x) if Additional Securitized IP Assets or Additional Joint Venture Interests have been added to the Collateral and no additional Series of Notes has been issued since the Closing Date, the DSCR for the Quarterly Payment Date that immediately preceded the date of the most recent addition to the Collateral of Additional Securitized IP Assets or Additional Joint Venture Interests, as the case may be, or (y) otherwise, the DSCR for the Quarterly Payment Date immediately preceding the date of such disposition;

(iv) the sum of the Allocated Amount of such Securitized Trademark or such Joint Venture Interest and the Allocated Amounts of all other Securitized Trademarks and Joint Venture Interests disposed of since the Closing Date (including all Securitized Trademarks sold pursuant to a Purchase Option) would not exceed 50% of the sum of the aggregate Allocated Amounts on the Closing Date and the aggregate Allocated Amounts of all Additional Securitized Trademarks and Additional Joint Ventures on the date on which each such Additional Securitized Trademark or Additional Joint Venture Interest was added to the Collateral; and

(v) such Securitization Entity deposits an amount equal to the Release Price for such Securitized Trademark or Joint Venture Interest into the Collection Account.

Section 8.17 Acquisition of Assets.

No Co-Issuer will, or will permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.18 Dividends, Officers’ Compensation, etc.

Neither Brand Holdings I nor Brand Holdings II will declare or pay any distributions on any of its limited liability company interests; provided that, so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, Brand Holdings I and Brand Holdings II may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Brand Holdings I Operating Agreement or the Brand Holdings II Operating Agreement, as applicable. Without limiting Section 8.28, no Co-Issuer will, or will permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. No Co-Issuer will, or will permit any other

Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

No Co-Issuer will, or will permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name such Co-Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate confirming that all required filings have been made, to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

No Co-Issuer will, or will permit any other Securitization Entity to, amend, or consent to the amendment of any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Co-Issuers shall provide written notice to each Rating Agency of any amendment of any Charter Document of any Securitization Entity.

Section 8.21 Investments.

No Co-Issuer will, or will permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) investments in the Base Indenture Accounts, the Series Accounts and the Concentration Accounts or (b) investments in any other Securitization Entity.

Section 8.22 No Other Agreements.

No Co-Issuer will, or will permit any other Securitization Entity to, enter into or be a party to any agreement or instrument other than any Related Document, any Securitized License Agreement, any Joint Venture Agreement, any other document permitted by a Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Series Hedge Agreement (subject to Section 8.31) or any documents or agreements incidental thereto or any other agreement if such transaction when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business.

No Co-Issuer will, or will permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a) Each Co-Issuer will, and will cause each other Securitization Entity to:

(i) maintain their own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Related Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents meet the requirements of this clause (ii);

(iii) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi) not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may incur obligations, pursuant to the Iconix Letter of Credit Agreement, with respect to any Iconix Letter of Credit if one or more of the Co-Issuers receives a fee from each Non-Securitization Entity whose obligations are secured by such Iconix Letter of Credit in an amount equal to the cost to the Co-Issuers in connection with the issuance and maintenance of such Iconix Letter of Credit plus a percentage approved by the Control Party upon execution of any Iconix Letter of Credit Agreement, it being understood that such fee is an arms-length fair market fee;

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least two Independent Managers on its board of managers or board of directors, as the case may be.

(b) Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Co-Issuers referenced in the opinion of White & Case LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Securitized IP Assets.

(a) No Co-Issuer will, or will permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of the IP Holders’ rights in and to the Securitized IP Assets that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b) The Co-Issuers will notify the Trustee, the Back-Up Manager and the Servicer in writing on at least a quarterly basis upon knowing or having reason to know that any application or registration relating to any Securitized Trademark (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office, similar offices or agencies in Canada or any other foreign jurisdiction in which any material Securitized IP Asset is licensed by a Co-Issuer or an Additional IP Holder for use or any court but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the United States Patent and Trademark Office or any similar office or agency in Canada or any other foreign jurisdiction) regarding the validity of any IP Holder’s ownership of any Securitized Trademark, its right to register the same, or to keep and maintain the same. The Trustee shall not be required to take any actions to maintain any Securitized Trademark.

(c) if any Co-Issuer or any Additional IP Holder either itself or through any agent, Licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency in Canada or any other foreign jurisdiction in which Securitized IP Assets are licensed by such Co-Issuer or Additional IP Holder for use, such Co-Issuer or Additional IP Holder, as applicable, shall give the Trustee and the Control Party written notice thereof on at least a quarterly basis and upon reasonable request of the Control Party, subject to Section 3.1(a)(iv), shall (only to the extent that doing so would not be reasonably expected to adversely affect the validity of any Securitization Entity’s ownership of such Securitized IP Assets) in a reasonable time after such filing (and in any event within ninety (90) days thereof) execute and deliver all instruments and documents, and take all further action, that the Control Party may so request in order to continue, perfect or protect the security interest granted hereunder in the United States, Canada and wherever else such Securitized IP Assets are licensed, including, without limitation, executing and delivering (x) the Supplemental Grant of Security Interest in Trademarks substantially in the form attached as Exhibit C-1 hereto, (y) the Supplemental Grant of Security Interest in Patents substantially in the form attached as Exhibit C-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit C-3 hereto, as applicable; provided, however, that the filing of such instruments and documents, and the undertaking of any other requested action, does not have an adverse effect on the validity of any Securitization Entity’s ownership of such Securitized IP Assets.

(d) in the event that any material Securitized IP Assets are infringed upon, misappropriated or diluted by a third party in a material manner, the applicable IP Holder upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. The applicable IP Holder will take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitized IP Assets, including suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions when taken if on behalf of such IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if any IP Holder decides not to take any action with respect to a material infringement, misappropriation or dilution relating to a material Securitized IP Asset, such IP Holder shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the Trustee, the Back-Up Manager or the Control Party will be required to take any actions on their behalf to protect or enforce the Securitized IP Assets against such infringement, misappropriation or dilution.

Section 8.26 Covenants Regarding Additional Collateral.

Subsequent to the Closing Date, DE Holdings may contribute to Brand Holdings I and/or Iconix may contribute to Brand Holdings II directly, or through the contribution of 100% of the Equity Interests in an Additional IP Holder, Additional Securitized IP Assets and the Additional License Agreements relating thereto and/or Additional Joint Venture Interests (any such assets, “Additional Collateral”) and Brand Holdings I and/or Brand Holdings II may accept any such contribution of Additional Collateral, without the consent of the Trustee, the Control Party, the Controlling Class Representative or any Noteholder if, as of the date of such acquisition:

(i) no Default, Event of Default, Potential Rapid Amortization Event or Rapid Amortization Event shall have occurred and be continuing;

(ii) any such Additional Securitized IP Assets being contributed shall be U.S. and Canadian registered and applied for Trademarks, that part of the goodwill of the business connected with the use of and symbolized by such Trademarks and all U.S. and Canadian copyright applications and registrations and patents and patent applications and other related Intellectual Property that is material to the performance of such business (“North American IP Assets”) shall be contributed together with all the rights and obligations of the licensor under all Licenses Agreements for the use of such North American IP Assets in the U.S. and Canada and/or non-U.S. and non-Canadian registered Trademarks and the related Intellectual Property (“International IP Assets”) and shall be contributed together with all the rights and obligations of the licensor under all Licenses Agreements for the use of such International IP Assets in the jurisdictions in which such Trademarks are registered;

(iii) any such Additional Joint Venture Interest being contributed shall be at least a majority Equity Interest in a company, limited liability company, limited partnership, business trust or other entity organized under the laws of the U.S. or Canada that owns North American IP Assets and License Agreements for the use of such North American IP Assets or a majority Equity Interest in a company, limited liability company, limited partnership, business trust or other entity organized under the laws of the U.S. or a foreign jurisdiction that owns International IP Assets and License Agreements for the use of such International IP Assets and, in each case, by the terms of the applicable Joint Venture Agreement and Applicable Law, the holder of such Equity Interests shall not be liable or otherwise legally responsible for the debts or other liabilities of such Person;

(iv) the Additional Contribution Agreement with respect to such Additional Collateral shall be substantially similar to the DE Holdings Contribution Agreement or the Brand Holdings II Contribution Agreement or shall be in such other form that shall be reasonably acceptable to the Control Party;

(v) in the case of the direct contribution of Additional Securitized IP Assets or Additional Joint Venture Interests to Brand Holdings I or Brand Holdings II, as the case may be, Brand Holdings I or Brand Holdings II shall immediately contribute such Additional Collateral to IP Holder I or IP Holder II, as the case may be;

(vi) in the case of the contribution of an Additional IP Holder, such Additional IP Holder shall be a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) or another form of entity organized under the laws of a jurisdiction outside of the United States so long as such form of organization shall be reasonably satisfactory to the Control Party and shall have a Charter Documents substantially similar to the Charter Documents of the Initial IP Holders or such other Charter Documents that are consistent with current Rating Agency criteria for special purpose entities and that shall be reasonably acceptable to the Control Party;

(vii) in the case of the contribution of an Additional IP Holder, such Additional IP Holder shall have executed and delivered to the Trustee a G&C Agreement;

(viii) payment of all License Payments payable pursuant to the License Agreements included in such Additional Collateral and/or all Joint Venture Distributions payable in respect of such Additional Collateral shall have been directed to the IP Holder I Concentration Account, the IP Holder II Concentration Account or an Additional Concentration Account or a Lock-Box related to any such Concentration Account;

(ix) in the case of the contribution of Additional Securitized IP Assets and the Additional License Agreements relating thereto or an Additional IP Holder owning Additional Securitized IP Assets and the Additional License Agreements relating thereto, an

Opinion of Counsel shall have been delivered to the Trustee in respect of such Additional Securitized IP Assets and such Additional License Agreements similar in form and substance to the Opinion of Counsel delivered to the Trustee on the Closing Date in respect of the Initial Securitized IP Assets and the Existing License Agreements and otherwise reasonably satisfactory to the Control Party;

(x) in the case of the contribution of an Additional Joint Venture Interest or an Additional IP Holder owning an Additional Joint Venture Interest, an Opinion of Counsel shall have been delivered to the Trustee in respect of such Additional Joint Venture Interest and the related Joint Venture Agreement similar in form and substance to the Opinion of Counsel delivered to the Trustee on the Closing Date in respect of the Initial Joint Venture Interests and the Initial Joint Venture Agreements and otherwise reasonably satisfactory to the Control Party;

(xi) an Opinion of Counsel in form and substance reasonably satisfactory to the Control Party shall have been delivered to the Trustee as to the perfection of the security interest of the Trustee in such Additional Collateral, including the Intellectual Property included in such Additional Collateral;

(xii) an Opinion of Counsel shall have been delivered to the Trustee as to the enforceability of the Additional Contribution Agreement with respect to such Additional Collateral similar in form and substance to the Opinion of Counsel delivered to the Trustee on the Closing Date in respect of the DE Holdings Contribution Agreement and the Brand Holdings II Contribution Agreement and otherwise reasonably satisfactory to the Control Party;

(xiii) an Opinion of Counsel shall have been delivered to the Trustee as to the characterization of the contributions of such Additional Collateral to Brand Holdings I or Brand Holdings II, as the case may be, as “true contributions” in the event of the bankruptcy of an Iconix Entity (other than an Securitization Entity) similar in form and substance to the Opinion of Counsel delivered to the Trustee on the Closing Date in respect of the contributions of the Initial Securitized IP Assets, the Existing License Agreements and the Initial Joint Venture Interests and otherwise reasonably satisfactory to the Control Party;

(xiv) in the case of the contribution of an Additional IP Holder, an Opinion of Counsel shall have been delivered to the Trustee as to the non-consolidation in bankruptcy of such Additional IP Holder in the event of the bankruptcy of an Iconix Entity (other than an Securitization Entity) similar in form and substance to the Opinion of Counsel delivered to the Trustee on the Closing Date in respect of the non-consolidation in bankruptcy of the Securitization Entities in the event of the bankruptcy of an Iconix Entity (other than a Securitization Entity) and otherwise reasonably satisfactory to the Control Party; and

(xv) an Officer’s Certificate shall have been delivered to the Trustee, the Servicer, and the Control Party to the effect that all of the conditions precedent to such contribution have been satisfied and an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, substantially to the effect that such contribution is authorized or permitted pursuant to the Base Indenture.

Section 8.27 Real Property.

No Co-Issuer shall, or shall permit any other Securitization Entity to, enter into any lease of real property. No Co-Issuer shall, or shall permit any other Securitization Entity to, acquire any fee interest in real property.

Section 8.28 No Employees.

The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.29 Insurance.

The Co-Issuers shall maintain, or cause the Manager to maintain, with financially sound insurers, insurance coverages customary for business operations of the type conducted by the Securitization Entities; provided that the Co-Issuer will cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee” on any insurance maintained by the Manager for the benefit of the Securitization Entity, which as of the Closing Date shall include every insurance policy maintained by the Iconix Entities. The terms and conditions of all such insurance shall be no less favorable to the Co-Issuers than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities. The Co-Issuers shall annually provide to the Trustee, the Servicer and the Back-Up Manager evidence reasonably satisfactory to the Servicer (which may be by covernote) that the insurance required to be maintained by the Co-Issuers hereunder is in full force and effect, by not later than November 30 of each calendar year, commencing November 30, 2013.

Section 8.30 Litigation.

If Iconix is not then subject to Section 13 or 15(d) of the Exchange Act, the Co-Issuers shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager and the Rating Agencies that sets forth all outstanding litigation, arbitration or other proceedings against any Iconix Entity that would have been required to be disclosed in Iconix’s annual reports, quarterly reports and other public filings which Iconix would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if Iconix were subject to such Sections.

Section 8.31 Series Hedge Agreements; Derivatives Generally.

(a) No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, and Brand Holdings II has delivered a copy of such prior written consent to the Rating Agencies.

(b) Without the prior written consent of the Control Party, no Co-Issuer will, or will permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument if any such contract, agreement or instrument requires the Co-Issuers to expend any financial resources to satisfy any payment obligations owed in connection therewith; provided that Brand Holdings II shall deliver a copy of any such prior written consent to the Rating Agencies.

Section 8.32 Subordinated Debt Repayments. No Co-Issuer shall repay any Subordinated Debt or Senior Subordinated Debt of any Series after the Series Anticipated Repayment Date with respect to such Series with amounts obtained by Brand Holdings I or Brand Holdings II from any Non-Securitization Entity in the form of any capital contributions or any portion of any Residual Amounts distributed to Brand Holdings I or Brand Holdings II pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.33 Covenants Relating to Joint Ventures.

(a) Each Co-Issuer that is an owner of a Joint Venture Interest agrees that it shall not, in its capacity as a member of the related Joint Venture, vote or otherwise consent to the incurrence by such Joint Venture of any Indebtedness.

(b) Each Co-Issuer that is an owner of a Joint Venture Interest shall take such actions in its capacity as a member of the related Joint Venture as are necessary to appoint Iconix as the administrative manager of such Joint Venture or delegate to Iconix its responsibilities as the administrative member of such Joint Venture.

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events.

Upon the occurrence, as and when declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Trustee and the Co-Issuers, of any one of the following events (each, a “Rapid Amortization Event”):

(a) the DSCR with respect to any Quarterly Payment Date is less than the Rapid Amortization DSCR Threshold;

(b) an Event of Default shall have occurred;

(c) a Manager Termination Event shall have occurred; or

(d) the Co-Issuers have not repaid or refinanced any Series of Notes (or Class thereof) in full on or prior to the Series Anticipated Repayment Date relating to such Series or Class;

provided, that a Rapid Amortization Event described in clause (d) shall occur automatically without any declaration thereof by the Control Party (at the direction of the Controlling Class Representative) unless the Control Party (at the direction of the Controlling Class Representative) and each affected Noteholder have agreed to waive such event in accordance with Section 13.2.

For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a Rapid Amortization Event, except that no Scheduled Principal Payments with respect to any Series of Notes shall be due and payable subsequent to the occurrence of a Rapid Amortization Event set forth in clause (d) above.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) (i) any Co-Issuer defaults in the payment of interest on, or any other amount payable (other than amounts referred to in clause (b) below) in respect of, any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) or more Business Days, or (B) any Co-Issuer or the Manager fails to remit amounts that are for the account of the Co-Issuers or any other Securitization Entity received into any Concentration Account, any Base Indenture Account or any Series Account as and when required under the Related Documents and such failure continues for five (5) or more Business Days after the Co-Issuers or the Manager has been notified in writing of such failure or a Co-Issuer or the Manager has Actual Knowledge of such failure; provided that the failure to pay any Prepayment Premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(b) any Co-Issuer defaults in the payment of any principal of any Series of Notes Outstanding when the same becomes due and payable (whether on any Series Legal Final Maturity Date, any redemption date, any prepayment date or any maturity date or otherwise with respect to such Series of Notes);

(c) the Interest-Only DSCR with respect to any Quarterly Payment Date is less than 1.10x;

(d) any Securitization Entity fails to comply with any of its other agreements or covenants in, or provisions of, the Indenture or any other Related Document (other than those covered by clause (a) or (b) above or with respect to any provision of the Charter Documents covered by clause (i) below) to which it is a party and the failure continues unremedied for a period of thirty (30) or more days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, is given to any Securitization Entity by the Trustee or to any Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative), the Back-Up Manager or any Noteholder;

(e) any representation made by any Securitization Entity in the Indenture or any other Related Document to which it is a party is false in any material respect when made and such false representation is not cured for a period of thirty (30) or more days after the earlier of (i) the date on which any Securitization Entity obtains knowledge thereof or (ii) the date that written notice thereof is given to any Securitization Entity by the Trustee or to any Securitization Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(f) the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(g) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is an “investment company” or is under the “control” of an “investment company,” as such terms are defined in the Investment Company Act;

(h) any of the Related Documents or any material portion thereof ceases to be in full force and effect, enforceable in accordance with its terms against any Iconix Entity bound thereby or any Iconix Entity so asserts in writing, other than any Related Document that is terminated in accordance with the express termination provisions thereof or in connection with a Permitted Asset Disposition;

(i) any Iconix Entity fails to comply in any material respect with any of the provisions of the Specified Charter Provisions of any Operating Agreement or of any other Charter Document of any Securitization Entity and such failure continues for a period of five (5) or more Business Days after (i) the date on which any Iconix Entity obtains knowledge thereof or (ii) the date on which written notice of such failure is given to any Iconix Entity by the Trustee or to any Iconix Entity and the Trustee by the Control Party (at the direction of the Controlling Class Representative);

(j) the transfer of any material portion of the property contributed pursuant to any Contribution Agreement fails to constitute a valid transfer of ownership of such property and the Proceeds thereof; provided, however, that no Event of Default will occur pursuant to this clause (j) if, with respect to any such property deemed not to have been validly transferred either (i) Iconix or any other Non-Securitization Entity shall have made an Indemnification Payment to any Securitization Entity pursuant to a Contribution Agreement with respect to such property or (2) Iconix or any other Non-Securitization Party shall have remedied such failure to transfer such property within ten (10) Business Days after obtaining Actual Knowledge thereof;

(k) (i) any Securitization Entity fails to have good title to any of its property, free and clear of all Liens, other than Permitted Liens except for such failures which, collectively, could not reasonably be expected to result in a Material Adverse Effect;

(l) the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral, free and clear of all Liens, other than Permitted Liens and Immaterial Recording Imperfections, or any Iconix Entity or any Affiliate thereof so asserts in writing;

(m) one or more final judgments or orders for the payment of money is rendered against any Securitization Entity and such judgment or order is in an amount that, when aggregated with the amount of other unsatisfied final judgments or orders against any Securitization Entity exceeds $1.0 million and either (i) such judgment or order is not paid or discharged within the period of thirty (30) days after the entry thereof or (ii) there is a period of thirty (30) days during which a stay of enforcement of such judgment or order is not in effect;

(n) the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days thereafter; or

(o) any Securitization Entity organized under the laws of the U.S. ceases to be a disregarded entity for the purposes of the Code;

then (i) in the case of any event described in each clause above (except for clause (f) thereof) that is continuing, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Co-Issuers, may declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (f) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable. Promptly following its receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Co-Issuers, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if all existing Events of Default, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any acceleration resulting from any Event of Default described in clause (f) above may only be rescinded if such Event of Default shall have been waived as provided in Section 9.7.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a) Payment of Principal and Interest. Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) Proceedings To Collect Money. In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii) (A) direct the Co-Issuers to exercise (and each Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Co-Issuers and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder or under any G&C Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, any G&C Agreement or any other Related Document:

(i) any of the Trustee, any Noteholder, any Hedge Provider and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder or under any G&C Agreements shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V; provided, however, that unless otherwise provided in this Article IX, that with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Power of Attorney. Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in Canada or each other foreign country in which any Securitized IP Assets are located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitized IP Assets, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or any G&C Agreements, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture and the G&C Agreements, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Controlling Class Representative) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events.

At any time prior to or after the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and before a judgment or decree for payment of the money due has been obtained, and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee and the Rating Agencies, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (f) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Servicing Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Related Documents. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in clause (f) of Section 9.2 may only be waived with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee and the Rating Agencies, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event described in clause (d) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented to such waiver.

Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a) the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) during such sixty (60) day period the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default or Rapid Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default or a Rapid Amortization Event of which a Trust Officer has not received written notice; provided, further, however, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default or Rapid Amortization Event or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Co-Issuers under the Indenture.

(b) Except during the occurrence and continuance of an Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event of which a Trust Officer shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to the Indenture.

(iv) The Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or incur any material liability (financial or otherwise) if there are reasonable grounds for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the G&C Agreements. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party or the Controlling Class Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, under the Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof; (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k) The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)     (i) Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(c) hereof: provided, however, that notwithstanding anything herein or in any other Related Document to the contrary, the Trustee will not be responsible for advancing any principal on the Senior Notes, any Senior Notes Monthly Post-ARD Contingent Interest, any reserve amounts, any make-whole premiums, any Class A-1 Senior Notes Administrative Expenses, any Class A-1 Senior Notes Aggregate Monthly Commitment Fees, or any interest or principal payable on, or any other amounts due with respect to, the Senior Subordinated Notes and the Subordinated Notes.

(ii) Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance. The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that a Debt Service Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable and vice versa.

(iii) The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 and the other applicable provisions of the Related Documents.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f) Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the aggregate Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

(h) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling 866-535-2504 (in the U.S.) or 904-954-6181 at any time.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and if it is actually known to a Trust Officer, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Co-Issuers, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Co-Issuers shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of any Co-Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, the Servicer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute, willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving thirty (30) days prior written notice to the Co-Issuers, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (at the direction of the Controlling Class Representative) or the Majority Controlling Class may remove the Trustee at any time by so notifying the Trustee and the Co-Issuers. So long as no Event of Default or Rapid Amortization Event has occurred and is continuing, the Co-Issuers (with the prior written consent of the Control Party) may remove the Trustee at any time. The Co-Issuers (with the prior written consent of the Control Party) shall remove the Trustee if:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority Controlling Class (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Co-Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee after written request by the Servicer or any Noteholder fails to comply with Section 10.8, the Servicer or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Co-Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Co-Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” and “Baa1” by Standard & Poor’s and Moody’s, respectively.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Co-Issuers and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Co-Issuers.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Co-Issuers and the Noteholders that:

(a) the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c) this Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a) Within five (5) Business Days following the Closing Date, the Trustee shall deliver a notice in the form of Exhibit E attached hereto, through the Applicable Procedures of the Clearing Agency for the related Series and posted to the Trustee’s password-protected website at www.sf.citidirect.com, announcing that there will be an election of a Controlling Class Representative and offering Controlling Class Members the opportunity to provide the Trustee with their contact information in writing within ten (10) Business Days of the date of such notice should they wish to participate in the election (such election, the “Initial CCR Election”). The Trustee shall provide any contact information that it receives, and any contact information in the Initial Controlling Class Member List, to the Manager and Brand Holdings II upon request. During the Initial CCR Election, any notices and communications required to be sent by the Trustee pursuant to this Section 11.1 shall be sent directly to the Controlling Class Members at the mail and e-mail addresses provided to the Trustee in the Initial Controlling Class Member List and by each Controlling Class Member individually, and all communications delivered to the Trustee by any Controlling Class Member shall be sent directly by such Controlling Class Member (and not through the Applicable Procedures of the Clearing Agency). During any subsequent CCR Election, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agency for all such notices and communications.

(b) Within 30 days after the Closing Date or any CCR Re-election Event, the Trustee will send to each of the Controlling Class Members a written notice (with copies to the Manager and Brand Holdings II) in the form attached as Exhibit F hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate one CCR Candidate by submitting a nomination in the form attached as Exhibit G hereto (a “CCR Nomination”) within either (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Election Notice, or (ii) in the case of any subsequent election, thirty (30) calendar days (such period, as applicable, the “CCR Nomination Period”). Each Controlling Class Member submitting a CCR Nomination shall represent that (i) as of (A) for the Initial CCR Election, the Closing Date or (B) in the case of any subsequent election, a date not more than ten (10) Business Days prior to the date of the CCR Election Notice as determined by the Trustee

(either such date, the “Nomination Record Date”) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified by it in the CCR Nomination; and (ii) the CCR Candidate that it has nominated pursuant to such CCR Nomination is either (A) a Controlling Class Member or (B) an Eligible Third-Party Candidate; provided, that for purposes of such nomination and determining the CCR Candidates pursuant to Section 11.1(c), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(c) Within three Business Days following the end of the CCR Nomination Period, the Trustee shall either (i) notify the Manager, Brand Holdings II, the Servicer and the Controlling Class Members that no nominations have been received and that the election will not be held, or (ii) prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit H attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if less than three (3) candidates are nominated, the CCR Ballot will list all candidates). Each Controlling Class Member shall, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee within (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Ballot or (ii) in the case of any subsequent election, within thirty (30) calendar days (a “CCR Election Period”). Each Controlling Class Member returning a completed CCR Ballot will also be required to confirm that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot; provided that for the purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to any Series of Class A-1 Senior Notes Outstanding, the Class A-1 Senior Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(d) If a CCR Candidate receives votes from Controlling Class Members holding beneficial interests in more than 50% of the Outstanding Principal Amount of Notes of the Controlling Class (or any beneficial interest therein) that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate shall be appointed the Controlling Class Representative by the Trustee promptly after the conclusion of the CCR Election Period. Notes of the Controlling Class held by any Co-Issuer or any Affiliate of any Co-Issuer will not be considered Outstanding for such voting purposes. If the CCR Election Period results in a tie, the Manager shall select the new Controlling Class Representative from among the candidates with the highest votes. If the procedures described in this Section 11.1 do not result in an election of a Controlling Class Representative, the Trustee will notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members that no Controlling Class Representative shall be appointed, and the Control Party will exercise the consent and waiver rights of the Controlling Class Representative until a CCR Re-election Event occurs and a new Controlling Class Representative is elected.

(e) In the event that a Controlling Class Representative is elected pursuant to Section 11.1(d) or the Trustee appoints a Controlling Class Representative at the direction of the Manager pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit I attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members and (iii) represent and warrant that it is either a Controlling Class Member or an Eligible Third-Party Candidate. Within two (2) Business Days of receipt of the acceptance letter, the Trustee shall promptly forward copies thereof, or provide notice of the identity and contact information of the new Controlling Class Representative, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.

(f) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative or from a Controlling Class Majority, as applicable, the Trustee shall deliver to each Noteholder, the Co-Issuers, the Manager, the Back-Up Manager and the Servicer a notice setting forth the identity of the new Controlling Class Representative.

(g) The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the Initial Controlling Class Member List for purposes of identifying the recipients of the CCR Election Notices and CCR Ballots and all subsequent communications related to the Initial CCR Election, (ii) with respect to any subsequent election of a Controlling Class Representative, the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to Note Owners of Notes of the Controlling Class and (iii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h) The Servicer (in its capacity as Servicer and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i) The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential nonpublic information.

Section 11.2 Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a Controlling Class Majority shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period following such resignation or removal; provided, that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer and the parties to this Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative shall have no liability to the Note Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b) Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Servicer or the Trustee are also named parties to the same action and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Servicer or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4 Control Party

(a) Pursuant to the Indenture and the other Related Documents, the Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b) For any Consent Request that requires, pursuant to the terms of the Indenture and the other Related Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and a Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent. Notwithstanding anything in any Related Document to the contrary, if the Controlling Class Representative does not reject or approve a Consent Recommendation within ten (10) Business Days following delivery of a Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, during the first CCR Election Period or following the resignation or removal of the Controlling Class Representative), the Control Party is authorized (but not required) to implement such Consent Request in accordance with the Servicing Standard, whether or not the Indenture or any Related Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Servicer Termination Events.

(c) For any Consent Request that requires the consent of any affected Noteholders or 100% of the Noteholders pursuant to Section 13.2, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. Subject to Section 11.4(e), until the consent of each Noteholder that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Trustee to identify and deliver to the Trustee for delivery by the Trustee to such Noteholders such additional information and Consent Recommendations as may be appropriate in accordance with the Servicing Standard to obtain such consent.

(d) The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable law, the terms of this Indenture, the Notes, the Servicing Agreement or the other Related Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party’s responsibilities under the Servicing Agreement or the Trustee under this Indenture, the Notes or the other Related Documents. In addition, notwithstanding anything herein or in the other Related Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Servicing Advance by the Control Party is outstanding and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interest of the Noteholders (taken as a whole).

Section 11.5 Note Owner List.

(a) To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Co-Issuers, the Servicer, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b) Note Owners of a Series of Notes having beneficial interests of not less than 10% in aggregate principal amount of the Notes of such Series that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit K certifying that such Note Owners hold beneficial interests of not less than 10% in aggregate principal amount of the Notes of a Series (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Co-Issuers, the Servicer and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice thereof to the Co-Issuers, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Co-Issuers’ and Additional IP Holders’ Obligations.

(a) Satisfaction and Discharge. The Indenture and each G&C Agreement shall cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document, all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Co-Issuers thereunder have been paid or otherwise provided for; except that (i) the Co-Issuers’ obligations under Section 10.5 and any Additional IP Holders’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive). The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and each G&C Agreement.

(b) Indenture Defeasance. The Co-Issuers may terminate all of their obligations under the Indenture and all obligations of the Additional IP Holders under the G&C Agreements in respect thereof if:

(i) the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, premiums, make-whole prepayment premiums, if any, and interest on the Outstanding Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay all other sums payable by them hereunder and under each other Indenture Document and under any Series Hedge Agreement; provided that any Government Securities deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and provided, further, that if (x) the deposit is held by a trustee of an irrevocable trust other than the Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such U.S. Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable, and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such U.S. Government Securities to the payment of said principal and interest with respect to the Notes and such other obligations;

(ii) all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements have been terminated;

(iii) the Co-Issuers deliver notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable, and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

(iv) the Co-Issuers deliver notice of the deposit made pursuant to Section 12.1(b)(ii) to the Control Party, the Manager, the Back-Up Manager and the Rating Agencies on or before the date of the deposit;

(v) the Co-Issuers deliver to the Trustee and the Servicer an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied; and

(vi) the Co-Issuers deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Co-Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Noteholders of the Outstanding Notes will not recognize income, gain or losses for U.S. federal income tax purposes with respect to their ownership of the Notes solely as a result of such termination, and will be subject to U.S. federal income tax with respect to their ownership of the Notes on the same amounts, in the same manner and at the same times as would have been the case if such termination had not occurred.

Upon satisfaction of such conditions, the Indenture and each G&C Agreement shall cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and any Additional IP Holder’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and each G&C Agreement.

(c) Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Co-Issuers, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all Series Obligations with respect to such Notes and all Obligations of the Additional IP Holders under the G&C Agreements in respect of such Series of Notes on and as of any Business Day (the “Series Defeasance Date”) if:

(i) the Co-Issuers irrevocably deposit in trust with the Trustee, or, at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

(1) all principal, interest, contingent interest, premiums, make-whole prepayment premiums, Series Hedge Payment Amounts, commitment fees, Class A-1 Senior Notes Administrative Expenses, Class A-1 Senior Notes Interest Adjustment Amounts, Class A-1 Senior Notes Other Amounts and any other Series Obligations that will be due and payable by the Co-Issuers solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as applicable, and to pay other sums payable by them under the Base Indenture, each other Indenture Document and each Series Hedge Agreement with respect to such Series of Notes;

(2) all Monthly Management Fees, Supplemental Management Fees, unreimbursed Servicing Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable on or as of the following Accounting Date (or if the Series Defeasance Date is an Accounting Date, then as of the Series Defeasance Date); and

(3) all Securitization Operating Expenses, all Class A-1 Senior Notes Administrative Expenses for the Defeased Series, all Class A-1 Senior Notes Interest Adjustment Amounts for the Defeased Series and all Class A-1 Senior Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager; provided, that the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or Series Legal Final Maturity of the Defeased Series, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Defeased Series and to the payment of other fees and expenses, as applicable;

(ii) all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements with respect to such Series of Notes shall have been terminated on or before the Series Defeasance Date;

(iii) the Co-Issuers deliver notice of prepayment, redemption or maturity of such Series of Notes in full to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv) if, after giving effect to the deposit, any other Series of Notes is Outstanding, the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v) Brand Holdings II delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Co-Issuers with the intent of preferring the holders of the Defeased Series over other creditors of the Co-Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi) the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back Up Manager and the Rating Agencies on or before the date of the deposit;

(vii) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any Indenture Documents;

(viii) the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding, if any, other than the Defeased Series;

(ix) the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied; and

(x) the Co-Issuers deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Co-Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Noteholders of the Outstanding Notes will not recognize income, gain or losses for U.S. federal income tax purposes with respect to their ownership of the Notes solely as a result of such termination, and will be subject to U.S. federal income tax with respect to their ownership of the Notes on the same amounts, in the same manner and at the same times as would have been the case if such termination had not occurred.

Upon satisfaction of such conditions, the Indenture and each G&C Agreement shall cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Additional IP Holders shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and each G&C Agreement of such Series Obligations.

(d) After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Co-Issuers shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Co-Issuers.

(a) The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture or the other Indenture Documents and in respect of the Notes and each Additional IP Holder’s obligations under the G&C Agreement to which it is a party, as applicable, shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Co-Issuers or the Additional IP Holders make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers and the Additional IP Holders shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a) Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Co-Issuers and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or to any Series Supplement, in form satisfactory to the Trustee, for any of the following purposes:

(i) to create a new Series of Notes or provide for the issuance of Additional Senior Notes;

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that no Co-Issuer will pursuant to this Section 13.1(a)(ii) surrender any right or power it has under the Related Documents;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Co-Issuers, the Servicer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder or in any G&C Agreement or any other Indenture Document to which the Trustee is a party;

(v) to provide for uncertificated Notes in addition to certificated Notes;

(vi) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or any G&C Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(viii) to correct or supplement any provision herein or in any Supplement or in any G&C Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement, in any G&C Agreement or any other Indenture Document to which the Trustee is a party;

(ix) to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(x) to facilitate the transfer of Notes in accordance with applicable Law (as evidenced by an Opinion of Counsel); or

(xi) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax.

provided, however, that, as evidenced by an Officer’s Certificate delivered to the Trustee and the Servicer, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Servicer or any other Secured Party.

(b) Upon the request of the Co-Issuers and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement or Supplement to a Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement or Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, any G&C Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(i) any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, any G&C Agreement or any other Related Documents with respect to any material part of the Collateral or, except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, any G&C Agreement or any other Related Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, any G&C Agreement or any other Related Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in this Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of the each affected Noteholder and each other affected Secured Party; and

(iv) any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment, redemption or election of any Extension Period shall require the consent of each affected Noteholder.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or-waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or any G&C Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies and to the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager and the Co-Issuers. The Co-Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or any G&C Agreement no less than ten (10) days prior to the effectiveness of the related Supplement; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, substantially to the effect that such Supplement is authorized or permitted by this Base Indenture. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers and the Additional IP Holders in accordance with its terms.

Section 13.7 Amendments and Fees.

The Co-Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Related Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Co-Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Related Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

(a) Any notice or communication by the Co-Issuers, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to Brand Holdings II:

Icon Brand Holdings LLC

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

If to Brand Holdings I:

Icon DE Intermediate Holdings LLC

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

If to IP Holder I:

Icon DE IP Holdings LLC

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

If to IP Holder II:

Icon NY IP Holdings LLC

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

If to the Manager:

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

If to the Manager with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: Nazim Zilkha and David Thatch

Facsimile: 212-354-8113

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Laura Palma

Facsimile: 212-455-2502

If to any Co-Issuer with a copy to:

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Attention: Andrew Tarshis

Facsimile: 212-391-0127

and

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: Nazim Zilkha and David Thatch

Facsimile: 212-354-8113

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Laura Palma

Facsimile: 212-455-2502

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square

New York, New York 10036

Attention: Robert J. Darefsky

Facsimile: 212-841-9350

If to the Servicer:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attn: President

Facsimile: 913-253-9709

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Global Transaction Services- Icon Brand Holdings LLC, Series 2012-1

Facsimile: 212-816-5527

If to Standard & Poor’s:

Standard & Poor’s Rating Services

55 Water Street, 42nd Floor

New York, NY 10041-0003

Attention: ABS Surveillance Group – New Assets

E-mail: Servicer_Reports@standardandpoors.com

(b) The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e) If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g) Notwithstanding any other provision herein, for so long as Iconix is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to any Co-Issuer, or by any Co-Issuer to the Manager, shall be deemed to have been delivered to both the Co-Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or any Co-Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

Section 14.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Related Document, the Co-Issuers to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Trustee, substantially to the effect that such action is authorized or permitted by the Indenture or such other Related Documents. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 14.4 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9 Successors.

All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any other Related Document, except with the written consent of the Servicer. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such

Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense.

Section 14.15 Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Co-Issuers, the Trustee, at the written direction of the Servicer, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition. If all of the Collateral owned by a Securitization Entity is permitted to be disposed of in a Permitted Asset Disposition, such Securitization Entity may be released from its obligations under the Related Documents. Upon request of the Co-Issuers, the Trustee, at the written direction of the Servicer, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to effect or evidence the release by the Trustee of a Securitization Entity’s obligations under the Related Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

ICON BRAND HOLDINGS LLC, as Co-Issuer

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Vice President and Treasurer

ICON DE INTERMEDIATE HOLDINGS LLC, as Co-Issuer

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Vice President and Treasurer

ICON DE HOLDINGS LLC, as Co-Issuer

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Vice President and Treasurer

ICON NY HOLDINGS LLC, as Co-Issuer

By:	/s/ Warren Clamen
Name:Warren Clamen
Title: Vice President and Treasurer

Signature Page to Base Indenture

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Vice President

Signature Page to Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“Account Agreement” means each agreement governing the establishment and maintenance of any Concentration Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement pursuant to which the Trustee is granted the right to control deposits to and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any Lock-Box related thereto (including, without limitation, with respect to each Concentration Account); provided, however, that each Account Control Agreement shall be in form and substance reasonably satisfactory to the Trustee (it being understood that if such Account Control Agreement contains an indemnity from the Trustee, such Account Control Agreement will not be acceptable to the Trustee).

“Accounting Date” means the date three (3) Business Days prior to each Quarterly Payment Date. Any reference to an Accounting Date relating to a Quarterly Payment Date means the Accounting Date occurring in the same calendar month as the Quarterly Payment Date and any reference to an Accounting Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Actual Knowledge” means the actual knowledge of (i) in the case of any Securitization Entity, any manager or director (as applicable) (other than an Independent Manager or Independent Director) or officer of such Securitization Entity, (ii) in the case of the Manager, with respect to a relevant matter or event, an Authorized Officer of the Manager directly responsible for managing, the relevant asset or for administering the transactions relevant to such matter or event, (iii) with respect to the Trustee, a Trust Officer, or (iv) with respect to any other Person, any member of senior management of such Person.

“Additional Class A-1 Senior Notes Commitment Fees Shortfall Interest” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Additional Collateral” has the meaning set forth in Section 8.26 of the Base Indenture.

“Additional Concentration Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Concentration Account Control Agreement” means the Account Control Agreement governing any Additional Concentration Account entered into by and among the applicable Securitization Entity, the Manager, the Trustee and the bank or other financial institution then holding such Additional Concentration Account; provided that an Additional Concentration Account Control Agreement shall not be required for any Additional Concentration Account that is located in a country outside of the United States (i) if such agreement would not be enforceable under the applicable laws of such country, as evidenced by a written notice from an Authorized Officer of the applicable Securitization Entity to the Control Party setting forth the rationale for such conclusion or (ii) if such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof; provided, further, that the Trustee shall have no duty or responsibility to monitor whether such Additional Concentration Account qualifies as an “Eligible Account” pursuant to clause (c) of the definition thereof.

“Additional Contribution Agreement” means each contribution agreement pursuant to which one or more Non-Securitization Entities contribute Additional Trademarks, the related Additional Securitized IP Assets and the related Additional License Agreements and/or Additional Joint Venture Interests to Brand Holdings I or Brand Holdings II.

“Additional International Sublicense” means each license to use International IP Assets listed on a schedule to an Additional Contribution Agreement.

“Additional IP Holder” means any entity that becomes a direct or indirect wholly-owned Subsidiary of Brand Holdings I or Brand Holdings II or any other Securitization Entity after the Closing Date in accordance with and as permitted under Section 8.26 of the Base Indenture.

“Additional IP Holder Charter Documents” means, collectively, with respect to any Additional IP Holder, the certificate of incorporation, the by-laws, the certificate of formation, the operating agreement and/or any such similar documents of such Additional IP Holder depending on the form of such entity.

“Additional IP Holder Operating Agreement” means, with respect to any Additional IP Holder, the certificate of incorporation, the operating agreement or such similar document of such Additional IP Holder depending on the form of such entity.

“Additional Joint Venture” means each company, limited liability company, limited partnership, business trust or other entity listed on a schedule to an Additional Contribution Agreement an interest in which is transferred to a Securitization Entity pursuant to an Additional Contribution Agreement.

“Additional Joint Venture Agreement” means the agreement pursuant to which an Additional Joint Venture is organized.

“Additional Joint Venture Interests” means the Equity Interests in each Additional Joint Venture listed on a schedule to an Additional Contribution Agreement and transferred to a Securitization Entity pursuant to an Additional Contribution Agreement.

“Additional License Agreement” means each License Agreement transferred to a Securitization Entity pursuant to an Additional Contribution Agreement.

“Additional Notes” has the meaning set forth in Section 2.2(a) of the Base Indenture.

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“Additional Notes Issuance Date” has the meaning set forth in Section 2.2(a) of the Base Indenture.

“Additional Securitized Brand” means the brand symbolized by the name and mark of an Additional Securitized Trademark and all variations thereof.

“Additional Securitized IP Assets” means all Intellectual Property used in connection with the marketing, manufacturing, designing, developing, selling and distributing of products under an Additional Securitized Brand, in the territories described in the applicable Additional Contribution Agreement, and the goodwill of the business connected with the use of and symbolized by the related Additional Securitized Trademark, including the right to bring an action at law or in equity for any infringement, dilution or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing.

“Additional Securitized Trademark” means each Trademark transferred to a Securitization Entity pursuant to an Additional Contribution Agreement.

“Additional Senior Notes” means up to $400,000,000 of Senior Notes bearing a fixed rate of interest and issued in a fixed principal amount (i.e., not variable funding) in one or more Series or as Additional Notes by the Co-Issuers under the Indenture within the three years following the Closing Date.

“Additional Senior Notes ABS Leverage Ratio” means, as of any date of determination with respect to the issuance of any Series of Additional Senior Notes or any Additional Notes that are Additional Senior Notes, the ratio of (i) the aggregate principal amount of each Series of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) to (ii) Additional Senior Notes Net Cash Flow for the preceding four Quarterly Collection Periods as of such date, on a pro forma basis, calculated as if (i) such Series of Additional Senior Notes or such Additional Notes had been Outstanding at the commencement of such period and (ii) any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so issued, paid, prepaid or repurchased and cancelled as of the commencement of such period.

“Additional Senior Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(c) of the Base Indenture.

“Additional Senior Notes Net Cash Flow” will mean for any Quarterly Collection Period an amount equal to the excess, if any, of (a) Additional Senior Notes Retained Collections with respect to such Quarterly Collection Period over (b) the sum of (i) the Securitization Operating Expenses paid on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (ii) the Monthly Management Fee paid on each Monthly Allocation Date to the Manager with respect to such Quarterly Collection Period, plus (iii) the Servicing Fees and any other fees paid to the Servicer on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (iv) the amount of Class A-1 Senior Notes Administrative Expenses paid on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (v) all Investment Income to the extent such Investment Income has been distributed to the Collection Account and is included in Additional Senior Notes Retained Collections with respect to such Quarterly Collection Period.

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“Additional Senior Notes New Series Pro Forma DSCR” will mean, at any time of determination and with respect to the issuance of any Series of Additional Senior Notes or any Additional Notes that are Additional Senior Notes, the ratio calculated by dividing (a) the Additional Senior Notes Net Cash Flow over the immediately preceding four Quarterly Collection Periods over (b) the Debt Service for the related four Quarterly Payment Dates, in each case on a pro forma basis, calculated as if (i) such Series of Additional Senior Notes or such Additional Notes had been Outstanding at the commencement of such period and (ii) any other Notes that have been issued or any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so issued, paid, prepaid or repurchased and cancelled as of the commencement of such period.

“Additional Senior Notes Retained Collections” means, with respect to any Quarterly Collection Period, an amount equal to the sum of all Collections received by any Securitization Party and deposited into any Concentration Account or the Collection Account during such Quarterly Collection Period excluding (i) all License Payments paid pursuant to Additional License Agreements and all Joint Venture Distributions made by Additional Joint Ventures, (ii) Excluded Amounts and (iii) Bank Account Expenses (solely with respect to the Concentration Accounts).

“Additional Senior Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(h) of the Base Indenture.

“Additional Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3.00% per annum.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

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“Allocated Amount” means (a) for any Initial Trademark or Initial Joint Venture Interest during the period from and including the Closing Date to but excluding the first Allocated Amount Determination Date thereafter, the amount with respect to such Initial Trademark or Initial Joint Venture Interest set forth on Schedule 8.16 to the Base Indenture and (b) for any Trademark or Joint Venture Interest during the period from and including the first Allocated Amount Determination Date after the Closing Date or any Allocated Amount Determination Date thereafter to but excluding the next succeeding Allocated Amount Determination Date, the amount with respect to such Trademark or Joint Venture Interest determined by the Manager on behalf of the Co-Issuers in accordance with Section 5.19 of the Base Indenture.

“Allocated Amount Determination Date” means any of a Series Closing Date, the date of the addition of any Additional Collateral or the date of any Permitted Asset Disposition.

“Annual Noteholders’ Tax Statement” has the meaning set forth in Section 4.2 of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Asset Disposition” means any asset disposition permitted pursuant to Section 8.16 of the Base Indenture.

“Authorized Officer” means, as to any Person, any of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person.

“Available Administrative Account Amount” means, as of any Accounting Date:

(i) with respect to any deficiency relating to the Senior Notes Interest Account pursuant to Section 5.12(a) of the Base Indenture, the aggregate of the amounts on deposit in (a) the Class A-1 Senior Notes Commitment Fees Account, (b) the Senior Subordinated Notes Interest Account, (c) the Senior Notes Principal Payments Account, (d) the Senior Subordinated Notes Principal Payments Account, (e) the Subordinated Notes Interest Account, (f) the Subordinated Notes Principal Payments Account, (g) the Senior Notes Post-ARD Contingent Interest Account, (h) the Senior Subordinated Notes Post-ARD Contingent Interest Account and (i) the Subordinated Notes Post-ARD Contingent Interest Account as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(ii) with respect to any deficiency relating to the Class A-1 Senior Notes Commitment Fees Account pursuant to Section 5.12(d) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(b) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

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(iii) with respect to any deficiency relating to the Senior Subordinated Notes Interest Account pursuant to Section 5.12(f) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(c) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(iv) with respect to any deficiency relating to the Senior Notes Principal Payments Account pursuant to Section 5.12(g) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(d) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(v) with respect to any deficiency relating to the Senior Subordinated Notes Principal Payments Account pursuant to Section 5.12(i) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(e) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(vi) with respect to any deficiency relating to the Subordinated Notes Interest Account pursuant to Section 5.12(j) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(f) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(vii) with respect to any deficiency relating to the Subordinated Notes Principal Payments Account pursuant to Section 5.12(l) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(g) through (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date;

(viii) with respect to any deficiency relating to the Senior Notes Post-ARD Contingent Interest Account pursuant to Section 5.13(m) of the Base Indenture, the aggregate of the amounts on deposit in the accounts listed in clauses (i)(h) and (i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date; and

(ix) with respect to any deficiency relating to the Senior Subordinated Notes Post-ARD Contingent Interest Account pursuant to Section 5.12(n) of the Base Indenture, the amount on deposit in the account listed in clause (i)(i) above as of the last day of the Quarterly Collection Period immediately preceding such Accounting Date.

“Available Senior Notes Interest Reserve Account Amount” means, as of any date of determination, the sum of (i) the amount on deposit in the Senior Notes Interest Reserve Account and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders, after giving effect to any withdrawals therefrom or draws with respect to the Senior Notes.

“Available Senior Subordinated Notes Interest Reserve Account Amount” means, as of any date of determination, the sum of (i) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders, after giving effect to any withdrawals therefrom or draws with respect to the Senior Subordinated Notes.

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“Back-Up Management Agreement” means the Back-Up Management Agreement, dated as of November 29, 2012, by and among the Co-Issuers, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Fees” means all compensation and indemnification payments, if any, payable by Brand Holdings II to the Back-Up Manager under the terms of the Back-Up Management Agreement and all reasonable out-of-pocket expenses of the Back-Up Manager required to be reimbursed by Brand Holdings II pursuant to the Back-Up Management Agreement.

“Bank Account Expenses” means any fees or charges imposed on any Concentration Account, Base Indenture Account or Series Account by the bank establishing and maintaining such account.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of November 29, 2012, by and among the Co-Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Brand Holdings I” means Icon DE Intermediate Holdings LLC, a Delaware limited liability company, and its successors and assigns.

“Brand Holdings I Certificate of Formation” means the certificate of formation of Brand Holdings I, dated as of November 13, 2012, as amended, supplemented or otherwise modified from time to time.

“Brand Holdings I Charter Documents” means Brand Holdings I Certificate of Formation and the Brand Holdings I Operating Agreement.

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“Brand Holdings I Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Brand Holdings I, dated as of November 29, 2012, as further amended, supplemented or otherwise modified from time to time.

“Brand Holdings I Residual Amount” means, for any Monthly Allocation Date, an amount equal to the product of (x) the Residual Amount for such Monthly Allocation Date and (y) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Retained Collections deposited into the Collection Account during the immediately preceding calendar month attributable to Collateral owned by Brand Holdings I or one of its Subsidiaries and the denominator of which is equal to the aggregate amount of Retained Collections deposited into the Collection Account during the immediately preceding calendar month.

“Brand Holdings II” means Icon Brand Holdings LLC, a Delaware limited liability company, and its successors and assigns.

“Brand Holdings II Certificate of Formation” means the certificate of formation of Brand Holdings II, dated as of November 13, 2012, as amended, supplemented or otherwise modified from time to time.

“Brand Holdings II Charter Documents” means the Brand Holdings II Certificate of Formation and the Brand Holdings II Operating Agreement.

“Brand Holdings II Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and between Brand Holdings II and Iconix, as amended, supplemented or otherwise modified from time to time.

“Brand Holdings II Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Brand Holdings II, dated as of November 29, 2012, as further amended, supplemented or otherwise modified from time to time.

“Brand Holdings II Residual Amount” means, for any Monthly Allocation Date, an amount equal to the product of (x) the Residual Amount for such Monthly Allocation Date and (y) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Retained Collections deposited into the Collection Account during the immediately preceding calendar month attributable to Collateral owned by Brand Holdings II or one of its Subsidiaries and the denominator of which is equal to the aggregate amount of Retained Collections deposited into the Collection Account during the immediately preceding calendar month.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York, New York.

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“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Related Documents, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Senior Notes Administrative Expenses Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period, an amount equal to the lesser of (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Monthly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Senior Notes Administrative Expenses previously paid on each preceding Monthly Allocation Date that occurred (x) in the case of a Monthly Allocation Date occurring during the annual period following the Closing Date and ending on the first anniversary thereof, since the Closing Date and (y) in the case of a Monthly Allocation Date occurring during any other annual period beginning with the annual period following the first anniversary of the Closing Date, since the most recent anniversary thereof.

“Capped Securitization Operating Expenses Amount” means, for any Monthly Allocation Date within any Quarterly Collection Period, an amount equal to the lesser of (a) the Securitization Operating Expenses that have become due and payable prior to such Monthly Allocation Date and have not been previously paid and (b) the amount by which (i) $500,000 exceeds (ii) the aggregate amount of Securitization Operating Expenses previously paid on each preceding Monthly Allocation Date that occurred in such annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Monthly Allocation Date occurs; provided, however, that during any period that the Back-Up Manager is required to provide certain additional services pursuant to the Back-Up Management Agreement, the Control Party, acting at the direction of the Controlling Class Representative, may increase the amount in clause (b)(i) above in order to take account of any increased fees associated with the provision of such additional services.

“Cash Trapping Amount” means, for any Monthly Allocation Date during a Cash Trapping Period, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Monthly Allocation Date after payment of priorities (i) through (xiv) of the Priority of Payments (but with respect to the first Monthly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date).

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.45x.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that the DSCR determined with respect to such Quarterly Payment Date is less than the Cash Trapping DSCR Threshold.

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“Cash Trapping Percentage” means, with respect to any Monthly Allocation Date during a Cash Trapping Period (i) 25%, if the DSCR determined with respect to such Quarterly Payment Date is less than the Cash Trapping DSCR Threshold but equal to or greater than 1.35x, (ii) 50%, if the DSCR determined with respect to such Quarterly Payment Date is less than 1.35x but equal to or greater than 1.25x and (iii) 100%, if the DSCR determined with respect to such Quarterly Payment Date is less than 1.25x.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which a Cash Trapping Event occurs and ends on the first Quarterly Payment Date subsequent to the occurrence of such Cash Trapping Event on which the DSCR determined with respect to such Quarterly Payment Date is equal to or exceeds the Cash Trapping DSCR Threshold.

“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Account, (ii) on which the Cash Trapping Percentage is equal to 25% and on the prior Quarterly Payment Date the applicable Cash Trapping Percentage was equal to 50% or 100%, 50%, in the case of a reduction from a 50% Cash Trapping Percentage, or 75%, in the case of a reduction from a 100% Cash Trapping Percentage, of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 50% or 100%, as the case may be, reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose and (iii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date, the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date on which amounts are released from the Cash Trap Reserve Account pursuant to Section 5.12(p) of the Base Indenture.

“Cash Trap Reserve Account” means the reserve account established and maintained by Brand Holdings II, in the name of the Trustee, for the benefit of the Secured Parties, for the purpose of trapping cash upon the occurrence of a Cash Trapping Event.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture.

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“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a demand for an election for a Controlling Class Representative from a Controlling Class Majority, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative or (vi) there is no Controlling Class Representative and the Control Party requests an election be held (provided that the Control Party may make only two such requests per calendar year).

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Charter Documents” means any of the Co-Issuers Charter Documents, the Iconix Charter Documents, the DE Holdings Charter Documents and any Additional IP Holder Charter Documents.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class A-1 Senior Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Noteholder” means any Holder of Class A-1 Senior Notes of any Series.

“Class A-1 Senior Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Senior Notes Accrued Quarterly Commitment Fee Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending in the next succeeding Quarterly Collection Period and (b) the amount, if any, by which (i) Class A-1 Senior Notes Aggregate Quarterly Commitment Fees for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Class A-1 Senior Notes Commitment Fees Account on each preceding Monthly Allocation Date with respect to the Quarterly Collection Period.

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“Class A-1 Senior Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Administrative Expenses” in each applicable Series Supplement.

“Class A-1 Senior Notes Aggregate Quarterly Commitment Fees” means, for any Interest Period, with respect to all Class A-1 Senior Notes Outstanding, the aggregate amount of Class A-1 Senior Notes Quarterly Commitment Fees due and payable on all such Class A-1 Senior Notes with respect to such Interest Period.

“Class A-1 Senior Notes Amortization Event” means any event designated as a “Class A-1 Senior Notes Amortization Event” in any Series Supplement.

“Class A-1 Senior Notes Amortization Period” means, with respect to any Class A-1 Senior Notes, the period identified as the “Class A-1 Senior Notes Amortization Period” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fee Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as the “Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Class A-1 Senior Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Class A-1 Senior Notes Interest Adjustment Amount” means, for any Class of Class A-1 Senior Notes for any Interest Period, the aggregate amount, if any, for such Interest Period that is identified as a “Class A-1 Senior Notes Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Senior Notes Maximum Principal Amount” means, with respect to all Series of Class A-1 Senior Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Senior Notes as identified in the applicable Series Supplement as reduced by any permanent reductions of commitments with respect to such Class A-1 Senior Notes and any cancellations of repurchased Class A-1 Senior Notes.

“Class A-1 Senior Notes Other Amounts” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Senior Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Senior Notes Quarterly Commitment Fees” means, for any Interest Period, with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes that is identified as “Class A-1 Senior Notes Quarterly Commitment Fees” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an

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estimate of such commitment fees shall be used to calculate the Class A-1 Senior Notes Quarterly Commitment Fees for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Class A-1 Senior Notes Quarterly Commitment Fees.”

“Class A-1 Senior Notes Renewal Date” means, with respect to any Class A-1 Senior Notes, the date identified as the “Class A-1 Senior Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Senior Notes Voting Amount” means, with respect to any Series of Class A-1 Senior Notes, the greater of (1) the Class A-1 Senior Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Senior Notes for such Series.

“Class A-1 Subfacility” means any commitment to extend credit by a lender to a Class A-1 Subfacility that is identified as a “Class A-1 Subfacility” in the applicable Series Supplement, together with all extensions of credit under such commitment.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” means November 29, 2012.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Co-Issuers” means, collectively, Brand Holdings I, Brand Holdings II, IP Holder I and IP Holder II.

“Co-Issuers Charter Documents” means, collectively, the Brand Holdings I Charter Documents, the Brand Holdings II Charter Documents, the IP Holder I Charter Documents and the IP Holder II Charter Documents.

“Co-Issuers Insurance Proceeds” means any amounts received upon settlement of a claim filed under any insurance policy maintained by or on behalf of the Securitization Entities in accordance with Section 8.29 of the Base Indenture.

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“Co-Issuers Operating Agreements” means, collectively, the Brand Holdings I Operating Agreement, the Brand Holdings II Operating Agreement, the IP Holder I Operating Agreement and the IP Holder II Operating Agreement.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in each G&C Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Securitized License Agreements, the Joint Venture Agreements and the Collateral Transaction Documents.

“Collateral Protection Advance” means any advance for (a) payment of trademark prosecution and enforcement, trademark registration and maintenance and other costs and expenses necessary to protect and preserve the Collateral and (b) payment of any expenses of any Securitization Entity for which there are insufficient funds available pursuant to the Priority of Payments, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateral Transaction Documents” means, collectively, the Contribution Agreements, the Charter Documents of each Securitization Entity, the International Sublicenses, the Servicing Agreement, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collection Account” means account no. 110396 entitled “Citibank, N.A. f/b/o Icon Brand Holdings LLC – Collection Account” maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collections” means (a) all License Payments, (b) all Joint Venture Distributions, (c) all Release Prices, (d) all Co-Issuer Insurance Proceeds, (e) all Excluded Amounts, (f) any Retained Collections Contributions, (g) Other Collections, (h) any Indemnification Payments and (i) any other amounts, including Investment Income, received by any Securitization Entity and deposited into any Concentration Account or the Collection Account.

“Commitment” has the meaning set forth in the applicable Series Supplement.

“Commitment Amount” has the meaning set forth in the applicable Series Supplement.

“Company Order” and “Company Request” mean a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each such Co-Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

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“Competitor” means any Person that engages in the business of managing trademarks, license agreements and related intellectual property as a significant portion of its business strategy.

“Concentration Accounts” means, collectively, the IP Holder I Concentration Account, the IP Holder II Concentration Account and any Additional Concentration Account.

“Concentration Accounts Control Agreements” means, collectively, the IP Holder I Concentration Account Control Agreement, the IP Holder II Concentration Account Control Agreement and any Additional Concentration Account Control Agreement.

“Consent Recommendation” means the action recommended by the Servicer to the Controlling Class Representative in writing with respect to any Consent Request that requires the consent of the Controlling Class Representative.

“Consent Request” means any request for a waiver, amendment, consent or certain other action under the Related Documents.

“Consolidated Adjusted EBITDA” is Consolidated EBITDA further adjusted to eliminate provisions for non-cash compensation expense, (gains) losses on disposal of assets, (gains) losses on debt retirement and other adjustments (including expenses incurred in connection with the issuance of any Series of Notes, certain legal reserves, separation and related expenses, expenses related to the sale of company-owned operations and expenses related to stock option plan changes).

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period (a) plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Net Interest Expense for such period; (ii) federal, state, local and foreign income taxes payable for such period; (iii) non-cash losses from the sale of fixed assets not in the ordinary course of business and other non-cash extraordinary or non-cash nonrecurring items; (iv) impairment losses on assets incurred during such period; (v) depreciation and amortization expense for such period; and (vi) other extraordinary or nonrecurring items not in the ordinary course of business, and (b) minus, without duplication, to the extent added in calculating such Consolidated Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items not in the ordinary course of business; provided, however, that items that would have been accounted for as operating leases under GAAP as in effect on the Closing Date will continue to be treated as operating leases for purposes of this definition irrespective of any change in GAAP subsequent to the Closing Date.

“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, total interest expense, whether paid or accrued, of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange

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contracts, amortization of discount and that portion of interest obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation- or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Agreements” means, collectively, the DE Holdings Contribution Agreement, the Brand Holdings II Contribution Agreement and any Additional Contribution Agreements.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade, business, organization or other entity that is, along with such Person, treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act or will act on behalf of the Trustee in connection with Consent Requests.

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“Controlling Class” means the most senior Class of Notes then outstanding among all Series; provided that, as of the Closing Date, the “Controlling Class” will be the Senior Notes.

“Controlling Class Majority” means Controlling Class Members holding more than 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Senior Notes) as of such day of determination, disregarding any Notes held by a Co-Issuer, Iconix or any of its Affiliates.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note, and with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Co-Issuer or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Controlling Class Majority; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” means all United States and non-U.S. copyrights, copyrightable works and mask works and industrial designs and design registrations, whether registered or unregistered, and pending applications to register the same.

“Corporate Trust Office” means (i) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention, Global Transaction Services- Icon Brand Holdings LLC, Series 2012-1 and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services- Icon Brand Holdings LLC, Series 2012-1 or at such other addresses as the Trustee may designate from time to time by notice to the Noteholders and the Co-Issuers.

“CP Rate” has the meaning specified in the applicable Series Supplement.

“DE Holdings” means Icon DE Brand Holdings Corp., a Delaware corporation, and its successors and assigns.

“DE Holdings By-Laws” means the by-laws of DE Holdings, as amended, supplemented or otherwise modified from time to time.

“DE Holdings Certificate of Incorporation” means the certificate of incorporation of DE Holdings, filed with the Secretary of State of Delaware on November 13, 2012, as amended, supplemented or otherwise modified from time to time.

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“DE Holdings Charter Documents” means the DE Holdings Certificate of Incorporation and the DE Holdings By-Laws.

“DE Holdings Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, by and among DE Holdings, Mossimo Holdings, LLC, Studio IP Holdings LLC, OP Holdings LLC, IP Holdings LLC and Iconix, as amended, supplemented or otherwise modified from time to time.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (a) the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes Outstanding due and payable on such Quarterly Payment Date (other than any interest or fees included in the definitions of “Senior Notes Quarterly Post-ARD Contingent Interest,” “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses” or “Class A-1 Senior Notes Other Amounts”) plus (b) with respect to any Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date after giving effect to any optional prepayment of principal of such Notes or any repurchase and cancellation of such Notes.

“Debt Service Advance” means an advance made by the Servicer or the Trustee, as applicable, in respect of the Senior Notes Interest Shortfall Amount on any Quarterly Payment Date.

“Deemed Rating Agency Confirmation” means the Rating Agency Condition with respect to each Series of Notes Outstanding shall be deemed to have been satisfied with respect to the issuance of a Series of Additional Senior Notes or Additional Notes that are Additional Senior Notes during any Quarterly Period subject to the following conditions:

(i)	the Additional Senior Notes New Series Pro Forma DSCR as calculated with respect to the issuance of such Series of Additional Senior Notes during such Quarterly Period is greater than or equal to the ratio set forth below for such Quarterly Period following the Closing Date:

Quarterly Period	Minimum Ratio

First Quarterly Period	1.50x

Second Quarterly Period	1.50x

Third Quarterly Period	1.50x

Fourth Quarterly Period	1.55x

Fifth Quarterly Period	1.55x

Sixth Quarterly Period	1.55x

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Seventh Quarterly Period	1.60x

Eighth Quarterly Period	1.60x

Ninth Quarterly Period	1.60x

Tenth Quarterly Period	1.65x

Eleventh Quarterly Period	1.65x

Twelfth Quarterly Period	1.65x

(ii)	the Additional Senior Notes ABS Leverage Ratio is less than the ratio set forth below for such Quarterly Period following the Closing Date after giving effect to the issuance of such Series of Additional Senior Notes (assuming all available amounts have been drawn in respect of the Class A-1 Senior Notes):

Quarterly Period	Maximum Ratio

First Quarterly Period	5.60x

Second Quarterly Period	5.50x

Third Quarterly Period	5.40x

Fourth Quarterly Period	5.30x

Fifth Quarterly Period	5.20x

Sixth Quarterly Period	5.10x

Seventh Quarterly Period	5.00x

Eighth Quarterly Period	4.90x

Ninth Quarterly Period	4.80x

Tenth Quarterly Period	4.70x

Eleventh Quarterly Period	4.60x

Twelfth Quarterly Period	4.50x

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(iii)	the Co-Issuers provide notice to the Rating Agencies that the foregoing conditions have been satisfied.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” has the meaning set forth in the applicable Series Supplement.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement“ means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DSCR” means for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the ratio (without rounding) of (a) an amount equal to the Net Cash Flow for the Quarterly Collection Period preceding such Quarterly Payment Date and the three Quarterly Periods immediately preceding such Quarterly Collection Period, to (b) an amount equal to Debt Service for such Quarterly Payment Date and the three Quarterly Payment Dates preceding such Quarterly Payment Date; provided, that, for the purposes of calculating the DSCR with respect to the first four Quarterly Payment Dates following the Closing Date, (i) “Debt Service” will be deemed to be the Debt Service for such Quarterly Payment Date multiplied by four (4) (and for the April 2013 Quarterly Payment Date, multiplied by a fraction, the numerator of which is 90 and the denominator of which is 146, or the number of days from and including the Closing Date to but excluding the April 2013 Quarterly Payment Date, calculated on a “30/360” basis) and (ii) “Net Cash Flow” will be calculated using (A) the actual Net Cash Flow for the Quarterly Collection Periods elapsed since the Quarterly Collection Period ending March 31, 2013 and (B) an amount equal to one-fourth multiplied by $196,500,000 for any applicable Quarterly Collection Period occurring prior to or including the Quarterly Collection Period ending in March 31, 2013 that would fall in such four (4) quarter period.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, (b) a separately identifiable deposit or securities account established at a Qualified Institution or (c) where (i) the amount of deposits into such account or withdrawals from such account is not expected to exceed 10% of Retained Collections per year, (ii) such account is held at an institution outside of the United States and Canada in order to comply with applicable foreign law and (iii) the total amount of deposits into or withdrawals from all such accounts (x) held at institutions outside of the United States and Canada in order to comply with applicable foreign law and (y) not subject to Account Control Agreements is not expected to exceed 10% of Retained Collections per year, a separately identifiable bank or investment account established at an institution permitted by applicable foreign law to hold such funds.

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“Eligible Third-Party Candidate” means an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Co-Issuers that is (i) not a Licensee, (ii) not a Competitor and (iii) not formed solely to act as the Controlling Class Representative.

“Environmental Law” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Equity Interests” means (a) any ownership, management or membership interests in any limited liability company or unlimited company, (b) any general or limited partnership interest in any partnership, (c) any common, preferred or other stock interest in any corporation, (d) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) any ownership or beneficial interest in any trust or (f) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Eurodollar Rate” means with respect to any portion of a Class A-1 Senior Note funded by its holder based on LIBOR in accordance with the terms of the applicable Variable Funding Note Purchase Agreement, as determined in accordance with the applicable Variable Funding Note Purchase Agreement, a rate per annum equal to the sum of (A) the quotient (expressed as a percentage and rounded upwards, if necessary, to the nearest 1/100 of 1%) obtained by dividing (i) applicable LIBOR by (ii) 100% minus the applicable LIBOR Reserve Percentage, if any plus (B) any spread, as specified in the applicable Variable Funding Note Purchase Agreement.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or

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adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excess Class A-1 Senior Notes Administrative Expenses Amount” means, for each Monthly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Senior Notes Administrative Expenses that have become due and payable prior to such Monthly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Senior Notes Administrative Expenses Amount for such Monthly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means, collectively, all License Payments attributable to the use of International Trademarks not owned by one of the IP Holders and any other amounts deposited into any Concentration Account that are not required to be deposited into the Collection Account pursuant to Section 5.10 of the Base Indenture.

“Excluded Property” means (i) any license, intellectual property rights, contract property rights or agreement to which any Co-Issuer is a party (or to any of its rights or interests thereunder) to the extent the grant of a security interest in the foregoing would (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Co-Issuer or Additional IP Holder therein, (B) constitute or result in a breach or termination pursuant to the terms thereof, or as a matter of law, or a default under, any such license, contract, property rights or agreement, or (C) require the consent of any third party that the applicable Co-Issuer has not obtained after using commercially reasonable efforts, in each case except to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC and (ii) Trademark applications filed in the PTO on the basis of a Co-Issuer’s intent to use such mark unless and until evidence of use is filed with the PTO.

“Existing License Agreements” means, collectively, the IP Holder I Existing License Agreements and the IP Holder II Existing License Agreements.

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“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Adjusted Repayment Date) with respect to such Series or Class to the Series Adjusted Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“G&C Agreement” means each Guarantee and Collateral Agreement, substantially in the form attached as Exhibit J-2 to the Base Indenture, dated as of date thereof, by and between an Additional IP Holder and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Hedge Provider” means an institution that enters into a Swap Contract with Brand Holdings II (or all of the Co-Issuers) to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes relating to such Notes if and as specified in the applicable Series Supplement.

“Hedge Payment Account” means an account (including any investment accounts related thereto) in the name of the Trustee for the benefit of the Secured Parties, into which amounts payable to a Hedge Counterparty are deposited, bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Secured Parties.

“Iconix” means Iconix Brand Group, Inc., a Delaware corporation, and its successors and assigns.

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“Iconix By-Laws” means the by-laws of Iconix, as amended, supplemented or otherwise modified from time to time.

“Iconix Certificate of Incorporation” means the certificate of incorporation of Iconix, filed with the Secretary of State of Delaware on December 26, 1978, as amended, supplemented or otherwise modified from time to time.

“Iconix Charter Documents” means the Iconix Certificate of Incorporation and the Iconix By-Laws.

“Iconix Entity” means Iconix and each of its direct and indirect Subsidiaries, now existing or hereafter created, including, without limitation, DE Holdings and the Securitization Entities.

“Iconix Letter of Credit” means any letter of credit issued under any Variable Funding Note Purchase Agreement to secure obligations of one or more Non-Securitization Entities; provided that, notwithstanding anything to the contrary in any Transaction Document or organizational document, none of the Co-Issuers shall be permitted to incur obligations with respect to letters of credit issued under any Variable Funding Note Purchase Agreement to secure such obligations unless any such Co-Issuer has first entered into a Iconix Letter of Credit Agreement.

“Iconix Letter of Credit Agreement” means a letter of credit agreement, entered into on or after the Closing Date, among Iconix and the Co-Issuers, as amended, supplemented or otherwise modified from time to time, in a form acceptable to the Control Party.

“Iconix Leverage Ratio” means at any time, the ratio of (a) the Indebtedness of Iconix and its Subsidiaries (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) to (b) Consolidated Adjusted EBITDA of Iconix for the immediately preceding fiscal quarter.

“Immaterial Recording Imperfections” means imperfections as to recordations at the United States Patent and Trademark Office, the United States Copyright Office and/or other foreign intellectual property agencies with respect to certain of the Securitized IP Assets which do not, individually or in the aggregate, materially impair the continued use, exploitation, value or operation of the assets to which they relate in the operation of the business, and would not reasonably be expected to have a material adverse effect on the performance by any Iconix Entity of the Related Documents or the consummation of any of the transactions contemplated thereby.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) notes payable, (c) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than an earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP), (d) all indebtedness secured by any Lien on any property or asset owned by that Person

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regardless of whether the indebtedness secured thereby has been assumed by that Person or is nonrecourse to the credit of that Person and (e) all Contingent Obligations of such Person in respect of any of the foregoing. Notwithstanding the foregoing, Indebtedness will not include (i) any liability for federal, state, local or other taxes owed or owing to any governmental entity or (ii) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person.

“Indemnity and Release Prices Priority of Payments” has the meaning set forth in Section 5.11 of the Base Indenture.

“Indemnification Payments” means amounts paid by Iconix or any other Non-Securitization Entity pursuant to a Contribution Agreement as a result of a breach of any representation or warranty made by it.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, collectively, with respect to any Series of Notes, the Base Indenture, the related Supplement, the Notes of such Series, each G& C Agreement, the Account Control Agreements, any related Variable Funding Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Independent Accountant Fees” means all fees payable to the Independent Accountants by the Securitization Entities.

“Independent Accountants” means the firm of independent accountants appointed pursuant to the Management Agreement or any successor independent accountant.

“Independent Directors” or “Independent Managers” means, with respect to any Securitization Entity, the independent directors or managers appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Ineligible Account” has the meaning set forth in Section 5.18 of the Base Indenture.

“Initial CCR Election” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Closing Date by the initial purchasers of the Series of Notes issued on such date.

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“Initial International Sublicense” means the Trademark License Agreement, dated as of November 29, 2012, among Iconix, IP Holder I and IP Holder II, as the same may be amended, supplemented or modified from time to time.

“Initial Joint Venture” means each limited liability company listed on Schedule B to the Brand Holdings II Contribution Agreement.

“Initial Joint Venture Agreement” means the limited liability company agreement for each Initial Joint Venture.

“Initial Joint Venture Interests” means the Equity Interests in each Initial Joint Venture listed on Schedule B to the Brand Holdings II Contribution Agreement.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Initial Quarterly Collection Period” means the period from and including the Closing Date to and including March 31, 2013; provided, however, that for the purposes of calculating the DSCR or Interest-Only DSCR for the first four Quarterly Payment Dates, the first Quarterly Collection Period will be deemed to have begun on April 1, 2012.

“Initial Securitized Brand” means the brand symbolized by the name and mark of an Initial Securitized Trademark and all variations thereof.

“Initial Securitized IP Assets” means all Intellectual Property used in connection with the marketing, manufacturing, designing, developing, selling and distributing of products under the Initial Securitized Brands, in the United States or Canada, and the goodwill of the business connected with the use of and symbolized by the Initial Securitized Trademarks, including the right to bring an action at law or in equity for any infringement, dilution or violation of, and to collect all damages, settlement and proceeds relating to, any of the foregoing.

“Initial Securitized Trademarks” means, collectively, the IP Holder I Initial Securitized Trademarks and the IP Holder II Initial Securitized Trademarks.

“Intellectual Property” means Trademarks, Copyrights, Know-How, Patents and all other intellectual property rights, however denominated throughout the world, and registrations and applications for registration of any of the foregoing.

“Interest-Only DSCR” means for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the ratio (without rounding) of (a) an amount equal to the Net Cash Flow for the Quarterly Collection Period preceding such Quarterly Payment Date and the three Quarterly Periods immediately preceding such Quarterly Collection Period, to (b) an amount equal to the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes due and payable on such Quarterly Payment Date and the three Quarterly Payment Dates preceding such Quarterly Payment Date (other than any interest or fees included in Senior Notes Quarterly Post-ARD Contingent Interest, Senior Subordinated

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Notes Quarterly Post-ARD Contingent Interest, Class A-1 Senior Notes Administrative Expenses or Class A-1 Senior Notes Other Amounts); provided, that, for the purposes of calculating the Interest-Only DSCR with respect to the first four Quarterly Payment Dates following the Closing Date, (i) the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes will be deemed to be the amount thereof payable on such Quarterly Payment Date multiplied by four (4) (and for the April 2013 Quarterly Payment Date multiplied by the fraction, the numerator of which is 90 and the denominator of which is 146, or the number of days from and including the Closing Date to but excluding the April 2013 Quarterly Payment Date calculated on a “30/360” day basis) and (ii) “Net Cash Flow” will be calculated using (A) the actual Net Cash Flow for the Quarterly Collection Periods elapsed since the Quarterly Collection Period ending March 31, 2013 and (B) an amount equal to one-fourth multiplied by $196,500,000 for any applicable Quarterly Collection Period occurring prior to or including the Quarterly Collection Period ending in March 31, 2013 that would fall in such four (4) quarter period.

“Interest Period” means (a) solely with respect to any Class A-1 Senior Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to an Accounting Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Accounting Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including the 25th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 25th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest Reserve Letter of Credit” means any Letter of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Interest Reserve Release Event” means, with respect to any Series of Notes, an event allowing funds to be released from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, identified as an Interest Reserve Release Event with respect to such Series of Notes pursuant to the applicable Series Supplement.

“International IP Assets” has the meaning specified in Section 8.26(ii) of the Base Indenture.

“International Sublicenses” means, collectively, the Initial International Sublicenses and any Additional International Sublicense.

“International Trademark” means Trademarks that are not registered in the U.S. or Canada and/or are licensed for use outside of the U.S. or Canada .

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“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Income” means, with respect to the Collection Account, any other Base Indenture Account, any Concentration Account and any Series Accounts, for any Quarterly Collection Period the excess, if any, of (a) the sum of all investment interest and other earnings on such account during such Quarterly Collection Period over (b) any investment losses incurred in respect of such account during such Quarterly Collection Period.

“IP Holder I” means Icon DE Holdings LLC, a Delaware limited liability company, and its successors and assigns.

“IP Holder I Certificate of Formation” means the certificate of formation of the IP Holder I, dated as of November 13, 2012, as amended, supplemented or otherwise modified from time to time.

“IP Holder I Charter Documents” means the IP Holder I Certificate of Formation and the IP Holder I Operating Agreement.

“IP Holder I Concentration Account” means the account maintained in the name of IP Holder I and pledged to the Trustee into which the Manager causes Collections in respect of the portion of the Collateral owned by IP Holder I to be deposited or any successor account established for IP Holder I by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts relating thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IP Holder I Concentration Account Control Agreement” means the Account Control Agreement governing the IP Holder I Concentration Account entered into by and among IP Holder I, the Trustee and the bank or other financial institution then holding the IP Holder I Concentration Account.

“IP Holder I Existing License Agreement” means each License Agreement transferred to DE Holdings pursuant to the DE Holdings Contribution Agreement, including those License Agreements listed on Schedule D to the DE Holdings Contribution Agreement, and subsequently assigned by DE Holdings to Brand Holdings I and then by Brand Holdings I to IP Holder I.

“IP Holder I Initial Securitized Trademark” means each Trademark transferred to DE Holdings pursuant to the DE Holdings Contribution Agreement, including those Trademarks listed on Schedule C to the DE Holdings Contribution Agreement, and subsequently assigned by DE Holdings to Brand Holdings I and then by Brand Holdings I to IP Holder I.

“IP Holder I Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the IP Holder I, dated as of November 29, 2012, as further amended, supplemented or otherwise modified from time to time.

“IP Holder II” means Icon NY Holdings LLC, a Delaware limited liability company, and its successors and assigns.

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“IP Holder II Certificate of Formation” means the certificate of formation of the IP Holder II, dated as of November 13, 2012, as amended, supplemented or otherwise modified from time to time.

“IP Holder II Charter Documents” means the IP Holder II Certificate of Formation and the IP Holder II Operating Agreement.

“IP Holder II Concentration Account” means the account maintained in the name of IP Holder I and pledged to the Trustee into which the Manager causes Collections in respect of the portion of the Collateral owned by IP Holder II to be deposited or any successor account established for IP Holder II by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts relating thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IP Holder II Concentration Account Control Agreement“ means the Account Control Agreement governing the IP Holder II Concentration Account entered into by and among IP Holder II, the Trustee and the bank or other financial institution then holding the IP Holder II Concentration Account.

“IP Holder II Existing License Agreement” means each License Agreement transferred to Brand Holdings II pursuant to the Brand Holdings II Contribution Agreement, including those License Agreements listed on Schedule E to the Brand Holdings II Contribution Agreement, and subsequently assigned by Brand Holdings II to IP Holder II.

“IP Holder II Initial Securitized Trademark” means each Trademark transferred to Brand Holdings II pursuant to the Brand Holdings II Contribution Agreement, including those Trademarks listed on Schedule D to the Brand Holdings II Contribution Agreement, and subsequently assigned by Brand Holdings II to IP Holder II.

“IP Holder II Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the IP Holder II, dated as of November 29, 2012, as further amended, supplemented or otherwise modified from time to time.

“IP Holders” means, collectively, IP Holder I, IP Holder II and any Additional IP Holder.

“Joint Ventures” means, collectively, the Initial Joint Ventures and any Additional Joint Ventures.

“Joint Venture Agreements” means, collectively, the Initial Joint Venture Agreements and any Additional Joint Venture Agreements.

“Joint Venture Distributions” means the distributions payable to the IP Holders by the Joint Ventures on account of the IP Holders’ Joint Venture Interests pursuant to the applicable Joint Venture Agreements.

“Joint Venture Interests” means, collectively, the Initial Joint Venture Interests and any Additional Joint Venture Interests.

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“Know-How” means all trade secrets and all other confidential or proprietary know-how, inventions, processes, procedures, methods, techniques, discoveries, non-patentable inventions, industrial designs, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, devices, customer lists, software, domain names, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance manuals, customer lists, supplier lists, business plans and other similar information and rights.

“L/C Downgrade Event” has the meaning specified in Section 5.17 of the Base Indenture.

“L/C Provider” has the meaning specified in Section 5.17 of the Base Indenture.

“LIBOR” has the meaning, with respect to any Series of Notes, specified in the applicable Series Supplement or, to the extent not defined in the applicable Series Supplement, means, with respect to each day during a period of up to three months, as mutually agreed by the Manager and the Class A-1 Administrative Agent, the rate per annum shown on the display designated as “LIBOR01” for the Reuters Money 3000 Service for a period equal to such period as of 11:00 a.m. (London time) on the day that is two London Business Days prior to the first day of such period; provided, that if no such rate is shown on such service, “LIBOR” means the arithmetic average (rounded up to the nearest 1/100 of 1%) of the offered quotations by the Class A-1 Administrative Agent for deposits of U.S. Dollars at or about 11:00 a.m. (London time) two London Business Days prior to the first day of such period, in an amount substantially equal to the amount of U.S. Dollars to be funded for such period.

“LIBOR Reserve Percentage” means, for any day on which all or any portion of the Outstanding principal of a Class A-1 Senior Note is funded by or on behalf of its holder based on LIBOR in accordance with the terms of the applicable Variable Funding Note Purchase Agreement, the maximum reserve percentage, if any, applicable to such holder or such holder’s funding agent under Regulation D under the Securities Act on such day for determining the holder’s or the funding agent’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such interest period consisting or included in the computation of Eurocurrency Liabilities (as defined in Regulation D under the Securities Act).

“License Agreement” means any agreement entered into by and between any Iconix Entity and any Person that is not an Iconix Entity pursuant to which such Iconix Entity grants such Person the exclusive or non-exclusive right to market, manufacture, design, develop, sell and/or distribute specific products under one or more Trademarks in the jurisdiction or jurisdictions specified therein.

“License Payments” means the royalty fees and other amounts that each Licensee under a Securitized License Agreement is obligated to pay to the Licensor pursuant to such Securitized License Agreement.

“Licensee” means the licensee party to a License Agreement.

“Licensor” means the licensor party to a License Agreement.

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“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Lock-Box” means a post-office box that has been established by a Securitization Entity at a Qualified Institution in connection with the establishment of a Concentration Account.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Senior Notes Voting Amount with respect to each Series of Class A-1 Senior Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Senior Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Co-Issuer or any Affiliate of any Co-Issuer).

“Managed Assets” means the assets which the Manager has agreed to service pursuant to the Management Agreement in accordance with the standards and the procedures described therein.

“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among Iconix, as Manager, each of the Securitization Entities and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Management Standard” has the meaning set forth in the Management Agreement.

“Manager” means Iconix, as Manager, under the Management Agreement, and any successor thereto.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1 of the Management Agreement.

“Material Action” means, with respect to any Person, to: (i) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal or state law relating to bankruptcy naming such Person as debtor or otherwise institute bankruptcy or insolvency proceedings by or against such Person or otherwise seek with respect to such Person relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for such Person or all or any portion of any of its properties; (iii) make or consent to any assignment for the benefit of such Person’s creditors; (iv) admit in writing the inability of such Person to pay its debts generally as they become due; (v) consent to substantive consolidation with any owner of Equity Interests of such

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Person or any Affiliate of such owner of Equity Interests (other than any Securitization Entity); (vi) sell, exchange, lease or otherwise transfer all or substantially all of the assets of such Person or consolidate or merge such Person with another Person whether by means of a single transaction or a series of related transactions; (vii) amend such Person’s Charter Documents (except as required by law), except for amendments to such Charter Documents in circumstances where the consent of the Independent Managers or the Independent Directors is not required; (viii) to the fullest extent permitted by law, dissolve, liquidate or wind up such Person or approve of any proposal relating thereto; (ix) to engage in any business activity other than the limited activities as provided pursuant to such entity’s Charter Documents; (x) to increase or reclassify the membership interests of such Person or issue any additional membership interests of such Person; or (xi) with respect to any Securitization Entity, to incur, create or assume an indebtedness other than as expressly permitted under the Related Documents.

“Material Adverse Effect” means, with respect to any occurrence, event or condition, individually or in the aggregate:

(i) a material adverse effect on the ability of the Co-Issuers to perform their payment and other obligations with respect to the Base Indenture and the Notes, the ability of any Additional IP Holder to perform its payment and other obligations under the Guarantee and Collateral Agreement to which it is a party or the ability of the Manager to perform its obligations pursuant to the Management Agreement;

(ii) a material adverse effect on the ability of any Iconix Entity to perform its material obligations under any of the Related Documents;

(iii) a material adverse change in or effect on (A) the enforceability of any material terms of the Securitized License Agreements taken as a whole, (B) the enforceability of any material terms of the Joint Venture Agreements taken as a whole, (C) the likelihood of the payment of all amounts due and payable by the Licensees under the terms of the Securitized License Agreements taken as a whole, (D) the likelihood of the Joint Ventures making anticipated distributions under the terms of the Joint Venture Agreements taken as a whole or (E) the value of the Securitized License Agreements, the Joint Venture Interests and/or the Retained Collections payable thereunder taken as a whole;

(iv) a material adverse change in or effect on (A) the enforceability of the Securitized IP Assets taken as a whole or any material part of the Securitized IP Assets, (B) the value of the Securitized IP Assets as a whole, (C) the transferability of any material portion of the Securitized IP Assets to one or more of the Securitization Entities, or the ownership thereof by the IP Holders or (D) the validity, status, perfection or priority of the Lien in favor of the Trustee in any material part of the Securitized IP Assets under the Indenture or any G&C Agreement; or

(v) a material adverse effect on (A) the validity or enforceability of any Related Document or the rights and remedies of the Co-Issuers, the Additional IP Holders, the Servicer, the Control Party, the Trustee or the Controlling Class Representative under or with respect to any Related Document or (B) the validity, status, perfection or priority of the Lien of the Trustee in any material portion of the Collateral.

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“Monthly Allocation Date” means the fifteenth day following the last day of each Monthly Collection Period (or, if such day is not a Business Day, the next succeeding Business Day) commencing on January 15, 2013.

“Monthly Collection Period” means each calendar month.

“Monthly Collections” means all Collections received during any Monthly Collection Period.

“Monthly Management Fee” has the meaning set forth in the Management Agreement.

“Monthly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, for any Quarterly Payment Date and the immediately preceding Quarterly Collection Period an amount equal to the excess, if any, of (a) Retained Collections with respect to such Quarterly Collection Period over (b) the sum of, without duplication, (i) the Securitization Operating Expenses paid on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (ii) the Monthly Management Fee paid on each Monthly Allocation Date to the Manager with respect to such Quarterly Collection Period, plus (iii) the Servicing Fees, Liquidation Fees, and Workout Fees paid to the Servicer on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (iv) the amount of Class A-1 Senior Notes Administrative Expenses paid on each Monthly Allocation Date with respect to such Quarterly Collection Period, plus (v) all Investment Income to the extent such Investment Income has been distributed to the Collection Account and is included in Quarterly Retained Collections with respect to such Quarterly Collection Period, plus (vi) the amount, if any, by which Retained Collections Contributions included in such Retained Collections exceed the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of the Base Indenture; provided, that funds released from the Cash Trap Reserve Account and payments of Release Prices shall not constitute Retained Collections for purposes of this definition.

“New License Agreement” means each License Agreement in respect of one or more Securitized Trademarks entered into by an IP Holder since, in the case of a License Agreement in respect of an Initial Securitized Trademark and the related Initial Securitized IP Assets, the Closing Date or, in the case of a License Agreement in respect of an Additional Trademark and the related Additional Securitized IP Assets, since the date such Additional Trademark became Additional Collateral.

“New Series Pro Forma DSCR” means, at any date of determination with respect to the issuance of any Series of Notes or any Additional Notes, the ratio calculated by dividing (a) the Net Cash Flow over the immediately preceding four Quarterly Collection Periods over (b) the

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Debt Service for the related four Quarterly Payment Dates, in each case on a pro forma basis, calculated as if (i) such Series of Notes or such Additional Notes had been Outstanding and any assets acquired with the proceeds of such Series of Notes or Additional Notes had been acquired at the commencement of such period, (ii) any other assets acquired or disposed of by the Securitization Entities, in each case, since the beginning of such period had been acquired or disposed of at the commencement of such period and (iii) any other Notes that have been issued or any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so issued, paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New Series Pro Forma Interest-Only DSCR” means, at any date of determination with respect to the issuance of any Series of Notes or any Additional Notes, the ratio of (a) an amount equal to the Net Cash Flow for the immediately preceding four Quarterly Collection Periods to (b) an amount equal to the aggregate amount of commitment fees and letter of credit fees with respect to any Class A-1 Senior Notes and accrued interest on each Series of Senior Notes and Senior Subordinated Notes due and payable on such Quarterly Payment Date (other than any interest or fees included in Senior Notes Quarterly Post-ARD Contingent Interest, Senior Subordinated Notes Quarterly Post-ARD Contingent Interest, Class A-1 Senior Notes Administrative Expenses or Class A-1 Senior Notes Other Amounts) payable on the immediately preceding four Quarterly Payment Dates, in each case on a pro forma basis, calculated as if (i) such Series of Notes or Additional Notes had been Outstanding and any assets acquired with the proceeds of such Series of Notes or Additional Notes had been acquired at the commencement of such period, (ii) any other assets acquired or disposed of by the Securitization Entities, in each case, since the beginning of such period had been acquired or disposed of at the commencement of such period and (iii) any other Notes that have been issued or any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so issued, paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New York UCC” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Nonrecoverable Advance” means any portion of a Servicing Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Servicing Advances and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable, good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Concentration Accounts and the Collection Account, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Debt” means debt incurred by a Non-Securitization Entity.

“Non-Securitization Entity” means any Iconix Entity that is not a Securitization Entity.

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“North American IP Assets” has the meaning specified in Section 8.26(ii) of the Base Indenture.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Additional IP Holders pursuant to the G&C Agreements, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Additional IP Holders arising under the Indenture, the Notes, any other Indenture Document, or of the Additional IP Holders under the G&C Agreements and (c) the obligation of the Co-Issuers to pay all Trustee Fees to the Trustee when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the applicable Securitization Entity.

“Operating Agreements” means any or collectively, depending on the context in which it is used, the Brand Holdings II Operating Agreement, the Brand Holdings I Operating Agreement, the IP Holder I Operating Agreement, the IP Holder II Operating Agreement and any Additional IP Holder Operating Agreement.

“Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, Iconix, the Manager or the Back-Up Manager, as the case may be.

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“Organizational Expenses” means any expenses incurred by any Securitization Entity in connection with (a) the maintenance of its existence in the State of Delaware or in any other state, province or country in which a Securitization Entity is organized and (b) its qualification to do business in any state, province or country.

“Other Collections” means any amounts deposited into a Concentration Account that are not readily identifiable as License Payments, Joint Venture Distributions, Excluded Amounts, Retained Collection Contributions, Indemnification Payments or Investment Income earned with respect to amounts on deposit in any Concentration Account and any fees paid by a Non-Securitization Entity to compensate the Co-Issuers for the cost of the issuance and maintenance of any Iconix Letter of Credit.

“Outstanding” means with respect to the Notes, all Notes theretofore authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the appropriate account and are available for payment in full of such Notes and (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to a Trust Officer is presented that any such Notes are held by a purchaser for value.

“Outstanding Principal Amount” means, with respect to each Series of Notes or Class of such Series, the amount calculated in accordance with the applicable Series Supplement.

“Patents” means all United States and non-U.S. patents and inventions claimed therein, patent applications, divisions, continuations, continuations-in-part, provisional patent applications, and reissues thereof.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated “A-1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated “A-1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of the relevant Person making such

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investment, in money market investment programs registered under the Investment Company Act, which have the highest rating obtainable from S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition and (e) with respect to any account held at an institution outside of the United States investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition (except that such investments (i) may be issued by, or held with, a foreign government or a Person organized under the laws of a foreign country and (ii) need not be rated by S&P). Notwithstanding the foregoing, all Permitted Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Quarterly Payment Date.

“Permitted Liens” means (a) Liens for Taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, on the books of the Securitization Entities in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which will be released on such date, (d) deposits or pledges made (i) to secure the performance of bids, tenders or contracts, (ii) to secure statutory obligations or surety or appeal bonds or (iii) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (e) restrictions under federal, state or foreign securities laws on the transfer of securities, (f) Liens on Collateral that has been pledged pursuant to the Variable Funding Note Purchase Agreement with respect to letters of credit issued thereunder and (g) the terms of the Securitized Licensed Agreements, including the interests of the Licensees under the Securitized License Agreements.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA, including any Multiemployer Plan, or Section 412 of the Code.

“Post-Default Capped Trustee Expenses” has the meaning set forth in the definition of “Post-Default Capped Trustee Expenses Amount.”

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) the Post-Default Capped Trustee Expenses and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Post-Default Capped Trustee Expenses previously paid on each Monthly Allocation Date that occurred in the annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Monthly Allocation Date occurs.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

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“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Prepayment Premium” means, with respect to any Series of Notes, the premium to be paid on any prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Premium” pursuant to the applicable Series Supplement.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by Iconix and the Servicer as its reference rate, base rate or prime rate.

“Principal Amount” means, with respect to each Series of Notes, the principal amount specified in the applicable Series Supplement.

“Principal Payments Account” means any of the following accounts: (i) the Senior Notes Principal Payments Account; (ii) the Senior Subordinated Notes Principal Payments Account; or (iii) the Subordinated Notes Principal Payments Account.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.11 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“PTO” means the United States Patent and Trademark Office.

“Purchase Option” means the option of a Licensee to purchase a Securitized Trademark pursuant to the Securitized License Agreement pursuant to which it is being licensed to such Licensee.

“Purchase Option Price” means, with respect to a Securitized Trademark that is subject to a Purchase Option, the amount payable by the Licensee of such Securitized Trademark to exercise such Purchase Option under the applicable Securitized License Agreement.

“Qualified Institution” means a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

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“Qualified Trust Institution” means an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “BBB+” by S&P.

“Quarterly Collection Period” means the Initial Quarterly Collection Period and each period of three calendar months thereafter, commencing on and excluding the last day of the Initial Quarterly Collection Period and ending on but excluding the first day of the fourth calendar month thereafter.

Quarterly Noteholders’ Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit B to the Base Indenture or in such other form as is set forth in the applicable Series Supplement.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 25th day of each of the following calendar months: January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing on April 25, 2013. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Period relating to a Quarterly Payment Date means the Interest Period most recently ended prior to such Quarterly Payment Date.

“Quarterly Retained Collections” means with respect to any Quarterly Collection Period, the aggregate amount of Retained Collections deposited into the Collection Account during such Quarterly Collection Period.

“Rapid Amortization DSCR Threshold” means a DSCR equal to 1.10x.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Fees” means any reasonable fees or expenses due to the Rating Agencies in connection with rating any Series or Class of Notes.

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“Record Date” means, with respect to any Quarterly Payment Date, the last Business Day of the immediately preceding calendar month.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Related Documents” means, with respect to any Series of Notes, the Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Release Price” means, with respect to any Securitized Trademark or Joint Venture Interest, an amount equal (i) in the case of a Securitized Trademark that is the subject of a Purchase Option, the Purchase Option Price with respect to such Securitized Trademark or (ii) in all other cases, an amount equal to 125% of the Allocated Amount of such Securitized Trademark or Joint Venture Interest.

“Required Rating” means (i) a short-term certificate of deposit rating from S&P of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “BBB+” by S&P.

“Requirement of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any order, law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign.

“Residual Amount” means for any Monthly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Monthly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Monthly Allocation Date pursuant to clauses (i) through (xxxii) of the Priority of Payments; provided, that the amount of any Retained Collections Contribution will be held by Brand Holdings I or Brand Holdings II (or any other Securitization Entity) for at least one full fiscal quarter after which time that amount may be distributed by Brand Holdings I to DE Holdings or by Brand Holdings II to Iconix on any Monthly Allocation Date; provided, that the most recent DSCR was at least equal to 1.45x without giving effect to the inclusion of such Retained Collections Contribution and (ii) such Retained Collections Contribution is not required to pay any shortfall in the amounts payable under clauses (ii) through (xxxi) of the Priority of Payments, to the extent of any shortfall on such Monthly Allocation Date.

“Retained Collections” means (a) all Collections excluding (i) Excluded Amounts and (ii) Bank Account Expenses (solely with respect to the Concentration Accounts) and (b) any Retained Collections Contributions.

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, a cash contribution made to Brand Holdings I and/or Brand Holdings II at any time prior to the Final Series Legal Final Maturity Date in an amount no greater than $2,500,000

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in any Quarterly Collection Period, not more than $5,000,000 during any period of four (4) consecutive Quarterly Collection Periods and not more than $10,000,000 in the aggregate from the Closing Date to the Final Series Legal Final Maturity Date, which for all purposes of the Related Documents, except as otherwise specified therein, will be treated as Retained Collections received during such Quarterly Collection Period.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Monthly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payments Account after the last Monthly Allocation Date with respect to such Quarterly Collection Period is less than the Senior Notes Accrued Scheduled Principal Payments Amount for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Noteholders, each Hedge Provider, if any, the Trustee in its individual capacity, the Servicer, the Control Party, the Manager and the Back-Up Manager, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Securitization Entities” means, collectively, Brand Holdings I, Brand Holdings II, IP Holder I, IP Holder II and any Additional IP Holder.

“Securitization Entity Indemnities” means all indemnification obligations that the Securitization Entities have to their officers, directors or managers under their Charter Documents.

“Securitization Operating Expenses” means all (a) Trustee Fees, (b) Back-Up Manager Fees, (c) Independent Accountant Fees, (d) Organizational Expenses, (e) Rating Agency Fees, (f) Securitization Entity Indemnities and (g) Servicer Indemnities (together with interest on any such Servicer Indemnities that are due and unpaid at the Advance Interest Rate).

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“Securitized Brands” means, collectively, the Initial Securitized Brands and any Additional Securitized Brands.

“Securitized IP Assets” means, collectively, the Initial Securitized IP Assets and any Additional Securitized IP Assets.

“Securitized License Agreements” means, collectively, the Existing License Agreements, any Additional License Agreements and any New License Agreements.

“Securitized Trademarks” means, collectively, the Initial Securitized Trademarks and any Additional Securitized Trademarks.

“Senior ABS Leverage Ratio” means, at any date of determination with respect to the issuance of any Series of Notes or any Additional Notes, the ratio of (i) the aggregate principal amount of each Series of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Senior Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Senior Notes Maximum Principal Amount for each such Series) to (ii) Net Cash Flow (excluding, for the avoidance of doubt, any Retained Collections Contributions) for the preceding four Quarterly Collection Periods as of such date, in each case, on a pro forma basis, calculated as if (i) such Series of Notes or such Additional Notes had been Outstanding and any assets acquired with the proceeds of such Series of Notes or such Additional Notes had been acquired at the commencement of such period, (ii) any other assets acquired or disposed of by the Securitization Entities, in each case, since the beginning of such period had been acquired or disposed of at the commencement of such period and (iii) any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of such date.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Subordinated Debt or Subordinated Debt.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt, including any Class A-1 Senior Notes.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the Senior Notes Aggregate Quarterly Interest for the Interest Period ending in the next succeeding Quarterly Collection Period and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Interest for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Account with respect to Senior Notes Quarterly Interest on each preceding Monthly Allocation Date with respect to such Quarterly Collection Period.

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“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the Senior Notes Aggregate Quarterly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Quarterly Collection Period and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-ARD Contingent Interest for the Interest Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to Senior Notes Quarterly Post-ARD Contingent Interest on each preceding Monthly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period an amount equal to the lesser of (a) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payments Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Monthly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Interest due and payable on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued on all such Senior Notes with respect to such Interest Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Notes Interest Reserve Account, the undrawn face amount of any Interest Reserve Letter of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders and the amount on deposit in the Cash Trap Reserve Account.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(b) of the Base Indenture.

“Senior Notes Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Interest Reserve Account” has the meaning set forth in Section 5.2 of the Base Indenture.

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“Senior Notes Interest Reserve Account Amount” means, for any Monthly Allocation Date, the aggregate of all amounts (i) required to be on deposit in the Senior Notes Interest Reserve Account or (ii) in respect of the undrawn face amount of any Interest Reserve Letter of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders on such Monthly Allocation Date pursuant to any Series Supplement.

“Senior Notes Interest Reserve Account Deficit Amount” means, on any Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Notes Interest Reserve Account Amount exceeds (b) the sum of (i) the amount on deposit in the Senior Notes Interest Reserve Account on such date and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders outstanding on such date.

“Senior Notes Principal Payments Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Quarterly Interest” means, for any Interest Period, (a) with respect to any Senior Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Senior Notes that is identified as “Senior Notes Quarterly Interest” in the applicable Series Supplement plus (b) with respect to any Class A-1 Senior Notes Outstanding, the aggregate amount of any letter of credit fees due and payable, with respect to such Interest Period, on such Class A-1 Senior Notes pursuant to the applicable Variable Funding Note Purchase Agreement that are identified as “Senior Notes Quarterly Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees will be used to calculate the Senior Notes Quarterly Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Post-ARD Contingent Interest,” “Class A-1 Senior Notes Administrative Expenses,” “Class A-1 Senior Notes Quarterly Commitment Fees” or “Class A-1 Senior Notes Other Amounts” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Interest.”

“Senior Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Contingent Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Contingent Interest.”

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“Senior Notes Scheduled Principal Payments” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Quarterly Collection Period and as calculated as of the last day of such Quarterly Collection Period, the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments (including any Senior Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Quarterly Collection Period) due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (b) the amount on deposit on such last day of such Quarterly Collection Period in the Senior Notes Principal Payments Account with respect to Senior Notes Scheduled Principal Payments due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period.

“Senior Subordinated Debt” or “Senior Subordinated Notes” means any issuance of Indebtedness under the Indenture by the Co-Issuers that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Quarterly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest accrued on all such Senior Subordinated Notes with respect to such Interest Period.

“Senior Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Scheduled Principal Payments due and payable on all such Senior Subordinated Notes on such Quarterly Payment Date.

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“Senior Subordinated Notes Available Reserve Account Amount” means, as of any date of determination, collectively, the amount on deposit in the Senior Subordinated Notes Interest Reserve Account, the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders and the amount on deposit in the Cash Trap Reserve Account.

“Senior Subordinated Notes Interest Reserve Account” means an interest reserve account established and maintained by Brand Holdings II, in the name of the Trustee, for the benefit of the Senior Subordinated Noteholders and the Trustee, solely for the benefit of the Senior Subordinated Noteholders.

“Senior Subordinated Notes Interest Reserve Account Amount” means, for any Monthly Allocation Date, the aggregate of all amounts (i) required to be on deposit in the Senior Subordinated Notes Interest Reserve Account or (ii) in respect of the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders on such Monthly Allocation Date pursuant to any Series Supplement.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, on any Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the amount, if any, by which (a) the Senior Subordinated Notes Interest Reserve Account Amount exceeds (b) the sum of (i) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account on such date and (ii) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Subordinated Noteholders on such date.

“Senior Subordinated Notes Quarterly Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Senior Subordinated Notes Quarterly Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Interest.”

“Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-ARD Contingent Interest for such Monthly Allocation Date or other date of

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determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Subordinated Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Senior Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payments Deficiency Amount” means, with respect to any Quarterly Collection Period and as calculated as of the last day of such Quarterly Collection Period, the amount, if any, by which (a) the Senior Subordinated Notes Aggregate Scheduled Principal Payments (including any Senior Subordinated Notes Scheduled Principal Payments Deficiency Amounts due but unpaid from any previous Quarterly Collection Period) due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (b) the amount on deposit on such last day of such Quarterly Collection Period in the Senior Subordinated Notes Principal Payments Account with respect to Senior Subordinated Notes Scheduled Principal Payments due and payable on the Quarterly Payment Date in the next succeeding Quarterly Collection Period.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, the “Anticipated Repayment Date” as set forth in the related Series Supplement, which will be the Series Anticipated Repayment Date for such Series of Notes, as adjusted pursuant to the terms of the applicable Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by Brand Holdings II under a Series Hedge Agreement including any termination payment payable by Brand Holdings II.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

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“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Co-Issuers on such Series of Notes or owing by the Additional IP Holders pursuant to the G&C Agreements on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Additional IP Holders arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” has the meaning set forth in Section 6.1(a) of the Servicing Agreement.

“Servicer Indemnities” means all indemnification obligations that the Securitization Entities have to the Servicer under the Servicing Agreement and the other Related Documents.

“Servicing Advance” means a Collateral Protection Advance or a Debt Service Advance.

“Servicing Agreement” means the Servicing Agreement, dated as of November 29, by and among the Co-Issuers, the Manager, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with Iconix or DE Holdings.

“Specified Charter Provisions” means, with respect to a Securitization Entity’s Charter Documents, the provisions relating to Material Actions, Independent Managers or Independent Directors, business purpose, limited powers and activities, separateness covenants, voting threshold requirements and elections on Section 364(n) of the Bankruptcy Code.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

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“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Co-Issuers that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Closing Date, such Subordinated Debt will not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof will be expressly junior in priority to all Liens on the Collateral in favor any holder of Senior Debt.

“Subordinated Notes” means any Series or Class of any Series of Notes that are identified as “Subordinated Notes” in the applicable Series Supplement that constitute Subordinated Debt.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Aggregate Quarterly Interest” means, for any Interest Period, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Quarterly Interest due and payable on all such Subordinated Notes with respect to such Interest Period.

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“Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Subordinated Notes Outstanding, the aggregate amount of Subordinated Notes Scheduled Principal Payments due and payable on all such Subordinated Notes on such Quarterly Payment Date.

“Subordinated Notes Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.13(k) of the Base Indenture.

“Subordinated Notes Principal Payments Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Quarterly Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Period, on such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Subordinated Notes Quarterly Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Interest”.

“Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Monthly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-ARD Contingent Interest for such Monthly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Interest” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Subordinated Notes Scheduled Principal Payments” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general

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partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager” means any successor to the Manager selected by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means for each Monthly Allocation Date with respect to any Quarterly Collection Period the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement, exceed (ii) the Monthly Management Fees received and to be received by the Manager on such Monthly Allocation Date and each preceding Monthly Allocation Date with respect to such Quarterly Collection Period in accordance with priority (xiii) of the Priority of Payments.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs

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duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, based on and subject to the facts, assumptions, limitations and representations referenced or set forth therein, (a) such new Series of Notes will be treated as debt for U.S. federal income tax purposes and (b) no domestic Securitization Entity that is not organized as a corporation will be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

“Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, and all goodwill of any business connected with the use of or symbolized thereby.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Trustee Accounts” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Trustee Fees” means the fees payable by the Co-Issuers to the Trustee pursuant to the fee letter between the Co-Issuers and the Trustee and all expenses and indemnities payable by the Co-Issuers to the Trustee pursuant to the Indenture, including, without limitation, any expenses incurred by the Trustee in connection with any inspection pursuant to Section 8.6 of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

52

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Co-Issuers in connection with the issuance of Class A-1 Senior Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fees” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

53

Exhibit A

Monthly Manager’s Report

Exhibit B

Quarterly Noteholders’ Statement

Confidential

Exhibit C-1

Form of Supplemental Grant

of Security Interest in

Trademarks

FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN TRADEMARKS

GRANT OF SUPPLEMENTAL SECURITY INTEREST IN TRADEMARKS (the “Grant”), dated as of [ ], made by [ ], a [ ] (“Grantor”), in favor of CITIBANK, N.A., a national banking association, as trustee (“Secured Party”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and all goodwill of any business associated and connected therewith or symbolized thereby; and

WHEREAS, pursuant to the Base Indenture, dated as of November 29, 2012, by and among Grantor, [Icon Brand Holdings LLC, a Delaware limited liability company, Icon DE Intermediate Holdings LLC, a Delaware limited liability company, Icon DE Holdings LLC, a Delaware limited liability company, Icon NY Holdings LLC, a Delaware limited liability company], and the Secured Party (the “Agreement”), Grantor granted, assigned and conveyed to Secured Party a continuing security interest in, and lien on, certain intellectual property, including the Trademarks and the goodwill of the business symbolized by the Trademarks and all products and proceeds of the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 8.25(c) of the Agreement, Grantor agreed to execute and deliver to Secured Party this Grant for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted pursuant to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Agreement, which are incorporated by reference as if fully set forth herein, Grantor hereby grants, assigns and conveys to Secured Party a continuing security interest in, and lien on, the Trademark Collateral, in each case, now existing or hereafter acquired, provided that the grant of security interest shall not include any intent-to-use Trademark application or Trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such Trademark.

1. The parties intend that this Grant is for recordation purposes only and its terms shall not modify the applicable terms and conditions of the Agreement, which govern the Secured Party’s interest in the Trademark Collateral. Grantor hereby acknowledges the sufficiency and completeness of this Grant to create the security interest in the Trademark Collateral for the Secured Party, and Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

2. Grantor and Secured Party hereby acknowledge and agree that the security interest in the Trademark Collateral may be terminated only in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grant to be duly executed and delivered as of the date first above written.

[ ]

By:
Name:
Title:

Grant of Security Interest in Trademarks

MICHIGAN STATE	)
) ss.
COUNTY OF WASHTENAW	)

On this [    ] day of [         ], before me, the undersigned, a Notary Public in and for the State of Michigan, duly commissioned and sworn, personally appeared [             ], to me known to be the [             ] of, [             ] the [             ] that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said limited liability company for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of Michigan,
residing at
My appointment expires

Acting in the County of: Washtenaw

Grant of Security Interest in Trademarks

Schedule 1

Trademarks

Exhibit C-2

Form of Supplemental Grant of Security Interest in Patents

FORM OF GRANT OF SUPPLEMENTAL SECURITY INTEREST IN PATENTS

Exhibit C-3

Form of Supplemental Grant of Security Interest in Copyrights

Exhibit D

Form of Information Request Certification

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention: Global Transaction Services – Iconix

Pursuant to Section 4.4 of the Base Indenture, dated as of November 29, 2012, by and among Icon Brand Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC, and Icon NY Holdings LLC, as Co-Issuers, and Citibank, N.A. as Trustee and Securities Intermediary (the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1. The undersigned is a [Noteholder][Note Owner][prospective purchaser] of [     ]% Fixed Rate Series [     ] Senior Notes, Class [     ].

2. In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes.

3. The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder or a Note Owner, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at www.sf.citidirect.com relating to the Notes.

4. The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective purchaser, in the Notes.

5. The undersigned is not a Competitor.

6. The undersigned understands [documents it has requested][and][the Trustee’s website contains material nonpublic information].

7. In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Trustee; provided, however, that the undersigned shall be permitted to disclose such information to: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as material nonpublic information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as material nonpublic information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011- 4(b)(3).

8. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act or the Exchange Act or would require registration of any non-registered security pursuant to the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective purchaser]]

By:		Date:
Name:
Title:

Exhibit E

REQUEST FOR CONTACT INFORMATION

OF INITIAL NOTEHOLDERS

                                     ,

Re: Request for Contact Information of Initial Noteholders

Dear Mr./Ms.                     :

Reference is hereby made to the Base Indenture, dated as of November 29, 2012 (the “Base Indenture”), by and among Icon Brand Holdings LLC, a Delaware limited liability company, Icon DE Intermediate Holdings LLC, a Delaware limited liability company, Icon DE Holdings LLC, a Delaware limited liability company, Icon NY Holdings LLC, a Delaware limited liability company (collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary, as supplemented by the Series Supplement heretofor executed and delivered (the “Series Supplement”) among the Co-Issuers and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplement, as applicable.

Pursuant to Section 11.1(a) of the Base Indenture, you are hereby notified that:

1. There will be an election for a Controlling Class Representative.

2. If you wish to participate in such election, you must provide us with your contact information in writing within ten (10) Business Days of the date of this notice by filling out the Exhibit A attached hereto and sending it to the address indicated therein.

[Signature Page Follows]

Very truly yours,

CITIBANK, N.A., as Trustee

By:
Name:
Title:

E-2

Exhibit A

to

Request for Contact Information of Initial Noteholders

CONTACT INFORMATION

Please fill out the information below and then send it back to the Trustee at the following address via mail or by fax:

Citibank, N.A. 2800 Post Oak Blvd., Suite 500 Houston, Texas 77056 Attention: Jacqueline Suarez Facsimile: (713) 693-6678

NAME:

ADDRESS:

TEL:

EMAIL:

E-3

Exhibit F

CCR ELECTION NOTICE

                                     ,

Re: Election for Controlling Class Representative

Dear Series 2012-1 Class [ ] Noteholder:

Reference is hereby made to the Base Indenture, dated as of November 29, 2012, (the “Base Indenture”), by and among Icon Brand Holdings LLC, a Delaware limited liability company, Icon DE Intermediate Holdings LLC, a Delaware limited liability company, Icon DE Holdings LLC, a Delaware limited liability company, Icon NY Holdings LLC, a Delaware limited liability company (collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), as supplemented by the Series Supplement heretofor executed and delivered (the “Series Supplement”) among the Co-Issuers, the Trustee and the Securities Intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2.	If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit I to the Base Indenture by [insert ten (10) business days for initial CCR Election][insert thirty (30) calendar days for any subsequent CCR Election] to the below address:

Citibank, N.A.

2800 Post Oak Blvd., Suite 500

Houston, Texas 77056

Attention: Jacqueline Suarez

Facsimile: (713) 693-6678

F-1

Very truly yours,

CITIBANK, N.A., as Trustee

By:
Name: Title:

cc:	Icon Brand Holdings LLC

Iconix Brand Group, Inc., as manager

F-2

Exhibit G

NOMINATION FOR

CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:

By my signature below, I, (please print name)                                  hereby certify that:

(1) As of [insert the Closing Date for initial CCR Election][insert other date for subsequent election that is not more than ten Business Days prior to the date of the CCR Election Notice] I was the (please check one):

☐	Note Owner

☐	Noteholder

of the [Outstanding Principal Amount of Notes][Class A-1 Senior Notes Voting Amount] of the Controlling Class set forth below.

$

(2) The candidate that I nominated above for election as Controlling Class Representative is a (please check one):

☐	Controlling Class Member

☐	Eligible Third-Party Candidate

[Signature Page Follows]

G-1

By:
Name:

Date submitted:

G-2

Exhibit H

BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

                                     ,

Please indicate your vote by checking the box next to the candidate that you wish to elect as Controlling Class Representative:

☐     [Nominee 1]

☐     [Nominee 2]

☐     [Nominee 3]

By my signature below, I, (please print name)                     , hereby certify that as of the date hereof I am an owner or beneficial owner of the [Outstanding Principal Amount of Notes][Class A-1 Senior Notes Voting Amount] of the Controlling Class set forth below:

$

By:
Name:

H-1

Exhibit I

CCR ACCEPTANCE LETTER

                    ,

Re: Acceptance Letter for Controlling Class Representative

Dear Mr./Ms.                     :

Reference is hereby made to the Base Indenture, dated as of November 29, 2012, (the “Base Indenture”), by and among Icon Brand Holdings LLC, a Delaware limited liability company, Icon DE Intermediate Holdings LLC, a Delaware limited liability company, Icon DE Holdings LLC, a Delaware limited liability company, Icon NY Holdings LLC, a Delaware limited liability company (collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and Citibank, NA., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), as supplemented by the Series Supplement heretofor executed and delivered (the “Series Supplement”) among the Co-Issuers, the Trustee and the Securities Intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is either a Controlling Class Member or an Eligible Third-Party Candidate.

[Signature Page Follows]

I-1

Very truly yours,

By:
Name:
Title: Controlling Class Representative

Contact Information:

Address:

Telephone:

Email:

I-2

Exhibit J

Form of G&C Agreement for Additional IP Holders

K-3

GUARANTEE AND COLLATERAL AGREEMENT

made by

[ADDITIONAL IP HOLDER]

as Guarantor

in favor of

CITIBANK, N.A.,

as Trustee

Dated as of [•]

i

SECTION 6 REMEDIAL PROVISIONS	17
6.1 Rights of the Control Party and Trustee upon Event of Default	17
6.2 Waiver of Appraisal, Valuation, Stay and Right to Marshaling	20
6.3 Limited Recourse	20
6.4 Optional Preservation of the Collateral	20
6.5 Control by the Control Party	20
6.6 The Trustee May File Proofs of Claim	21
6.7 Undertaking for Costs	21
6.8 Restoration of Rights and Remedies	22
6.9 Rights and Remedies Cumulative	22
6.10 Delay or Omission Not Waiver	22
6.11 Waiver of Stay or Extension Laws	22
SECTION 7 THE TRUSTEE’S AUTHORITY	23
SECTION 8 MISCELLANEOUS	23
8.1 Amendments	23
8.2 Notices	23
8.3 Governing Law	24
8.4 Successors	24
8.5 Severability	24
8.6 Counterpart Originals	25
8.7 Table of Contents, Headings, etc.	25
8.8 Recording of Agreement	25
8.9 Waiver of Jury Trial	25
8.10 Submission to Jurisdiction; Waivers	25
8.11 [Reserved]	26
8.12 Currency Indemnity	26
8.13 Acknowledgment of Receipt; Waiver	26
8.14 Termination; Partial Release	26
8.15 Third Party Beneficiary	27
8.16 Entire Agreement	27

SCHEDULES

Schedule 4.5 — Guarantor Ownership Relationships

Schedule 4.16 — Insurance

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [•], made by [ADDITIONAL IP HOLDER] (the “Guarantor”) in favor of CITIBANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, Icon Brand Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC and Icon NY Holdings LLC, as co-issuers (the “Co-Issuers”), the Trustee and Citibank, N.A., as securities intermediary, have entered into the Base Indenture, dated as of November 29, 2012 (as amended, modified or supplemented from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and

WHEREAS, the Indenture and the other Related Documents require any Additional IP Holder to execute and deliver this Agreement;

WHEREAS, the Guarantor, as an Additional IP Holder, has agreed to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto and used herein shall have the meanings given to them in such Base Indenture Definitions List.

(b) The following terms shall have the following meanings:

“Co-Issuer Obligations” mean all Obligations owed by the Co-Issuers to the Secured Parties under the Indenture and the other Related Documents.

“Collateral” has the meaning assigned to such term in Section 3.1(a).

“Other Currency” has the meaning assigned to such term in Section 8.12.

“Termination Date” has the meaning assigned to such term in Section 2.1(d).

SECTION 2

GUARANTEE

2.1 Guarantee.

(a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Co-Issuers when due (whether at the stated maturity, by acceleration or otherwise) of the Co-Issuer Obligations. In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Co-Issuer to pay any Co-Issuer Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and shall forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Parties in accordance with the Indenture, in cash the amount of such unpaid Co-Issuer Obligation. This is a guarantee of payment and not merely of collection.

(b) Anything herein or in any other Related Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Related Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) The Guarantor agrees that the Co-Issuer Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Trustee or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the date (the “Termination Date”) on which this Agreement ceases to be of further effect in accordance with Article XII of the Base Indenture, notwithstanding that from time to time prior thereto the Co-Issuers may be free from any Co-Issuer Obligations.

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(e) No payment made by any of the Co-Issuers, the Guarantor or, any other Securitization Entity or any other Person or received or collected by the Trustee or any other Secured Party from any of the Co-Issuers, the Guarantor, any other Securitization Entity or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Co-Issuer Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Co-Issuer Obligations or any payment received or collected from the Guarantor in respect of the Co-Issuer Obligations), remain liable hereunder for the Co-Issuer Obligations up to the maximum liability of the Guarantor hereunder until the Termination Date.

2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Trustee or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any other Secured Party against the Co-Issuers or any other Securitization Entity or any collateral security or guarantee or right of offset held by the Trustee or any other Secured Party for the payment of the Co-Issuer Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Co-Issuers or any other Securitization Entity in respect of payments made by the Guarantor hereunder, until the Termination Date. If any amount shall be paid to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Co-Issuer Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required), to be applied against the Co-Issuer Obligations, whether matured or unmatured, in such order as the Trustee may determine in accordance with the Indenture.

2.3 Amendments, etc. with respect to the Co-Issuer Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Co-Issuer Obligations made by the Trustee or any other Secured Party may be rescinded by the Trustee or such other Secured Party and any of the Co-Issuer Obligations continued, and the Co-Issuer Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any other Secured Party, and the Base Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by the Trustee or any other Secured Party for the payment of the Co-Issuer Obligations may be sold, exchanged, waived, surrendered or released (it being understood that this Section 2.3 is not intended to affect any rights or obligations set forth in any other Related Document). Neither the Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Co-Issuer Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

3

2.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Co-Issuer Obligations and notice of or proof of reliance by the Trustee or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Co-Issuer Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3; and all dealings between the Co-Issuers and the Guarantor, on the one hand, and the Trustee and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Co-Issuers or any other Securitization Entities with respect to the Co-Issuer Obligations. The Guarantor understands and agrees that the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Indenture or any other Related Document, any of the Co-Issuer Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) which may at any time be available to or be asserted by any Co-Issuer or any other Person against the Trustee or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Co-Issuers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Co-Issuers for the Co-Issuer Obligations, or of the Guarantor under the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Co-Issuer, any other Securitization Entity or any other Person or against any collateral security or guarantee for the Co-Issuer Obligations or any right of offset with respect thereto, and any failure by the Trustee or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Co-Issuer, any other Securitization Entity or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Co-Issuer, any other Securitization Entity or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any other Secured Party against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Co-Issuer Obligations is rescinded or must otherwise be restored or returned by the Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Co-Issuers, the Guarantor or any other Securitization Entity, or upon

4

or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Co-Issuers, the Guarantor or any other Securitization Entity or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6 Payments. The Guarantor hereby guarantees that payments hereunder shall be paid to the Trustee without set-off or deduction or counterclaim in immediately available funds in Dollars at the office of the Trustee.

2.7 Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Co-Issuers’ and each other Securitization Entity’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Co-Issuer Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any other Secured Party shall have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3

SECURITY

3.1 Grant of Security Interest.

(a) To secure the Obligations, the Guarantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, all of its property to the extent now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), including but not limited to:

(i) (A) the Securitized License Agreements, including, without limitation, all monies due and to become due to the Guarantor under or in connection with the Securitized License Agreements, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Securitized License Agreements or otherwise, but excluding Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of the Guarantor against any other party under or with respect to the Securitized License Agreements (whether arising pursuant to the terms of the Securitized License Agreements or otherwise available to the Guarantor at law or in equity), including the right to enforce any of the Securitized License Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Securitized License Agreements or the obligations of any party thereunder;

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(ii) the Joint Venture Interests, including, without limitation, all monies due and to become due to the Guarantor under or in connection with the Joint Venture Interests, whether payable as fees, expenses, costs, indemnities, dividends, distributions, damages for the breach of any of the Joint Venture Agreements or otherwise and (B) all rights, remedies, powers, privileges and claims of the Guarantor against any other party under or with respect to the Joint Venture Agreements (whether arising pursuant to the terms of the Joint Venture Agreements or otherwise available to the Guarantor at law or in equity), including the right to enforce any of the Joint Venture Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Joint Venture Agreements or the obligations of any party thereunder;

(iii) the Equity Interests of any Person owned by the Guarantor, and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person, including, without limitation, all moneys and other property distributable thereunder to any the Guarantor and all rights, remedies, powers, privileges and claims of the Guarantor against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to the Guarantor at law or in equity), including the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

(iv) the Securitized Trademarks and the other Securitized IP Assets, including all Proceeds and products of the foregoing, including all goodwill symbolized by or associated with the Securitized Trademarks; provided that the pledge, assignment, conveyance, delivery, transfer, setting over and grant of security interest hereunder shall not include any application for a Securitized Trademark that would be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all such PTO applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not cause such Securitized Trademark to be deemed invalidated, cancelled or abandoned;

(v) the International Sublicenses, including, without limitation, all monies due and to become due to the Guarantor under or in connection with the International Sublicenses, whether payable as fees, expenses, costs, indemnities, damages for the breach of any of the International Sublicenses or otherwise, all security and supporting obligations for amounts payable thereunder and performance of all obligations thereunder, including, without limitation, all rights of the Guarantor to the International IP licensed thereunder, and all rights, remedies, powers, privileges and claims of the Guarantor against any other party under or with respect to the International Sublicenses (whether arising pursuant to the terms of the International Sublicenses or otherwise available to the Guarantor at law or in equity), including the right to enforce any of the International Sublicenses and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the International Sublicenses or the obligations of any party thereunder;

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(vi) [each Concentration Account and each Account Agreement relating thereto and all monies and other property (including Investment Property and Financial Assets) on deposit or credited from time to time in each such account and all Proceeds thereof;]

(vii) all other personal property of the Guarantor and all other assets of the Guarantor now owned or at any time hereafter acquired by the Guarantor, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money; and

(viii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees and other supporting obligations given by any Person with respect to any of the foregoing;

provided, however, that the Guarantor will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Person that is a corporation for United States federal income tax purposes.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Agreement, all as provided in this Agreement. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Agreement in accordance with the provisions of this Agreement and agrees to perform its duties required in this Agreement. The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of the Base Indenture).

3.2 Certain Rights and Obligations of the Guarantor Unaffected.

(a) Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Guarantor acknowledges that the Manager, on behalf of the Securitization Entities, including, without limitation, the Guarantor, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Management Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are

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required or permitted to be given by the Guarantor under the Securitized License Agreements and the Joint Venture Agreements, and to enforce all rights, remedies, powers, privileges and claims of the Guarantor under the Securitized License Agreements and the Joint Venture Agreements, (ii) to give, in accordance with the Management Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by the Guarantor under any International Sublicense Agreement to which the Guarantor is a party and (iii) to take any other actions required or permitted to be taken by the Guarantor under the terms of the Management Agreement.

(b) The grant of the security interest by the Guarantor in the Collateral to the Trustee on behalf of the Secured Parties hereunder shall not (i) relieve the Guarantor from the performance of any term, covenant, condition or agreement on the Guarantor’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Guarantor’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Guarantor or from any breach of any representation or warranty on the part of the Guarantor.

(c) The Guarantor hereby agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Guarantor or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing this Agreement or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.

3.3 Performance of Collateral Documents. Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Securitized License Agreement or a Joint Venture Agreement (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Guarantor’s expense, the Guarantor agrees to take all such lawful action as permitted under this Agreement as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Guarantor, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Guarantor to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the

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Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Guarantor shall have failed, within fifteen (15) days of receiving the direction of the Trustee, to take action to accomplish such directions of the Trustee, (ii) the Guarantor refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Guarantor, such previously directed action and any related action permitted under this Agreement which the Control Party thereafter determines is appropriate (without the need under this provision or any other provision under this Agreement to direct the Guarantor to take such action), on behalf of the Guarantor and the Secured Parties.

3.4 Stamp, Other Similar Taxes and Filing Fees. The Guarantor shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Related Document or any Collateral. The Guarantor shall pay and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement or any other Related Document.

3.5 Authorization to File Financing Statements. The Guarantor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file or record without the signature of the Guarantor to the extent permitted by applicable law in any filing office (including, without limitation, the PTO, the United States Copyright Office, and the Canadian Intellectual Property Office) in any applicable jurisdiction and financing statements and other filing or recording documents or instruments with respect to the Collateral, including, without limitation, any and all Securitized IP Assets, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Agreement. The Guarantor authorizes the filing of any such financing statement, other filing, recording document or instrument naming the Trustee as secured party and indicating that the Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitized IP Assets (other than applications for Trademarks as described in Section 3.1(a)(iv) above), or (b) as being of an equal or lesser scope or with greater detail. The Guarantor agrees to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. The Guarantor also hereby ratifies the filing by or on behalf of the Trustee or any Secured Party of any financing statement with respect to the Collateral made prior to the date hereof.

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SECTION 4

REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:

4.1 Existence and Power. The Guarantor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Agreement and the other Related Documents.

4.2 Company and Governmental Authorization. The execution, delivery and performance by the Guarantor of this Agreement and the other Related Documents to which it is a party (a) is within the Guarantor’s limited liability company, corporate, unlimited company or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of the Base Indenture or any other Related Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to the Guarantor or any Contractual Obligation with respect to the Guarantor or result in the creation or imposition of any Lien on any property of the Guarantor, except for Liens created by this Agreement or the other Related Documents. This Agreement and each of the other Related Documents to which the Guarantor is a party has been executed and delivered by a duly Authorized Officer of the Guarantor.

4.3 No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Guarantor of this Agreement or any Related Document to which it is a party or for the performance of the Guarantor’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by the Guarantor prior to the date hereof.

4.4 Binding Effect. This Agreement, and each other Related Document to which the Guarantor is a party is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

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4.5 Ownership of Equity Interests; Subsidiaries. All of the issued and outstanding Equity Interests of the Guarantor are owned as set forth in Schedule 4.5 to this Agreement, all of which interests have been validly issued and are owned of record by the Securitization Entity set forth on Schedule 4.5, free and clear of all Liens other than Permitted Liens. The Guarantor has no Subsidiaries and owns no Equity Interests in any other Person, other than as set forth in such Schedule 4.5 or any Additional IP Holder.

4.6 Security Interests.

(a) The Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens and Immaterial Recording Imperfections. The Guarantor’s rights under the Collateral Documents constitute general intangibles under the applicable UCC. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens and Immaterial Recording Imperfections), and is enforceable as such as against creditors of and purchasers from the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Guarantor has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder. The Guarantor has caused or shall have caused, within ten days of the date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest in the Collateral granted to the Trustee hereunder; provided, however, that the Guarantor shall not be required to make any filings correcting Immaterial Recording Imperfections.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, the Guarantor has not pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO, the United States Copyright Office or any applicable intellectual property office or agency in Canada or any other foreign jurisdiction in which any Securitized IP Assets are licensed by the Guarantor for use) to protect and evidence the Trustee’s security interest in the Collateral in the United States, Canada and wherever else such Securitized IP Assets are licensed, except in respect of Permitted Liens and Immaterial Recording Imperfections or such as may have been, filed, recorded or made by the Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Agreement, and the Guarantor has not authorized any such filing.

(c) All authorizations in this Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Agreement are powers coupled with an interest and are irrevocable.

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4.7 Litigation. There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or of which any property or assets of the Guarantor is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Agreement or any other Related Document, materially adversely affect the performance by the Guarantor of its obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

4.8 No ERISA Plan. Neither the Guarantor nor any corporation or any trade, business, organization or other entity (whether or not incorporated) that would be treated together with the Guarantor as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA has established, maintains, contributes to, or has any liability in respect of (or has in the past six years established, maintained, contributed to, or had any liability in respect of) any Plan. The Guarantor does not have any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

4.9 Tax Filings and Expenses. The Guarantor has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Guarantor, are required to be filed by, or with respect to the income, properties or operations of, the Guarantor (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Guarantor or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to the Guarantor, nor does the Guarantor have any knowledge of any tax deficiencies. The Guarantor has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

4.10 Disclosure. All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Guarantor pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Iconix Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Guarantor made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

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4.11 Investment Company Act. The Guarantor is not, nor is controlled by, an “investment company” within the meaning of the Investment Company Act.

4.12 Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and the other Related Documents, the Guarantor is solvent within the meaning of the Bankruptcy Code and any applicable state law and the Guarantor is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Guarantor.

4.13 Related Documents. The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract and any Series Hedge Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

4.14 Non-Existence of Other Agreements. Other than as would be permitted by Section 8.22 of the Base Indenture, (a) the Guarantor is not a party to any contract or agreement of any kind or nature and (b) the Guarantor is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The Guarantor has not engaged in any activities since its formation (other than those incidental to its formation, the execution of the Related Documents to which the Guarantor is a party and the performance of the activities referred to in or contemplated by such agreements).

4.15 Compliance with Contractual Obligations and Laws. The Guarantor is not in violation of (a) its Charter Documents, (b) any Requirements of Law with respect to the Guarantor or (c) any Contractual Obligation with respect to the Guarantor except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

4.16 No Employees. Notwithstanding any other provision of this Agreement, the Indenture or any of its Charter Documents to the contrary, the Guarantor does not have any employees.

4.17 Insurance. The Guarantor maintains the insurance coverages described on Schedule 4.16 hereto, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Guarantor are in full force and effect and the Guarantor is in compliance with the terms of such policies in all material respects. The Guarantor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to

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+have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Guarantor than the terms and conditions of insurance maintained by its Affiliates that are not Securitization Entities.

4.18 Environmental Matters; Real Property.

(a) The Guarantor is not subject to any material liabilities or obligations pursuant to any Environmental Law.

(b) The Guarantor does not own, lease or operate any real property.

4.19 Intellectual Property.

(a) All of the material registrations and applications included in the Securitized IP Assets are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such abandonment could not reasonably be expected to have a Material Adverse Effect.

(b) (i) The use of the Securitized IP Assets does not infringe or violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) the Securitized IP Assets are not being infringed or violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect and (iii) there is no action or proceeding pending or, to the Guarantor’s knowledge, threatened alleging same that could reasonably be expected to have a Material Adverse Effect.

(c) No action or proceeding is pending or, to the Guarantor’s knowledge, threatened that seeks to limit, cancel or question the validity of any material Securitized IP Assets, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d) The Guarantor is the exclusive owner of the Securitization IP Assets it purports to own, free and clear of all Liens, set-offs, defenses and counterclaims of whatsoever kind or nature (other than the Securitized License Agreements, the Permitted Liens and Immaterial Recording Imperfections).

(e) Except for Permitted Asset Dispositions, the Guarantor has not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitized IP Assets (other than the Securitized License Agreements and the Permitted Liens).

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4.20 Other Representations. All representations and warranties of or about the Guarantor made in the Base Indenture and in each other Related Document are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date) and are repeated herein as though fully set forth herein.

SECTION 5

COVENANTS

5.1 Maintenance of Office or Agency.

(a) The Guarantor shall maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where notices and demands to or upon the Guarantor in respect of this Agreement may be served. The Guarantor shall give prompt written notice to the Trustee and the Control Party of the location, and any change in the location, of such office or agency. If at any time the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Control Party with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

(b) The Guarantor hereby designates the applicable Corporate Trust Office as one such office or agency of the Guarantor.

5.2 Covenants in Base Indenture and Other Related Documents. The Guarantor shall take, or shall refrain from taking, as the case maybe, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.

5.3 Further Assurances.

(a) The Guarantor shall do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable (including those actions described in the Opinion of Counsel required pursuant to Section 8.11(e) of the Base Indenture) to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens and Immaterial Recording Imperfections), to carry into effect the purposes of this Agreement or the other Related Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby, except

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as set forth on Schedule 8.11 or in Section 8.25 of the Base Indenture. The Guarantor intends the security interests granted pursuant to this Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens and Immaterial Recording Imperfections) in respect of the Collateral, and the Guarantor shall take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral (except with respect to Permitted Liens, Immaterial Recording Imperfections and except as set forth on Schedule 8.11 or in Section 8.25 of the Base Indenture). If the Guarantor fails to perform any of its agreements or obligations under this Section 5.3(a), the Control Party itself may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Guarantor upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file without the signature of the Guarantor to the extent permitted by applicable law any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within three (3) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) The Guarantor, upon obtaining an interest in any commercial tort claim or claims (as such term is defined in the New York UCC), shall comply with Section 8.11(c) of the Base Indenture.

(d) The Guarantor shall warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

5.4 Legal Name, Location Under Section 9-301 or 9-307. The Guarantor shall not change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Control Party, the Manager, the Back-up Manager and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that the Guarantor desires to so change its location or change its legal name, the Guarantor shall make any required filings and prior to actually changing its location or its legal name the Guarantor shall deliver to the Trustee and the Control Party (i) an Officer’s Certificate confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Guarantor and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

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5.5 Equity Interests. No Guarantor shall sell, transfer, assign, pledge, hypothecate or otherwise dispose, in whole or in part, of any Equity Interest in any Subsidiary, except as provided in the Related Documents.

5.6 Concentration Accounts and Lock Boxes. To the extent that it owns any Concentration Account (including any Lock Box related thereto), the Guarantor shall comply with Section 5.1 of the Base Indenture with respect to each such Concentration Account (including any Lock Box related thereto).

SECTION 6

REMEDIAL PROVISIONS

6.1 Rights of the Control Party and Trustee upon Event of Default.

(a) Proceedings To Collect Money. In case the Guarantor shall fail forthwith to pay such amounts due on this Agreement upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect in the manner provided by law out of the property of the Guarantor, wherever situated, the moneys adjudged or decreed to be payable.

(b) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), shall:

(i) proceed to protect and enforce its rights and the rights of the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Agreement or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii) (A) direct the Guarantor to exercise (and the Guarantor agrees to exercise) all rights, remedies, powers, privileges and claims of the Guarantor against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel

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performance or observance by any such party of its obligations to the Guarantor, and any right of the Guarantor to take such action independent of such direction shall be suspended, and (B) if (x) the Guarantor shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Guarantor refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under this Agreement thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under this Agreement to direct the Guarantor to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Agreement or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee shall provide notice to the Guarantor and each Holder of Senior Subordinated Notes and Subordinated Notes of a proposed sale of Collateral.

(c) Sale of Collateral. In connection with any sale of the Collateral hereunder (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement or any other Related Document:

(i) any of the Trustee, any Noteholder, any Hedge Provider and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

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(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Guarantor of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against the Guarantor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Guarantor or its successors or assigns; and

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(d) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V of the Base Indenture; provided, however, that unless otherwise provided in this Section 6 or Article IX to the Base Indenture, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V of the Base Indenture, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(e) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC and similar laws as enacted in any applicable jurisdiction.

(f) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(g) Power of Attorney. The Guarantor hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in Canada or each other foreign country in which any Securitized IP Assets is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitized IP Assets, and record the same.

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6.2 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Guarantor for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

(d) consents and agrees that, subject to the terms of this Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

6.3 Limited Recourse. Notwithstanding any other provision of this Agreement or any other Related Document or otherwise, the liability of the Guarantor to the Secured Parties under or in relation to this Agreement or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Secured Parties shall be entitled to take any further steps against the Guarantor to recover any sums due but still unpaid hereunder or under any of the other agreements or documents described in this Section 6.3, all claims in respect of which shall be extinguished.

6.4 Optional Preservation of the Collateral. If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 of the Base Indenture following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (at the direction of the Controlling Class Representative) shall in its discretion determine.

6.5 Control by the Control Party. Notwithstanding any other provision hereof, the Control Party (at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

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(a) such direction of time, method and place shall not be in conflict with any rule of law, with the Servicing Standard or with this Agreement;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (at the direction of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1 of the Base Indenture, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided in the Base Indenture.

6.6 The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Guarantor, its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Secured Parties in any such proceeding.

6.7 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit,

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having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.7 does not apply to a suit by the Trustee, a suit by the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

6.8 Restoration of Rights and Remedies. If the Trustee or any other Secured Party has instituted any Proceeding to enforce any right or remedy under this Agreement or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such other Secured Party, then and in every such case the Trustee and any such other Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the other Secured Parties shall continue as though no such Proceeding had been instituted.

6.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.10 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Control Party, the Controlling Class Representative or of any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law to the Trustee, the Control Party, the Controlling Class Representative or to any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture or this Agreement, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative or by any other Secured Party, as the case may be.

6.11 Waiver of Stay or Extension Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Related Document; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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SECTION 7

THE TRUSTEE’S AUTHORITY

The Guarantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Guarantor, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, it being understood that the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) and the Control Party (at the direction of the Controlling Class Representative) directly shall be the only parties entitled to exercise remedies under this Agreement; and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8

MISCELLANEOUS

8.1 Amendments. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except in accordance with Article XIII of the Base Indenture.

8.2 Notices.

(a) Any notice or communication by the Guarantor or the Trustee to any other party hereto shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Guarantor:

[•]

If to the Guarantor with a copy to:

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Attention: [            ]

Facsimile: [            ]

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and

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: [            ]

Facsimile: 212-354-8113

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Global Transaction Services- Icon Brand Holdings LLC, Series 2012-1

Facsimile: 212-816-5527

(b) The Guarantor or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.

(d) Notwithstanding any provisions of this Agreement to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Agreement or any other Related Document.

8.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.4 Successors. All agreements of the Guarantor in this Agreement and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, the Guarantor may not assign its obligations or rights under this Agreement or any Related Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture and in this Agreement shall bind its successors as permitted by the Related Documents.

8.5 Severability. In case any provision in this Agreement or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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8.6 Counterpart Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

8.7 Table of Contents, Headings, etc. The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

8.8 Recording of Agreement. If this Agreement is subject to recording in any appropriate public recording offices, such recording is to be effected by the Guarantor and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Guarantor, the Trustee or any other counsel reasonably acceptable to the Control Party (at the direction of the Controlling Class Representative) and the Trustee) to the effect that such recording is necessary either for the protection of the Secured Parties or for the enforcement of any right or remedy granted to the Trustee under this Agreement.

8.9 Waiver of Jury Trial. THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

8.10 Submission to Jurisdiction; Waivers. The Guarantor and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor or the Trustee, as the case may be, at its address set forth in Section 8.2 or at such other address of which the Trustee shall have been notified pursuant thereto;

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(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

8.11 [Reserved].

8.12 Currency Indemnity. The Guarantor shall make all payments of amounts owing by it hereunder in Dollars. If the Guarantor makes any such payment to the Trustee or any other Secured Party in a currency (the “Other Currency”) other than Dollars (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of such party hereunder in respect of such amount owing only to the extent of the amount of Dollars which the Trustee or such Secured Party is able to purchase, with the amount it receives on the date of receipt. If the amount of Dollars which the Trustee or such Secured Party is able to purchase is less than the amount of such currency originally so due in respect of such amount, the Guarantor shall indemnify and save the Trustee or such Secured Party, as applicable, harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall survive termination hereof, shall apply irrespective of any indulgence granted by the Trustee or such Secured Party and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

8.13 Acknowledgment of Receipt; Waiver. The Guarantor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

8.14 Termination; Partial Release.

(a) This Agreement and any grants, pledges and assignments hereunder shall become effective on the date hereof and shall terminate on the Termination Date.

(b) On the Termination Date, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and the Guarantor shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantor. At the request and sole expense of the Guarantor following any such termination, the Trustee shall deliver to the Guarantor any Collateral held by the Trustee hereunder, and execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

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(c) Any partial release of Collateral hereunder requested by the Co-Issuers in connection with any Permitted Asset Disposition shall be governed by Section 14.17 of the Base Indenture.

8.15 Third Party Beneficiary (a). Each of the Secured Parties and the Controlling Class Representative is an express third party beneficiary of this Agreement.

8.16 Entire Agreement.

This Agreement, together with the schedule hereto, the Indenture and the other Related Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Guarantor and the Trustee has caused this Guarantee and Collateral Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[ADDITIONAL IP HOLDER]

By:
Name:
Title:

Guarantee and Collateral Agreement

AGREED AND ACCEPTED

CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

Guarantee and Collateral Agreement

Schedule 4.5

GUARANTOR OWNERSHIP RELATIONSHIPS

ENTITY	OWNED BY	SUBSIDIARIES

J-1

Schedule 4.16

INSURANCE

J-2

Exhibit K

Form of Note Owner Certification

Sent via fax to: 212-816-5527

Re: Request to Communicate with Note Owners

Reference is made to Section 11.5(b) of the Base Indenture, dated as of November 29, 2012, by and among Icon Brand Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC, and Icon NY Holdings LLC, as Co-Issuers, and Citibank, N.A., as Trustee and Securities Intermediary (the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Note Owners who collectively hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes.

The undersigned wish to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated: Signed: Printed Name: Dated: Signed: Printed Name:

Enclosure(s): [             ]

K-1